Exhibit 10.29

VOTORANTIM REVOLVING CREDIT FACILITY

dated as of August 4, 2011

among

VOTORANTIM INDUSTRIAL S.A.,

VOTORANTIM GMBH,

VOTORANTIM METAIS S.A.,

VOTORANTIM METAIS ZINCO S.A.,

VOTORANTIM SIDERURGIA S.A.,

VOTORANTIM CEMENT NORTH AMERICA INC.,

VOTORANTIM METAIS – CAJAMARQUILLA S.A.,

VOTORANTIM CIMENTOS S.A.

and

COMPANHIA BRASILEIRA DE ALUMÍNIO

as the Borrowers,

VOTORANTIM PARTICIPAÇÕES S.A.

and

VOTORANTIM INDUSTRIAL S.A.,

as Guarantors,

THE LENDERS DEFINED HEREIN,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,

as the Administrative Agent,

and

UNION BANK, N.A.,

as the Collateral Agent

HSBC SECURITIES (USA) INC.,

SG AMERICAS SECURITIES, LLC,

SANTANDER INVESTMENT SECURITIES INC.,

BNP PARIBAS,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

and

J.P. MORGAN SECURITIES, LLC,

as Joint Bookrunners and Joint Lead Arrangers

U.S.$1,500,000,000 SENIOR LOANS

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

(continued)

ANNEXES, SCHEDULES AND EXHIBITS

ANNEX 1	Lenders and Commitments
ANNEX 2	Addresses for Notices

SCHEDULE 1	Eligible Offtakers

EXHIBIT A	Form of Promissory Note
EXHIBIT B	Form of Notice of Borrowing
EXHIBIT C	Form of Security Agreement
EXHIBIT D	Form of Account Control Agreement
EXHIBIT E	Form of Assignment Agreement
EXHIBIT F	Form of Export Finance Agreement

-v-

VOTORANTIM REVOLVING CREDIT FACILITY, dated as of August 4, 2011 (as it may be amended from time to time, this “Agreement”), among VOTORANTIM GMBH, a company with limited liability (Gesellschaft mit beschränkter Haftung) organized under the laws of Austria (“VGmbH”), VOTORANTIM INDUSTRIAL S.A. (“VID”), VOTORANTIM METAIS S.A. (formerly Votorantim Metais Níquel S.A.) (“VMN”), VOTORANTIM METAIS ZINCO S.A. (“VMZ”), VOTORANTIM SIDERURGIA S.A. (“VS”), VOTORANTIM CIMENTOS S.A. (“VCIMENTOS”) and COMPANHIA BRASILEIRA DE ALUMÍNIO (“CBA”), each a corporation organized under the laws of Brazil, VOTORANTIM CEMENT NORTH AMERICA INC., a corporation organized under the laws of Canada (“VCNA”), VOTORANTIM METAIS – CAJAMARQUILLA S.A., a limited liability corporation (sociedad anónima) organized under the laws of Peru (“VCAJA”; and together with VGmbH, VID, VMN, VMZ, VS, VCIMENTOS, CBA and VCNA, the “Borrowers”), VOTORANTIM PARTICIPAÇÕES S.A., a corporation organized under the laws of Brazil (“VPAR” each of VPAR and VID being a “Guarantor” and together, the “Guarantors”), each of the Lenders that is a signatory hereto on the signature pages hereto and each other Person that becomes a “Lender” under the terms hereof (each a “Lender”), THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as the administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and UNION BANK, N.A., as the collateral agent for the Lender Parties (as defined below) (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Borrowers and the Guarantors have requested that the Lenders, from time to time, make Loans to the Borrowers in an aggregate principal amount up to but not exceeding U.S.$1,500,000,000; and

WHEREAS, the Lenders are prepared to provide such Loans upon and subject to the terms and conditions hereof;

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1. Certain Defined Terms. As used herein, the following terms shall have the following meanings:

“Acceptable Letter of Credit” means an unconditional and irrevocable letter of credit issued (or confirmed) by an Eligible Financial Institution (i) providing for payment to the Collateral Agent and for presentation and payment at and issuance or confirmation by such Eligible Financial Institution’s main office or a branch office in New York, (ii) which shall be payable in Dollars or Euros, (iii) in respect of which none of the Obligors may provide any collateral to, or for the benefit of, the issuer of such letter of credit if, as a result of such collateralization, the rights of the Collateral Agent could be materially adversely affected by the application of any bankruptcy or insolvency law applicable to any Obligor, and (iv) governed by the Uniform Customs and Practice for Documentary Credits, 2007 Revision, ICC Publication No. 600 (or such other rules acceptable to the Administrative Agent) (the “Uniform Customs”), and to the extent not addressed by the Uniform Customs, governed by New York law, and containing an express waiver of Section 5-112 of New York Uniform Commercial Code (or any similar or replacement provision therefor).

“Account Control Agreement” means, collectively, the Collateral Account Control Agreement dated as of the date hereof, and any other Collateral Account Control Agreement executed and delivered by an Export Prepayment Borrower at a later date pursuant to Section 6.3 hereof, each substantially in the form of Exhibit D hereto.

“Additional Exporter” has the meaning set forth in Section 8.17.

“Administrative Agent” has the meaning set forth in the introduction hereto.

“Administrative Agent’s Account” means the account of the Administrative Agent maintained by the Administrative Agent at 1251 Avenue of the Americas located at New York, New York 10020, ABA, For Credit to: Loan Operations Department, Account, Reference: Votorantim GMBH RC Facility, Attn: Agency Desk, or such other account as from time to time may be designated by the Administrative Agent to the Lenders in writing.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Interest Period” has the meaning set forth in Section 4.2.

“Affected Lenders” has the meaning set forth in Section 12.6.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term “control” (including the terms “controlling,” “controlled by” and “under common control with”) of a Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock, by contract or otherwise.

“Agent” means either the Administrative Agent or the Collateral Agent.

“Agreement” has the meaning set forth in the introduction hereto.

“Anti-Terrorism Laws” is defined in Section 7.21.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, judgment, rule of common law, order, decree, approval (including any Governmental Approval), concession, grant, franchise, license, agreement, directive, guideline, policy, requirement or other governmental restriction or any similar form of decision of, or determination by (or any interpretation or administration of any of the foregoing by), any Governmental Authority, whether in effect as of the date hereof or hereafter.

“Applicable Lending Office” means, for each Lender, the lending office of such Lender (or of an Affiliate of such Lender) designated in its Administrative Questionnaire or such other office of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent as the office by which its Loan is to be made and maintained.

“Applicable Margin” means, as of any time of determination, the rate per annum set forth opposite the Rating of the Tested Entity at such time as determined with reference to the pricing grid below:

Export Prepayment Loans:

S&P’s Rating	Moody’s Rating	Margin Rate
A– or higher	A3 or higher	0.55%
BBB+	Baa1	0.65%
BBB	Baa2	0.85%
BBB–	Baa3	1.10%
BB+ or lower	Ba1 or lower	1.40%

Working Capital Loans:

S&P’s Rating	Moody’s Rating	Margin Rate
A– or higher	A3 or higher	0.60%
BBB+	Baa1	0.70%
BBB	Baa2	0.90%
BBB–	Baa3	1.20%
BB+ or lower	Ba1 or lower	1.50%

“Assignment Agreement” means an agreement in substantially the form of Exhibit E.

“Austria” means the Republic of Austria.

“Availability Period” means the period from and including the Effective Date to but excluding the Commitment Termination Date applicable to the Loans.

“Borrowers” has the meaning set forth in the preamble.

“Borrowing” shall mean the borrowing of Loans hereunder on any Borrowing Date.

“Borrowing Date” means, with respect to each Loan, the date on which such Loan is disbursed by the Lenders.

“Brazil” means the Federative Republic of Brazil.

“Business Day” means a day (other than Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City, New York or São Paulo, Brazil and, with respect only to any determination of a LIBO Rate, that is also a day on which dealings in Dollar deposits are carried out in the London interbank market.

“Capital Lease Obligations” means, as to any Person, the obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) real and/or personal property, which obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP and, for purposes of this Agreement, the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Capital Stock” means, as to any Person, any and all shares, interests, participations, quotas or other equivalents (however designated) of capital stock of a corporation, any and all ownership interests in a Person other than a corporation and any and all warrants or options to purchase any of the foregoing.

“Carry-over Amounts” has the meaning set forth in Section 5.3.

“Cash Equivalents” means any investments considered as cash equivalents under GAAP.

“CBA” has the meaning set forth in the preamble.

“Central Bank” means the Brazilian Central Bank (Banco Central do Brasil) or any successor entity.

“Change in Control” means that: (a) the Permitted Holders shall cease to own, directly or indirectly, beneficially and of record, at least a majority of the outstanding Voting Stock of the Tested Entity and shall cease to have the power to direct or cause the direction of the management and policies of the Tested Entity or (b) the Tested Entity shall cease to own, directly or indirectly, beneficially and of record, at least a majority of the outstanding shares of Voting Stock of any Borrower that has an outstanding Loan and shall cease to have the power, directly or indirectly, to direct or cause the direction of the management and policies of any such Borrower; provided that if the Permitted Holders cease to own, directly or indirectly, beneficially and of record, at least a majority of the outstanding Voting Stock of the Tested Entity, or the Tested Entity ceases to own, directly or indirectly, beneficially and of record, at least a majority of the outstanding shares of Voting Stock of any Borrower that has an outstanding Loan, then the Tested Entity shall provide information regarding any such transaction to the Administrative Agent, including information in reasonable detail regarding the power of the Permitted Holders or the Tested Entity, as the case may be, to direct or cause the direction of the management and policies of the applicable Person (whether by ownership of Capital Stock, contract or otherwise).

“Collateral” has the meaning set forth in the Security Agreement.

“Collateral Account” means, collectively, the interest bearing securities account of the Export Prepayment Borrowers (the “Collateral Securities Account”) and the interest bearing deposit account of the Export Prepayment Borrowers (the “Collateral Deposit Account”), each established and maintained at the principal corporate trust office of the Intermediary (as defined in the Account Control Agreement) under the control of the Collateral Agent pursuant to the Account Control Agreement and each designated Votorantim Revolving Credit Facility Collateral Account; it being understood that payments made to the Collateral Account shall be addressed as follows: Union Bank, N.A., 1251 Avenue of the Americas, 19th Floor, New York, NY 10020, Attention: Hugo Gindraux, Account #, provided that any additional interest bearing securities account and/or interest bearing deposit account established pursuant to Section 6.3 hereof shall also be a Collateral Account hereunder.

“Collateral Account Balance” has the meaning set forth in Section 5.3.

“Collateral Agent” has the meaning set forth in the introduction hereto.

“Commitment” means, as to each Lender, the obligation of such Lender, on and subject to the terms and conditions of this Agreement, to disburse Loans in a principal amount up to but not exceeding the Commitment specified opposite its name on Annex 1, as the same may be reduced pursuant to Section 2.8 or Section 3.3(b).

“Commitment Fee” means, with respect to each Commitment Fee Period, a fee equal to a percentage per annum that is 35% of the Applicable Margin for Export Prepayment Loans during such Commitment Fee Period, calculated on the daily unused portion of the aggregate amount of the Total Commitments.

“Commitment Fee Period” means (i) with respect to the first Commitment Fee Period, the period commencing on and including the earlier to occur of (x) the date falling five (5) Business Days after the date hereof and (y) the Effective Date, and ending on the date which is three (3) months after the Effective Date and (ii) thereafter, a period commencing on and including the last day of the preceding Commitment Fee Period and ending on but excluding the date which is three (3) months thereafter, with the final Commitment Fee Period ending on but excluding the last day of the Availability Period.

“Commitment Termination Date” means the earliest to occur of: (i) the date that is one month prior to the Scheduled Maturity Date, (ii) the occurrence of an Event of Default described in Section 9.1(e), (f) or (g) and (iii) the written request of the Majority Lenders to the Administrative Agent to terminate the Commitments following the occurrence and during the continuance of an Event of Default under Section 9.1(a).

“Confidential Information” means information that any Obligor furnishes to either Agent or any Lender in a writing designated as confidential, but does not include any such information that: (a) is or becomes generally available to the public or (b) is or becomes rightfully available to either Agent or any Lender from a source other than an Obligor, which source is not subject to a confidentiality agreement or undertaking with respect to such information that is known to such Agent or Lender.

“Consolidated Net Tangible Assets” means, on a consolidated basis (but excluding the Finance Subsidiaries, if the Tested Entity is VPAR), the Tested Entity’s total assets, less current liabilities, less accumulated depreciation, amortization and depletion, less goodwill, trade names, trademarks, patents and other intangibles, calculated based on the most recent balance sheet delivered by the Tested Entity to the Administrative Agent pursuant to this Agreement.

“Coverage Ratio” means, for any Interest Period, the ratio of: (a) the sum of: (i) the Carry-over Amounts (if any) from any previous Interest Period, (ii) the aggregate amount of Tested Collections, (iii) the aggregate amount of Designated Receivables due to be received in the Collateral Account during such Interest Period and (iv) any cash amounts deposited by any Obligor into the Collateral Account during such Interest Period prior to such date, to (b) the Debt Service Amount due on the Payment Date occurring on the last day of such Interest Period, provided that for any Interest Period in respect of which an Export Prepayment Borrower pays interest on the Loans directly into the Collateral Account pursuant to Section 5.2, scheduled interest shall be excluded from the Debt Service Amount for such Interest Period for purposes of calculating the Coverage Ratio.

“Credit Insurance Policy” means (a) the credit insurance policy, effective as of July 1, 2002 (as extended as of September 1, 2010), issued by Euler-Hermes Group, covering 90% of the political and commercial risk of the applicable Eligible Offtakers, and any renewal thereof in favor of any Export Prepayment Borrower having substantially the same terms and provisions including, in respect of a Person that is obligated with respect to a Designated Receivable and to the extent that such Person is not otherwise an Eligible Offtaker, a notice, in form and substance reasonably satisfactory to the Administrative Agent, providing for the payment of claims related to such Designated Receivable directly to the Collateral Account or (b) any Substitute Insurance Policy.

“CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).

“Debt” means, with respect to any Person (determined without duplication): (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person’s business, but only if and for so long as such trade payables remain payable on customary trade terms, and accrued expenses incurred in the ordinary course of business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar documents, (d) all obligations, contingent or otherwise, of such Person in connection with any securitization of any products, receivables or other Property of such Person (e) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the borrower or the lender under such agreement in an event of default are limited to repossession or sale of such Property), (f) all Capital Lease Obligations and all obligations under “synthetic leases” of such Person, (g) all obligations, contingent or otherwise, of such Person in respect of acceptances, letters of credit, financial guaranty insurance policies or similar extensions of credit (excluding trade payables to the extent excluded from clause (b)), (h) all obligations of such Person to redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of such Person, (i) all net obligations of such Person in respect of any interest rate protection agreement, any currency or commodity swap, cap or collar agreement, any equity swap or any similar arrangement entered into by such Person providing for the transfer or mitigation of interest rate, currency, commodity price or equity risks either generally or under specific contingencies (but without regard to any notional principal amount relating thereto), (j) all Debt of other Persons referred to in clauses (a) through (i) or clause (k) below that is Guaranteed by such Person and (k) all Debt referred to in clauses (a) through (j) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on Property of such Person even though such Person has not assumed or become liable for the payment of such Debt; provided (i) that “Debt” shall be considered “Debt” only if and to the extent any of the preceding items (other than letters of credit and obligations referred to in clauses (g) and (i)) would appear as a liability upon a balance sheet of the specified Person and (ii) that “Debt” shall exclude any unsecured guarantee made for the benefit of any Person pursuant to a vendor financing transaction for the sale of Products to such Person and in no event shall “Debt” include any liability for taxes.

“Debt Service Amount” means, for each Payment Date of any Export Prepayment Loan, the aggregate amount of principal and interest scheduled (i.e., without regard to any increase payable under this Agreement due to an Event of Default and any applicable grace period for payments of interest) under this Agreement with respect to such Export Prepayment Loans to be payable by an Export Prepayment Borrower on such Payment Date or during the Interest Period ending on such Payment Date (plus any such amounts overdue from prior periods).

“Debt Service Coverage Ratio” means, as of the last day of any Fiscal Semester of the Tested Entity, the ratio (expressed as a decimal) of: (a) the sum of: (i) EBITDA for the two most recent Fiscal Semesters ending on such day plus (ii) the amount of cash on the Tested Entity’s consolidated balance sheet as of such day plus (iii) the amount of all marketable securities (including Cash Equivalents) on the Tested Entity’s consolidated balance sheet as of such day, calculated at the lower of: (A) the face value and (B) the market value, of each marketable security as of such day, to (b) the amount of Total Debt that is scheduled to mature during the two consecutive Fiscal Semesters after such day plus the actual Interest Expense incurred during the two consecutive Fiscal Semesters ending on such day.

“Default” means an event that (with notice, lapse of time or both) would become an Event of Default.

“Default Rate” means, at any date of determination, in the case of overdue principal, a rate per annum equal to the sum of 1% per annum plus the Applicable Margin applicable to such Loan plus the LIBO Rate for the then-current Interest Period or Interest Periods as shall be selected by the Administrative Agent, for funding of such overdue amounts (which Interest Periods shall not be of durations exceeding one month), and in the case of any other overdue amounts, a rate per annum equal to the sum of 1% per annum plus the Applicable Margin applicable to such Loan plus the rate determined by the Administrative Agent from time to time to be the cost of funding such overdue amounts on an overnight basis in the London interbank market from the date of such non-payment until such amount is paid in full (as well after as before judgment).

“Designated Receivables” means the Receivables which are designated by an Export Prepayment Borrower from time to time pursuant to Section 5.2(b) to satisfy the Specified Coverage Ratio and pledged to the Collateral Agent pursuant to the terms of the Security Agreement.

“Designated Sales Agreement” means a Sales Agreement in respect of a Designated Receivable.

“Designated Subsidiaries” means any Subsidiary (except any Finance Subsidiary, if VPAR is the Tested Entity) of the Tested Entity that accounts for 10% or more of the total assets of the Tested Entity and its consolidated Subsidiaries as determined in accordance with GAAP.

“Dollars” and “U.S.$” mean lawful money for the time being of the United States of America.

“EBITDA” means, for any period, at the Tested Entity’s option, either (1) the total earnings of the Tested Entity (on a consolidated basis and without duplication) before income taxes, Interest Expense, depreciation and amortization during such period, eliminating from the calculation of such earnings: (a) any net income or gain (or net loss), net of any tax effect, from any extraordinary items during such period, (b) any interest income during such period, (c) gains or losses on the sale of Property (other than the sale of Property in the ordinary course of business) during such period, (d) any other non-cash items deducted from or included in the calculation of pre-tax net income for such period (other than items that will require cash payments and for which an accrual or reserve has been, or is required by GAAP to be, made), including foreign exchange gains or losses upon loans and foreign currency translation adjustments or monetary correction and (e) any net income or gain (or net loss) on any foreign exchange transactions or net monetary positions during such period or (2) as “EBITDA” may be defined by the CVM from time to time, with respect to the Tested Entity; provided that clause (2) above shall not be applicable if the Majority Lenders reasonably believe that the definition of EBITDA is materially different from the definition contained in clause (1) above and so advise the Tested Entity within thirty (30) days of the Tested Entity’s notification to the Administrative Agent of its intent to use the definition of EBITDA in clause (2) above, including a description of EBITDA as defined by the CVM.

“Effective Date” has the meaning provided in Section 6.1.

“Eligible Assignee” means: (a) a commercial bank, savings and loan association, savings bank, finance company, insurance company or other financial institution or fund (whether a corporation, partnership or other entity), (b) the central bank of any OECD Country, (c) a Lender or (d) an Affiliate of a Lender; provided that “Eligible Assignee” shall not include (i) except as set forth in Section 3.3, any Obligor (or any Affiliate of any Obligor) or (ii) any Person resident in a Tax Haven Jurisdiction.

“Eligible Financial Institution” means (a) an OECD Country-based financial institution whose long-term unsecured foreign currency debt is rated at least “A” by Standard & Poor’s and “A2” by Moody’s or (b) so long as Brazil’s country risk rating is at least “BBB–” by Standard & Poor’s or “Baa3” by Moody’s, a Brazilian financial institution whose long-term unsecured debt has a national scale rating of at least “AA.br” (or the then-equivalent grade) by Standard & Poor’s or “Aa2.br” (or the then-equivalent grade) by Moody’s and whose long-term unsecured debt has a global scale rating of at least “BBB–” by Standard & Poor’s or “Baa3” by Moody’s.

“Eligible Offtaker” means: (a) subject to Section 5.2(h), each of the Persons located in an OECD Country and named on Schedule 2, (b) each other Person located in an OECD Country (i) whose long term unsecured foreign currency debt is rated at least “BBB” by Standard & Poor’s and “Baa2” by Moody’s or (ii) designated in writing to the Administrative Agent by an

Export Prepayment Borrower from time to time hereafter approved in writing by the Majority Lenders in their sole discretion; provided that a Lender will be deemed to have given its approval to such Person ten (10) Business Days after such Export Prepayment Borrower has requested such approval in a written request specifying (in bold letters) that such approval will be deemed to have been given unless such Lender expressly disapproves in writing within that time, (c) each other Person designated in writing to the Administrative Agent by an Export Prepayment Borrower from time to time whose obligations with respect to the Designated Receivables payable by such Person shall either be: (i) covered by the Credit Insurance Policy under the terms thereof, (ii) covered in full by an Acceptable Letter of Credit, or (iii) Guaranteed in full in a manner satisfactory to the Administrative Agent in its sole discretion by a Person described in clause (a) or (b) above, and (d) each other Person designated in writing to the Administrative Agent by an Export Prepayment Borrower from time to time that shall have entered into one or more Sales Agreements and shall make such payment on behalf of such Export Prepayment Borrower in a currency in Dollars or Euros on a cash-against-documents or on a pre-shipment basis; provided, that, each Eligible Offtaker determined pursuant to clause (a), (b), (c) or (d) of this definition shall have its principal place of business in a country (other than Brazil) dealings with which are not generally prohibited by applicable U.S., European Union or United Nations sanctions and shall not be named on any U.S., European Union or United Nations sanctions list, including, without limitation, any OFAC List. Notwithstanding the above, in no event shall any Obligor or an Affiliate thereof be considered an Eligible Offtaker.

“Environmental Laws” means all Applicable Laws related to pollution, the protection of the environment or the treatment, storage, disposal, release, threatened release or handling of hazardous materials, and any specific agreements entered into with any Governmental Authorities that include commitments related to environmental matters.

“Event of Default” has the meaning set forth in Section 9.1.

“Excluded Taxes” means (a) any taxes imposed on or measured by the net income of a Lender or the Administrative Agent, net profits taxes or franchise taxes imposed in lieu of net income taxes pursuant to the laws of the jurisdiction (or any political subdivision of taxing authority thereof or therein) in which such Lender or the Administrative Agent is organized or in which the principal office or funding office of such Lender or the Administrative Agent is located, (b) any branch profits taxes or any similar taxes imposed by any jurisdiction described in clause (a) above and (c) any deduction, withholding or other imposition of taxes that arises as a result of:

(i) the willful misconduct or gross negligence of such Lender or the Administrative Agent;

(ii) a present or former connection between such Lender or the Administrative Agent and the relevant jurisdiction imposing such tax, including carrying on business in, having a branch, agency or permanent establishment in, or being resident in such jurisdiction but excluding any such connection which arises solely as a result of such Lender or the Administrative Agent having executed, performed its obligations under or received payment under any of the Loan Documents or otherwise only by virtue of the Loan Documents;

(iii) a sale, assignment or transfer for which the Obligors are not responsible pursuant to Section 12.8;

(iv) the failure of such Lender or the Administrative Agent to comply with Section 4.5(e) for which the applicable Borrower is not responsible pursuant to Section 4.5(c); or

(v) such Lender or the Administrative Agent not dealing at arm’s length with any Borrower for purposes of the Income Tax Act (Canada).

“Executive Order” has the meaning set forth in Section 7.21.

“Export Arrangements” means, collectively, each Export Finance Agreement and Designated Sales Agreement, and all agreements, documents and instruments executed in connection therewith or related thereto.

“Export Finance Agreement” means, with respect to each Exporter, the Export Finance Agreement among VGmbH, the Collateral Agent and such Exporter dated as of the date hereof, substantially in the form of Exhibit F hereto.

“Exporters” means, collectively, subject to Section 8.17, VID, VMN, VMZ, VS and CBA and their respective successors.

“Export Prepayment Borrower” means any of VID, VGmbH, VMN, VMZ, VS and CBA, in each case, solely in the context of an Export Prepayment Loan.

“Export Prepayment Loan” means each loan extended by a Lender hereunder to an Export Prepayment Borrower, the proceeds of which are used by such Export Prepayment Borrower to finance transactions intended to generate exports from Brazil, including the refinancing of existing debt.

“Fee Letter” means the letter agreement, dated as of the date hereof, among the Guarantors and the joint bookrunners and joint lead arrangers listed on the first page hereof providing for the payment of fees in connection herewith (it being understood that, notwithstanding anything herein to the contrary, no other Person shall have any rights with respect thereto, including to receive a copy thereof).

“Finance Subsidiary” means (i) Votorantim Finanças S.A., Banco Votorantim S.A., Votorantim Bank Limited or BV Financeira, Crédito, Financiamento e Investimento S.A. and (ii) any direct or indirect Subsidiary of Votorantim Finanças S.A. which is principally engaged in the financial services business and related activities.

“Financial Covenants” has the meaning set forth in Section 8.10.

“Fiscal Semester” means each period from and including January 1 through and including June 30 of each year and from and including July 1 through and including December 31 of each year.

“Fitch” means Fitch Ratings Inc. or any successor thereto.

“GAAP” means, with respect to any Obligor either (i) generally accepted accounting principles in the jurisdiction where such Obligor is organized or incorporated or (ii) International Financial Reporting Standards issued by the International Accounting Standards Board (IASB) and related interpretations, in each case, as in effect from time to time.

“Governmental Approval” means any action, order, authorization, consent, approval, license, lease, ruling, permit, tariff, rate, certification, exemption, filing or registration from, by or with any Governmental Authority.

“Governmental Authority” means any nation or government, any state or municipality, any multi-lateral or similar organization or any other agency, instrumentality or political subdivision thereof and any entity exercising executive, legislative, judicial, monetary, regulatory or administrative functions of or pertaining to government.

“Guarantors” means VPAR and VID; provided, however, in the event that (i) the Parent Guarantee is released pursuant to Section 8.15, “Guarantors” shall mean only VID and (ii) VID is a Borrower under this Agreement, then Guarantor shall mean only VPAR, solely with respect to VID’s obligations, until the date that the Parent Guarantee has been released pursuant to Section 8.15.

“Guaranty” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt of any other Person, including any obligation, direct or indirect, contingent or otherwise, of such other Person: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) any Debt (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase Property, securities and/or services, to take-or-pay or to maintain financial statement conditions or otherwise, other than agreements to purchase Property, securities and/or services at an arm’s-length price in the ordinary course of business) or (b) entered into for the purpose of assuring in any other manner the holder of such Debt of the payment thereof or to protect such holder against loss in respect thereof (in whole or in part); provided that the guarantee by any Person shall not include endorsements by such Person for collection or deposit in the ordinary course of business and unsecured guarantees made for the benefit of any Person pursuant to a vendor financing transaction for the sale of Products to such Person. The term “Guaranty” used as a verb has a corresponding meaning.

“Interest Determination Date” means, with respect to any Interest Period, the second Business Day prior to the commencement of such Interest Period.

“Interest Expense” means, for any period, interest expense on the Debt of the Tested Entity (on a consolidated basis), including (without duplication): (a) fees (including commitment fees and insurance premiums), (b) net payments under any interest rate protection agreement or other hedging agreement, (c) the interest portion of any deferred payment obligations, (d) all fees and charges owed with respect to letters of credit or performance or other bonds, (e) all accrued or capitalized interest, (f) any amortization of debt discount and (g) the interest portion of payments relating to Capital Lease Obligations; provided that Interest Expense shall not include expenses arising in connection with foreign exchange losses, including foreign exchange losses upon loans and foreign currency translation adjustments or monetary correction.

“Interest Payment Date” means the last day of each Interest Period.

“Interest Period” means, for any Loan, (i) with respect to the first Interest Period for such Loan, the period commencing on and including the Borrowing Date of such Loan and ending on but excluding the date which is one (1), three (3) or six (6) months after such Borrowing Date, as selected by the applicable Borrower(s) in the applicable Notice of Borrowing, and (ii) thereafter, a period commencing on and including the last day of the preceding Interest Period and ending on but excluding the date which is one (1), three (3) or six (6) months thereafter, as selected by the applicable Borrower(s) in the applicable Notice of Borrowing, with the final Interest Period for the Loan ending on but excluding the Scheduled Maturity Date, provided that:

(a) any Interest Period that would otherwise extend beyond the Scheduled Maturity Date shall end on such Scheduled Maturity Date,

(b) any Interest Period that begins on a day for which there is no numerically corresponding day in the applicable subsequent calendar month shall end on the last Business Day of such calendar month,

(c) if any such date is not a Business Day such Interest Period shall end on the next Business Day unless such next Business Day would fall in another calendar month, in which case such Interest Period shall end on the preceding Business Day, and

(d) the term “Interest Period” shall include any period selected by the Administrative Agent from time to time in accordance with the definition of “Default Rate.”

“Investment Grade Rating” means BBB– or higher by Standard & Poor’s, Baa3 or higher by Moody’s or BBB– or higher by Fitch, or the equivalent of such global ratings by S&P, Moody’s or Fitch or any other Rating Agency.

“Lender” has the meaning set forth in the preamble.

“Lender Parties” means the Lenders, the Administrative Agent and the Collateral Agent and any other Person (other than an Obligor, any Affiliate of any thereof or a customer of an Obligor) that has a right to receive any payment from an Obligor under the Loan Documents.

“Letter of Instructions” has the meaning set forth in the Security Agreement.

“LIBO Rate” means for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or such other commercially available source providing quotations of BBA LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or; provided that if such rates are not available, then the “LIBO Rate” shall mean, with respect to each day during such Interest Period, the rate per annum equal to the average (rounded upwards, if necessary, to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by three (3) leading banks chosen by the Administrative Agent (the “Reference Banks”) as the rate at which Dollar deposits are offered to such Reference Banks by prime banks at or about 11:00 a.m. (London time) two (2) Business Days before the first day of such Interest Period in the London interbank market for delivery on the first day of such Interest Period for a period approximately equal to the number of days in such Interest Period and in an amount comparable to the Loans then outstanding hereunder.

“Lien” means any mortgage, pledge, security interest, encumbrance or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

“Loan” means an Export Prepayment Loan and/or a Working Capital Loan, as the context requires, made by any Lender pursuant to this Agreement on a Borrowing Date, and “Loans” means all Export Prepayment Loans and/or Working Capital Loans, as the context requires, made by all the Lenders pursuant to this Agreement.

“Loan Documents” means, collectively, this Agreement, the Notes, the Security Documents, the Export Arrangements, the Letters of Instructions, the Credit Insurance Policy, the Fee Letter and each other agreement executed in connection herewith and therein identified as such; provided that, notwithstanding the foregoing, (a) the Credit Insurance Policy shall constitute a “Loan Document” for purposes of this Agreement only during any period that the obligations of any Eligible Offtaker with respect to any Designated Receivables used to satisfy the Specified Coverage Ratio payable by such Eligible Offtaker are covered by the Credit Insurance Policy and such obligations remain unpaid, (b) for purposes of the Events of Default set forth in Section 9.1(a), 9.1(b), 9.1(d), 9.1(i) or 9.1(j) of this Agreement, a Default or an Event of Default shall be deemed to occur with respect to Letters of Instruction or Designated Sales Agreement solely to the extent that a failure or breach relating to a Letter of Instruction or Designated Sales Agreement would cause an Export Prepayment Borrower to fail to satisfy the Specified Coverage Ratio requirements set forth in Section 5.2(b) and (c) the Security Documents, Export Arrangements, the Letters of Instructions and the Credit Insurance Policy shall constitute a “Loan Document” for purposes of this Agreement only during any period that an Export Prepayment Loan is outstanding.

“Majority Lenders” means, at any time of determination, Lenders having more than 50% of the aggregate principal amount of the Loans then outstanding or, if there are no Loans then outstanding, more than 50% of the aggregate amount of the Commitments.

“Material Adverse Effect” means a material adverse effect on: (a) the consolidated business, condition (financial or otherwise), operations, performance or Properties of the Tested Entity, (b) the ability of any Obligor to perform its respective obligations under the Loan Documents to which it is a party or (c) the rights and/or remedies of any of the Lender Parties hereunder or under any of the other Loan Documents to which such Lender Party is a party (it being understood that whether or not something has a material adverse effect shall take into account (to the extent relevant) any insurance, indemnities, rights of contribution and/or similar rights and claims available and applicable so long as consideration is given to the nature and quality of, and likelihood of recovery under, such insurance, indemnities, rights of contribution and/or similar rights and claims).

“Moody’s” means Moody’s Investors Service, Inc. or any successor thereto.

“Net Debt” means, as of the last day of any Fiscal Semester of the Tested Entity, its Total Debt as of such day minus the sum of: (a) the aggregate amount of cash on its consolidated balance sheet as of such day plus (b) the sum of all marketable securities (including Cash Equivalents) on the Tested Entity’s consolidated balance sheet as of such day, based on the lower of: (A) the face value and (B) the market value of each such marketable security as of such day.

“Net Debt to EBITDA Ratio” means, as of the last day of any Fiscal Semester of the Tested Entity, the ratio (expressed as a decimal) of: (a) its Net Debt as of such day to (b) EBITDA for the two most recent Fiscal Semesters ending on such day.

“New York Business Day” means a day (other than Saturday or Sunday) on which commercial banks are not authorized or required to close in New York City, New York.

“Note” has the meaning set forth in Section 2.5.

“Notice of Borrowing” has the meaning set forth in Section 2.2.

“Obligors” means, collectively, the Borrowers and the Guarantors; provided, however, that “Obligors” for purposes of Articles VIII and IX hereof, shall mean, as of any date, only (i) any Borrower that then-has an outstanding Loan and (ii) the Guarantors, in each case, individually and strictly as to itself.

“OECD Country” means, at any time, any nation that is a member of the Organization of Economic Cooperation and Development at such time.

“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.

“OFAC Lists” has the meaning set forth in Section 7.21.

“Organizational Documents” means, with regard to any Person: (a) its articles of incorporation or other similar document, (b) its estatuto social, contrato social, by-laws or other similar document, (c) any shareholder rights agreement, registration rights agreement, joint venture agreement or other similar agreement to which such Person is party and (d) all applicable resolutions and consents of the shareholders, the board of directors (or any committee thereof) or similar governing body of such Person.

“Parallel Debt” has the meaning set forth in Section 12.26.

“Parent Guarantee” means the Guarantee of VPAR hereunder.

“Patriot Act” has the meaning set forth in Section 7.21.

“Payment Date” means each Interest Payment Date and the Scheduled Maturity Date; provided that if the Scheduled Maturity Date is not a Business Day, then such Payment Date shall be the preceding Business Day.

“Payor” has the meaning set forth in Section 3.7.

“Permitted Holders” mean (i) any of Mr. Antonio Ermírio de Moraes, Mr. Ermírio Pereira de Moraes, Mrs. Maria Helena de Moraes Scripilliti and Mr. José Ermírio de Moraes Filho and any of their descendants, (ii) any Affiliate of any of the foregoing and (iii) any corporation, partnership, joint venture, association, trust, unincorporated organization, or any other entity or group formed pursuant to a shareholders, control or voting agreement or similar agreement, of which any one or more of the Permitted Holders referred to in clauses (i) or (ii) hereof is a shareholder, partner, beneficiary, member or party.

“Permitted Investments” means any security issued by a Person organized in the United States of America (including the government of the United States of America, any agency thereof or any mutual fund organized therein), which security matures not later than the Business Day before the Payment Date after the date of acquisition thereof and is rated at least “A+” and “A1” (or its equivalent with respect to a mutual fund) by Standard & Poor’s and Moody’s, respectively (or is a mutual fund investing solely in such securities), including, but not limited to, money market funds or time deposits having such a rating at the time of acquisition, including any fund for which an Agent or an Affiliate of an Agent serves as an investment advisor, administrator, shareholder servicing agent, custodian or subcustodian, notwithstanding that (i) an Agent or an Affiliate of an Agent charges and collects fees and expenses from such funds for services rendered (provided that such charges, fees and expenses are on terms consistent with terms negotiated at arm’s-length), and (ii) an Agent charges and collects fees and expenses for services rendered, pursuant to this Agreement.

“Person” means any individual, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization, Governmental Authority or other entity of whatever nature.

“Peruvian Regulations to the Income Tax Law” means the Regulations to the Income Tax Law approved by the Supreme Decree 122-94-EF, as amended from time to time.

“Platform” means IntraLinks or another similar electronic system.

“Prepagamento” means a prepayment of Brazilian exports (Pagamento Antecipado de Exportação) in accordance with regulations applicable thereto issued from time to time by the Central Bank and evidenced by the Export Finance Agreements.

“Process Agent” has the meaning set forth in Section 12.13(b).

“Products” means products produced or obtained by any Exporter, sold directly by such Exporter to VGmbH, and then sold by VGmbH to Eligible Offtakers to satisfy the obligations of the applicable Export Prepayment Borrower(s) under Section 5.2(b).

“Property” of any Person means any property, rights or revenues, or interest therein, of such Person.

“Rating” shall mean, as of any date and with respect to the Tested Entity, the ratings of S&P and Moody’s then in effect for the Tested Entity or the Tested Entity’s foreign currency denominated debt, as the case may be. Any rating indicated by any other Rating Agency and any rating indicated for or assigned to any other debt security of the Tested Entity shall be disregarded. For purposes of the definitions of “Applicable Margin” and “Commitment Fee”: (a) if only one of S&P and Moody’s shall have in effect a Rating, the Applicable Margin or Commitment Fee Rate, as applicable, shall be determined with reference to such Rating; (b) if neither S&P nor Moody’s shall have in effect a Rating, the Applicable Margin or the Commitment Fee, as applicable, will be the percentage set forth opposite the Rating of “BB+ or lower” for S&P and “Ba1 or lower” for Moody’s; (c) if the Ratings established by S&P and Moody’s shall fall within different levels, the Applicable Margin or Commitment Fee, as applicable, shall be based upon the higher rating; (d) if the Rating shall be changed at any time, any such change shall be effective as of the date on which such change is notified to the Administrative Agent by any Borrower or any Lender; and (e) if S&P or Moody’s shall change the basis on which ratings are established or the nomenclature for ratings issued by it, each reference to the Rating announced by S&P or Moody’s, as the case may be, shall refer to the then-equivalent rating by S&P or Moody’s, as the case may be. Subject to clause (d) above, the ratings in effect for any day are those in effect at the close of business on such day in New York City, New York, United States.

“Rating Agency” means S&P, Fitch or Moody’s; or if S&P, Fitch or Moody’s are not assigning the corporate ratings of the Tested Entity or fail to make the corporate ratings publicly available, the Tested Entity will appoint a replacement for such Rating Agency registered as a “nationally recognized statistical rating organization” with the United States Securities and Exchange Commission pursuant to Section 15E of the United States Securities Exchange Act of 1934, as amended.

“Reais,” “Real” and “R$” means lawful money for the time being of Brazil.

“Receivable” means each account or payment intangible (each as defined in Article 9 of the UCC) or similar obligation arising under any Sales Agreement.

“Register” has the meaning set forth in Section 12.8(e).

“Released Exporter” has the meaning set forth in Section 8.17.

“Relevant Share” means, with respect to any Lender with a Commitment, an amount equal to Loans to be borrowed by a Borrower as indicated on the applicable Notice of Borrowing multiplied by the amount of such Lender’s Commitment divided by the aggregate amount of all Commitments of all Lenders.

“Required Payment” has the meaning set forth in Section 3.7.

“Reuters Screen LIBO Page” means the display designated as page “LIBO” on the Reuter Monitor Money Rates Service or such other page as may replace the “LIBO” page on that service for the purpose of displaying London interbank offered rates for the deposit of Dollars of major banks.

“Rights” means the Collateral Account and the Sales Rights.

“ROF” means the registration of the relevant terms and conditions under the Declaratory Registry – Module Registry of Financial Transactions (Registro Declaratório – Módulo Registro de Operações Financeiras) of the Data System of the Central Bank of Brazil – SISBACEN, in accordance with applicable Central Bank regulations of (i) each Prepagamento, if any, made to an Export Prepayment Borrower and (ii) each Working Capital Loan, if any, made to a Working Capital Borrower, in either case (i) or (ii) as applicable, to the extent that the proceeds of such Prepagamento or Working Capital Loan, as the case may be, are disbursed to an Export Prepayment Borrower or Working Capital Borrower organized under the laws of Brazil.

“Sales Agreement” means each contract or other agreement (which may be formed by exchange of letters, e-mail, other electronic communication or other correspondence (including purchase orders)) from time to time entered into by an Export Prepayment Borrower (or any other Person on its behalf) with an Eligible Offtaker for the sale of Products in respect of Receivables; provided that such contract or other agreement or the performance thereof shall not be subject to any embargos, sanctions or comparable restrictions of any kind issued by the United Nations or conflict with any Applicable Law of the jurisdiction of any Lender.

“Sales Rights” means:

(a) all accounts and payment intangibles (each as defined in the UCC) and all other rights at any time or from time to time now or hereafter arising under each present and future Designated Sales Agreement (and any related Letter of Instructions), including all Designated Receivables and other moneys due or to become due and all claims for damages arising thereunder,

(b) all rights under the Designated Sales Agreements and other contracts for the purchase of Products from an Export Prepayment Borrower in connection with any Designated Sales Agreements, including all moneys due or to become due thereunder and any claims for damages arising thereunder,

(c) all credit insurance and letters of credit issued by any Person (including any Eligible Financial Institution) that supports an Eligible Offtaker’s obligations under its Designated Sales Agreement(s), including but not limited to proceeds under the Credit Insurance Policy,

(d) all instruments, chattel paper, letter-of-credit rights, documents (including negotiable documents of title) and general intangibles (each as defined in Article 9 of the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the above, and

(e) all proceeds, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the above (including all causes of action, claims and warranties now or hereafter held by an Export Prepayment Borrower in respect of any of the items listed above).

“Scheduled Maturity Date” means August 4, 2016.

“Schedules of Payment” means the registration of the schedules of payment of principal and interest with respect to the Prepagamentos, if any, or the Export Prepayment Loans, as applicable, within the respective ROF(s), in accordance with applicable Central Bank regulations.

“Securitization Transaction” means a transaction in which any Votorantim Party sells or transfers an interest in receivables (and/or any rights arising under the documentation governing or relating to such receivables covered by such transaction, any proceeds of receivables and any lockboxes or accounts in which such proceeds are deposited and any related assets) to a special purpose entity that issues securities payable from collections of such receivables or other assets.

“Security Agreement” means, collectively, the Security Agreement dated as of the date hereof and any other Security Agreement executed and delivered by an Export Prepayment Borrower at a later date pursuant to Section 6.3 hereof, each substantially in the form of Exhibit C hereto.

“Security Documents” means the Security Agreement and the Account Control Agreement.

“Specified Coverage Ratio” means a Coverage Ratio of at least 1.00 to 1.00 at all times during all Interest Periods during which Export Prepayment Loans are outstanding (except, with respect to interest only, during any Interest Period in which the applicable Export Prepayment Borrower shall pay interest directly into the Collateral Account, in which case the Specified Coverage Ratio shall not be applicable).

“Standard & Poor’s” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

“Subsidiary” means, with respect to any Person, any corporation or other entity more than 50% of the Voting Stock in which is owned or controlled, directly or indirectly, by such Person and/or by any Subsidiary of such Person.

“Substitute Insurance Policy” means (a) any credit insurance policy issued by Euler-Hermes Group or Atradius N.V. (or any Affiliate thereof so long as such policy is fully and unconditionally guaranteed by Euler-Hermes Group or Atradius, N.V., as the case may be), and any renewal thereof, (b) any substitute or replacement insurance policy issued by any Person which is rated at least “A–” by Standard & Poor’s and “A2” by Moody’s, in each case under clauses (a) and (b) in favor of the applicable Export Prepayment Borrower that covers at least the same percentage of the political and commercial risk in respect of the Designated Receivables on substantially similar terms and conditions as the insurance policy described in clause (a) of the defined term “Credit Insurance Policy” or (c) any substitute or replacement insurance policies that is satisfactory in all respects (including the terms and issuer of the policy) to the Majority Lenders.

“Tax Haven Jurisdiction” means (i) a country or any subdivision thereof that adopts a privileged fiscal regime (regime fiscal privilegiado) as defined in Brazilian Law No. 9,430 of December 30, 1996, as amended or (ii) if the Borrower is VCAJA, such country or territory of low or null taxation as defined in Peruvian Regulations to the Income Tax Law.

“Taxes” means all present and future income, stamp, registration and other taxes and levies, imposts, deductions, charges and withholdings whatsoever, and all interest, penalties or similar amounts with respect thereto or with respect to the non-payment thereof, now or hereafter imposed, assessed, levied or collected by any authority, on or in respect of any Loan Document, or any payment under any Loan Document, or the recording, registration, notarization or other formalization of any Loan Document; provided that Taxes shall not include any Excluded Taxes.

“Tested Collections” means the collections remaining in the Collateral Account in respect of Designated Receivables that have been deposited into the Collateral Account by or on behalf of Eligible Offtakers (or Eligible Financial Institutions or the payor on a Credit Insurance Policy on their behalf).

“Tested Entity” shall mean VPAR; provided that the Tested Entity shall mean VID at all times following the release of the Parent Guarantee pursuant to Section 8.15.

“Total Capitalization” means, as of the last day of any Fiscal Semester of the Tested Entity, the sum of: (a) Total Debt as of such day plus (b) the aggregate shareholders’ equity of the Tested Entity (on a consolidated basis) as of such day plus (c) without duplication of clause (b), the sum of minority interests of other Persons held in the Tested Entity (on a consolidated basis) as of such day.

“Total Commitment” shall mean, at any time, the sum of the Commitments at such time, which sum shall not exceed U.S.$1,500,000,000.

“Total Debt” means, as of the last day of any Fiscal Semester of the Tested Entity, the aggregate outstanding principal amount of Debt of the Tested Entity (on a consolidated basis) as of such day.

“Total Debt to Total Capitalization Ratio” means, as of the last day of any Fiscal Semester of the Tested Entity, the ratio (expressed as a decimal) of: (a) Total Debt as of such day to (b) Total Capitalization as of such day.

“UCC” means the Uniform Commercial Code as in effect in the State of New York.

“Utilization Fee” has the meaning provided in Section 2.6(c).

“Utilization Fee Rate” shall mean, at any time of determination, the rate per annum set forth opposite the Utilization Percentage in the pricing grid below:

Utilization Percentage	Utilization Fee
≤ 33.00%	n/a
> 33.00 % to ≤ 67.00%	15 bps per annum
> 67.00%	30 bps per annum

“Utilization Percentage” shall mean, at any time of determination, the percentage obtained by dividing (i) all outstanding Loans hereunder at such time and (ii) the Total Commitment at such time.

“VCAJA” has the meaning set forth in the preamble.

“VCIMENTOS” has the meaning set forth in the preamble.

“VCNA” has the meaning set forth in the preamble.

“VGmbH” has the meaning set forth in the preamble.

“VID” has the meaning set forth in the preamble.

“VMN” has the meaning set forth in the preamble.

“VMZ” has the meaning set forth in the preamble.

“Voting Stock” of a Person means Capital Stock in such Person having power to vote for the election of directors or similar officials of such Person or otherwise voting with respect to actions of such Person (other than such Capital Stock having such power only by reason of the happening of a contingency).

“Votorantim Party” means each Obligor and each of the Designated Subsidiaries.

“VPAR” has the meaning set forth in the preamble.

“VS” has the meaning set forth in the preamble.

“Working Capital Borrowers” means VID, VGmbH, VMN, VMZ, VS, CBA, VCNA, VCAJA and VCIMENTOS, in each case, solely in the context of a Working Capital Loan.

“Working Capital Loan” means each loan extended by a Lender hereunder to a Working Capital Borrower, the proceeds of which are used by such Working Capital Borrower for working capital and general corporate purposes.

1.2. Other Interpretive Provisions. (a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement, and any subsection, Section, Article, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c) The term “documents” includes any and all documents, instruments, written agreements, certificates, indentures, notices and other writings, however evidenced (including electronically).

(d) The term “including” is not limiting and (except to the extent specifically provided otherwise) shall mean “including without limitation.”

(e) Unless otherwise specified, in the computation of periods of time from a specified date to a later specified date, the word “from” shall mean “from and including,” the words “to” and “until” each shall mean “to but excluding,” and the word “through” shall mean “to and including.”

(f) The terms “may” and “might” and similar terms used with respect to the taking of an action by any Person shall reflect that such action is optional and not required to be taken by such Person.

(g) Unless otherwise expressly provided herein: (i) references to agreements (including this Agreement) and other documents shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent that such amendments and other modifications are not prohibited by any Loan Document, and (ii) references to any Applicable Law are to be construed as including all statutory and regulatory provisions or rules consolidating, amending, replacing, supplementing, interpreting or implementing such Applicable Law.

(h) The calculation of all financial ratios in this Agreement (and all components thereof) shall be made using GAAP of the Tested Entity; provided, however, that notwithstanding any other provision hereof, all financial ratios (and all components thereof) required to be calculated on a consolidated basis as to the Tested Entity shall not include or otherwise take into account any Finance Subsidiary. For the avoidance of doubt, if any financial ratios are required to be calculated at the end of any fiscal quarter, the applicable ratios will be calculated (1) using balance sheet figures as of the end of such fiscal quarter and (2) using income statement figures for the 12-month period ended as of the end of such fiscal quarter.

(i) In the calculation of all financial ratios in this Agreement (and all components thereof) or any calculation pursuant to Section 8.15(a)(iii), pro forma effect will be given to the acquisition or disposition of companies, divisions or lines of businesses, including any acquisition or disposition of a company, division or line of business that have occurred since the date of the financial statements for the then most recent fiscal quarter or fiscal year, as applicable, required to be provided by the Tested Entity in accordance with Section 8.4(a). To the extent that pro forma effect is to be given to an acquisition or disposition in making any such calculation, the pro forma calculation will be (x) based upon the most recent four full fiscal quarters for which the relevant financial information is available and (y) determined in good faith by a financial officer or treasurer of the Tested Entity.

(j) For purposes of the Interest Act (Canada), whenever any interest or fees under this Agreement is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which the period for which such interest or fee is payable (or compounded) ends, and (z) divided by 360 or 365, as the case may be.

(k) The Loan Documents are the result of negotiations among and have been reviewed by counsel to the Administrative Agent, the Collateral Agent, the Obligors and the Lenders, and are the work products of all such Persons. Accordingly, they shall not be construed against the Obligors, the Agents or any other Lender Party merely because of any such Person’s involvement in their preparation.

ARTICLE II

THE CREDIT

2.1. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make the Loans available to a Borrower from time to time on any Borrowing Date, in U.S. Dollars, in the amount of such Lender’s Relevant Share of any such requested Borrowing, on a New York Business Day on or before the last day of the Availability Period in an aggregate principal amount up to and including, but not to exceed, as to each such Lender, the aggregate principal amount of such Lender’s Commitment (taking into account the then-outstanding principal amount of any Loans previously disbursed by such Lender at any time after the Effective Date); provided, however that the aggregate outstanding principal amount of all Working Capital Loans shall not at any time exceed more than 50% of the aggregate amount of the Total Commitments.

(b) The commitment of each Lender hereunder to make Loans is revolving in nature and any amounts borrowed hereunder during the Availability Period and repaid prior to the Scheduled Maturity Date may, subject to the terms and conditions hereof, be reborrowed.

2.2. Borrowing Requirements.

(a) The aggregate principal amount of any Borrowing of a Loan shall not be less than U.S.$50,000,000 and, if greater, in integral multiples of U.S.$5,000,000 in excess thereof; provided that if the aggregate amount of the unused balance of the Total Commitments is less than U.S.$50,000,000, the aggregate principal amount of the Borrowing of a Loan shall be equal to the unused balance of the Total Commitments.

(b) Each Borrowing may consist of either Export Prepayment Loans or Working Capital Loans, as specified by the applicable Borrower in a Notice of Borrowing.

2.3. Borrowing Procedure. Each Borrower requesting a Borrowing shall give the Administrative Agent notice of a request for a Borrowing hereunder in substantially the form of Exhibit B (the “Notice of Borrowing”) as provided in Section 3.6. The Administrative Agent shall promptly (and in any event on the same Business Day that the Administrative Agent receives such notice, if received by 11:00 a.m., New York City time, on such day) advise the Lenders by telex or telefax of any notice pursuant to this Section 2.3 (and the contents thereof) and of each Lender’s Relevant Share of the requested Borrowing.

2.4. Disbursement of Funds. Upon fulfillment of the applicable conditions set forth in Article VI hereof in accordance with the terms thereof, each Lender shall make available the amount of its Loan to the Administrative Agent no later than 11:00 a.m. (New York time) on the requested Borrowing Date, at the Administrative Agent’s Account, in Dollars and immediately available funds, for the account of or to or for the order of the relevant Borrower. The amount so received by the Administrative Agent shall, on such requested Borrowing Date, be applied by the Administrative Agent to pay all fees and expenses then due and payable under Sections 2.6 and 12.4 that have not already been paid directly by the applicable Borrower(s) and the remainder shall be advanced to the relevant Borrower. No later than 1:00 p.m. (New York time), the Administrative Agent shall transfer such funds to an account of the relevant Borrower (as notified by such Borrower to the Administrative Agent).

2.5. Notes. (a) Each Borrower’s obligation to pay the principal of, and interest on, each Loan made by each Lender to such Borrower shall, if requested by such Lender, be evidenced by a promissory note, substantially in the form of Exhibit A, with blanks appropriately completed in conformity herewith (each, a “Note” and, collectively, the “Notes”).

(b) Each Note issued on or prior to each Borrowing Date to each Lender upon its request shall (i) be duly executed and delivered by the applicable Borrower and acknowledged by the Guarantors, (ii) be payable to the order of such Lender or its registered assigns, (iii) be in a stated principal amount equal to such Lender’s Loan to be disbursed on such Borrowing Date, (iv) provide for repayment of principal as provided in Section 3.1, (v) bear interest as provided in Section 3.1, and (vi) be entitled to the benefits of this Agreement and the other Loan Documents.

(c) Each Lender may note on its internal records the amount of each Loan made by it and each payment in respect thereof. Failure to make any such notation or the making of an incorrect notation shall not affect any Borrower’s obligations in respect of such Loans.

2.6. Fees. (a) The Guarantors shall pay to the Agents and the Lenders the fees in such amounts and at such times as previously agreed upon between the Guarantors and each such Person, including as provided in the Fee Letter.

(b) The Tested Entity agrees to pay, or caused to be paid, to the Administrative Agent, for the account of each Lender, the Commitment Fee from the period beginning on and including the earlier to occur of (x) the Effective Date and (y) the date falling five (5) Business Days after the date hereof, to but excluding the last day of the Availability Period. The Commitment Fee shall be payable by the Tested Entity quarterly in arrears starting on the last Business Day of the month which is three months after the Effective Date and ending on the last day of the Availability Period. The Commitment Fee shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day, but excluding the last day) occurring in the period for which it is payable.

(c) Each applicable Borrower(s) agrees to pay, or caused to be paid, to the Administrative Agent, for the account of each Lender, a fee (the “Utilization Fee”) from the period beginning on and including the Effective Date to but excluding the Scheduled Maturity Date. The Utilization Fee shall be payable by each applicable Borrower(s) quarterly in arrears starting on the last Business Day of the month which is three months after the Effective Date and ending on the Scheduled Maturity Date. The Utilization Fee payable by each applicable Borrower(s) to each Lender shall be computed as the product of the applicable Utilization Fee Rate and the actual amount of the outstanding principal amount of such Lender’s Loans (if any) to such Borrower on each day during such quarter (or, if such period is less than a quarter in length, for the number of days elapsed during such period) on the basis of a year of 360 days.

2.7. Several Obligations; Remedies Independent. The failure of any Lender to make the Loan to be made by it on the applicable Borrowing Date shall not relieve any other Lender of its obligation to make its Loans on such date, and neither any other Lender nor either Agent shall (i) be responsible for the failure of any defaulting Lender to make a Loan hereunder or (ii) have any obligation to any Borrower or any other Person, including either Agent or any other Lender, for the failure by a defaulting Lender to make the Loan required to be made by such defaulting Lender.

2.8. Termination or Reduction of Commitments. (a) The Commitments shall terminate on the Commitment Termination Date.

(b) Upon at least three (3) Business Days’ prior written notice to the Administrative Agent, the Tested Entity shall have the right, without premium or penalty, to terminate or partially reduce the Commitments; provided that (w) after giving effect to any reduction thereof, the total aggregate outstanding principal amount of each Lender’s Loans shall not exceed its Commitment, (x) any such termination or partial reduction shall apply on a pro rata basis and permanently reduce each Lender’s Commitment, (y) such notice shall specify the aggregate amount of Commitments being terminated or reduced and (z) any partial reduction pursuant to this Section 2.8(b) shall be in the amount of no less than U.S.$50,000,000 or an integral multiple of U.S.$5,000,000 in excess thereof. Any reduction of the Commitments pursuant to this paragraph (b) shall be irrevocable.

ARTICLE III

PAYMENTS OF PRINCIPAL AND INTEREST

3.1. Repayment of the Loans. Each Loan shall be repaid by the Borrower that borrowed it by paying or causing to be paid to the Administrative Agent, for the account of the Lenders, the full principal amount of each Loan disbursed to such Borrower on the Scheduled Maturity Date. Each Export Prepayment Borrower agrees that the repayment of its Export Prepayment Loans will be made in accordance with the provisions of Article V. Without prejudice to the Guarantee provided by the Guarantors, the obligations of the Borrowers under this Agreement shall be several and not joint, and none of the Borrowers shall be responsible for any obligations of (or extensions of credit to) any Borrower other than itself.

3.2. Interest. (a) Each Borrower agrees to pay or cause to be paid to the Administrative Agent interest on the unpaid principal amount of each of its outstanding Loans for the period from and including the Borrowing Date of such Loan to but excluding the date on which such Loan is paid in full, at a rate per annum equal to the LIBO Rate for such Interest Period plus the Applicable Margin. Each Export Prepayment Borrower agrees that payments of interest with respect to its Export Prepayment Loans will be made in accordance with the provisions of Article V. Such interest shall continue to accrue after as well as before any bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, liquidation, falência, dissolution, arrangement or winding up or composition or readjustment of debts of any Obligor.

(b) Notwithstanding the foregoing, each Borrower agrees to pay or cause to be paid to the Administrative Agent interest on the entire amount outstanding under each of its outstanding Loans at the Default Rate at any time during the existence and continuance of an Event of Default under Section 9.1(a).

(c) Accrued interest on the Loans shall be payable on each Interest Payment Date and (on the principal amount so prepaid) upon each prepayment of principal thereof; provided that interest payable at the Default Rate shall also be payable from time to time on demand by the Administrative Agent.

(d) On each Interest Determination Date, the Administrative Agent shall determine the LIBO Rate for the relevant Interest Period and shall give notice thereof to the Lenders and the relevant Borrower (it being understood that the Administrative Agent’s failure to do so shall not affect the interest rate applicable hereunder).

(e) Interest on the Loans based upon the LIBO Rate shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.

3.3. Optional Prepayments. (a) Any Borrower may prepay all or a portion of its Loans, at any time following the applicable Borrowing Date, either through an assignment of all or a portion of its Loans in accordance with Section 3.3(b) or as a direct prepayment of all or a portion of its Loans to the Lenders, which prepayment shall in each case be made together with accrued and unpaid interest on the principal amount so prepaid and all other amounts then payable under this Agreement (including Section 4.4) but without premium or penalty (subject to Section 4.4); provided that: (i) such Borrower shall give the Administrative Agent notice of each such prepayment as provided in Section 3.6 (and, upon the date specified in any such notice, the amount to be prepaid shall become due and payable hereunder), (ii) each such notice of prepayment shall specify the amount being prepaid, (iii) each partial prepayment shall be in the aggregate amount of U.S.$5,000,000 or an integral multiple of U.S.$1,000,000 in excess thereof and shall be applied pro rata to the remaining installments of the Loans, (iv) such Borrower shall have received for the benefit of the parties to this Agreement any necessary Governmental Approvals required in connection with such prepayment, and (v) in the case of a notice of prepayment by an assignment in accordance with Section 3.3(b), such notice of prepayment shall specify the name of the applicable Eligible Assignee(s) (it being understood that, notwithstanding any other provision of this Agreement, for the purposes of any assignment of Loans pursuant to this Section 3.3, an Eligible Assignee may be an Affiliate of the Borrowers, in which case such Eligible Assignee will not have any right to vote for any purposes hereunder).

(b) At the request of any Borrower, any optional prepayment may be made through an assignment of all or a portion of the Loans elected by such Borrower to be prepaid to one or more Eligible Assignee(s) designated by such Borrower in the notice of prepayment; provided that: (i) each such assignment for a portion of such Loans elected by such Borrower to be prepaid shall be pro rata among all the Lenders; and (ii) such Eligible Assignee (including any Borrower’s Affiliate) will not become a party to this Agreement or any Loan Documents and the Loans assigned to it will simultaneously be documented as a separate and independent facility. Such assignment shall be subject to each Lender’s receipt of (x) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering laws, rules and regulations, including, without limitation, Anti-Terrorism Laws that such Lender requires in connection with such assignment, and such Lender shall not be prohibited from making such assignment to such Eligible Assignee in accordance with such laws, rules and regulations, and (y) all fees and expenses incurred by such Lender in connection with an assignment made pursuant to this Section 3.3.

(c) Amounts with respect to any Loans that are prepaid pursuant to Section 3.3 prior to the Scheduled Maturity Date may be reborrowed. Amounts with respect to any Loans that are prepaid under Section 3.3(b) pursuant to an assignment to an Eligible Assignee that is an Affiliate of the Tested Entity prior to the Scheduled Maturity Date may be reborrowed. Amounts with respect to any Loans that are prepaid under Section 3.3(b) pursuant to an assignment to an Eligible Assignee that is not an Affiliate of the Tested Entity prior to the Scheduled Maturity Date may not be reborrowed.

3.4. Payments. (a) All payments of principal, interest and other amounts to be made to the Lender Parties under this Agreement (including payments made pursuant to Section 5.3(b)) shall be received in Dollars, in immediately available funds, without deduction, set-off or counterclaim, (i) in the case of any Export Prepayment Loan, by the Export Prepayment Borrower that has an outstanding Export Prepayment Loan, in the Collateral Account and (ii) in the case of any Working Capital Loan, by the Working Capital Borrower that has an outstanding Working Capital Loan, in the Administrative Agent’s Account, in either case, not later than 11:00 a.m. (New York time) on the date on which such payment shall become due (each such payment received after such time on such due date to be deemed to have been received on the next New York Business Day for application in accordance with Section 5.3(b); it being understood that such late payment received before 3:00 p.m. (New York time) on such due date shall not be considered a Default). Amounts with respect to any Loans that are repaid prior to the Scheduled Maturity Date may be reborrowed, other than as provided under Section 3.3(c).

(b) Each Borrower shall, subject to Section 3.5, at the time of making each payment under this Agreement and the other Loan Documents (including payments made pursuant to Section 5.3(b)) for the account of any Lender Party, specify to the Administrative Agent (who shall notify the intended recipient(s) thereof) the amounts payable under the Loan Documents to which such payment is to be applied, and if such Borrower fails so to specify, or if insufficient funds are provided for application of such payment, or if an Event of Default exists, then the Administrative Agent shall distribute such payment for application (in each case on a pro rata basis to the recipients thereof based upon the amounts then owed to them) (i) first, to pay fees and expenses due to the Lender Parties under the Loan Documents, (ii) second, to pay accrued and unpaid interest on the applicable Loans, (iii) third, to pay principal that is due and payable on the applicable Loans, and (iv) fourth, to pay any and all other amounts payable by such Borrower to the Lender Parties under the Loan Documents.

(c) Each payment credited to the Collateral Account under this Agreement for the account of any recipient shall be paid by the Collateral Agent to the Administrative Agent in accordance with the terms of this Agreement, and the Administrative Agent shall pay such amounts promptly to such recipient, in immediately available funds, for the account of such recipient (with respect to a Lender, for the account of its Applicable Lending Office).

(d) Each payment credited to the Administrative Agent’s Account under this Agreement for the account of any recipient shall be paid to the Administrative Agent in accordance with the terms of this Agreement, and the Administrative Agent shall pay such amounts promptly to such recipient, in immediately available funds, for the account of such recipient (with respect to a Lender, for the account of its Applicable Lending Office).

(e) If the due date of any payment to any Lender Party under this Agreement or any other Loan Document would otherwise fall on a day that is not a Business Day, then such date shall be extended to the next Business Day and interest (if any is applicable to such payment) shall be payable for any amount so extended for the period of such extension.

3.5. Pro Rata Treatment. Except to the extent otherwise provided herein each payment or prepayment of principal of the Loans shall be made for the account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans then due and payable to them.

3.6. Certain Notices. (a) Each Notice of Borrowing pursuant to Section 2.3 shall be effective only if received by the Administrative Agent not later than 11:00 a.m. (New York time) on the date that is four (4) Business Days before a requested Borrowing Date. A Notice of Borrowing shall be irrevocable and shall specify: (i) the principal amount to be borrowed and the type of Loan being requested (an Export Prepayment Loan or a Working Capital Loan), (ii) the initial Interest Period that will apply to the Loan (one (1), three (3) or six (6) months) and (iii) the requested Borrowing Date (which date shall be a New York Business Day). The Administrative Agent shall promptly, but no later than three (3) Business Days before the requested Borrowing Date, notify the Lenders of the contents of such Notice of Borrowing.

(b) Each notice of optional prepayment pursuant to Section 3.3 shall be effective only if received by the Administrative Agent not later than 11:00 a.m. (New York time) on the date five (5) Business Days before the date of such pre-payment. Each notice of optional prepayment shall be irrevocable and specify the amount to be prepaid and the requested prepayment date (which shall be a New York Business Day). The Administrative Agent shall promptly, but no later than four (4) Business Days before the date of such prepayment, notify the Lenders of the contents of such notice of optional prepayment.

(c) Each notice requesting a reduction or termination of the Commitment pursuant to Section 2.8(b) shall be effective only if received by the Administrative Agent not later than 11:00 a.m. (New York time) on the date three (3) Business Days before the requested reduction or termination. The Administrative Agent shall promptly, but no later than two (2) Business Days before the requested date for reduction or termination, notify the Lenders of the contents of the relevant notice thereof.

3.7. Non-Receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified in writing by any Lender or an Obligor (in each case, the “Payor”) before the date on which the Payor is to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of the Loans to be borrowed from such Lender under this Agreement or (in the case of an Obligor) of a payment to the Administrative Agent for the account of one or more of the Lenders hereunder (any such payment being herein called the “Required Payment”) that such Payor will not make its Required Payment, the Administrative Agent may assume that the Payor is making its Required Payment available to the Administrative Agent and may, in reliance upon such assumption, make available to the Lenders or any Borrower, as the case may be, a corresponding amount. If such amount is so advanced by the Administrative Agent but not made available by the Payor to the Administrative Agent by the required time on such date, then the Payor shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate: (a) in the case of a Lender, equal to the rate specified by the Administrative Agent as its cost of funding such amount for the applicable period, and (b) in the case of an Obligor, equal to the then-applicable Default Rate, in each case until such amount is paid in full (in immediately available Dollars) to the Administrative Agent. A certificate of the Administrative Agent submitted to any Payor with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error.

3.8. Set-Off; Sharing of Payments. (a) Without limiting any of the obligations of the Obligors or the rights of any Lender Party under the Loan Documents, if any Borrower shall fail to pay when due (whether at stated maturity, by acceleration or otherwise) any amount payable by it hereunder or under any other Loan Document, then (to the extent not in violation of Applicable Law) each Lender Party may, without prior notice to the Obligors (which notice is expressly waived by it to the fullest extent permitted by Applicable Law), set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final, in any currency, matured or unmatured) at any time held or any other Debt owing by such Lender Party (in each case, including any branch or agency thereof) to or for the credit or account of any Obligor. Each Lender Party shall promptly provide notice of any such set-off by it to such Obligor, as applicable, and the Administrative Agent; provided that failure by such Lender Party to provide such notice shall not give such Obligor any cause of action or right to damages or affect the validity of such set-off and application.

(b) If any Lender Party other than the Collateral Agent shall obtain from any Obligor payment of any principal of or interest on the Loans, or payment of any other amount under this Agreement or the other Loan Documents through the exercise of any right of set-off, banker’s lien, counterclaim or similar right or for any other reason (other than from the Agents as provided herein), and, as a result of such payment, such Lender Party shall have received a percentage of the principal of or interest on the Loans or such other amounts then due under the Loan Documents in excess of such Lender Party’s share thereof, then it shall promptly notify the Administrative Agent thereof and purchase from the applicable other Lender Parties participations in (or, if and to the extent specified by any such other Lender Party, direct interests in) the Loans or such other amounts, respectively, owing to such other Lender Parties (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time, as shall be equitable, to the end that all the applicable Lender Parties shall share the benefit of such excess payment (net of any expenses that may be incurred by such Lender Party in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal of and/or interest on the Loans or such other amounts, respectively, owing to each of the Lender Parties under the Loan Documents. To such end, all such Lender Parties shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored.

(c) Nothing contained in this Section shall require any Lender Party to exercise any such right or shall affect the right of any Lender Party to exercise, and retain the benefits of exercising, any such right with respect to any other Debt or obligation of the Obligors.

ARTICLE IV

YIELD PROTECTION, ETC.

4.1. Additional Costs. (a) If the adoption of any Applicable Law, or any change in any Applicable Law, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any Governmental Authority (in each case above, at any time on or after the date hereof), shall impose, modify or deem applicable any reserve (including any such requirement imposed by the Board of Governors of the U.S. Federal Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (or its Applicable Lending Office) or shall impose upon any Lender (or its Applicable Lending Office) or the London interbank market any other condition affecting its obligation to make or maintain its Loan, and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making or maintaining its Loan, or to reduce the amount of any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or under any other Loan Document (other than Taxes (including Excluded Taxes), which shall be treated pursuant to Section 4.5), then the applicable Borrower(s) shall pay to the Administrative Agent for the account of such Lender such additional amount(s) as will compensate such Lender for such increased cost or reduction.

(b) If any Lender shall have reasonably determined that the adoption of any Applicable Law regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by it (or its Applicable Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any Governmental Authority (in each case above, at any time on or after the date hereof), has or would have the effect of reducing the rate of return on capital of such Lender (or its parent or Applicable Lending Office) as a consequence of such Lender’s obligations hereunder or its Loan a level below that which such Lender (or its parent or Applicable Lending Office) could have achieved but for such adoption, change, request or directive, then upon written demand by such Lender, the applicable Borrower(s), from time to time, shall pay to such Lender such additional amount as will compensate such Lender (or its parent or Applicable Lending Office, as the case may be) for such reduction.

(c) Each Lender shall promptly (and, in any event, within ninety (90) days of its actual knowledge thereof) notify the Administrative Agent (with a copy to the applicable Borrower(s)) of any event of which it has knowledge that will entitle such Lender to compensation pursuant to this Section and shall provide the Administrative Agent (with a copy to the applicable Borrower(s)) with reasonable detail as to the basis of such Lender’s claim to compensation hereunder and method for calculating such compensation; it being understood that any failure of any Lender to deliver any such notice within ninety (90) days of such actual knowledge by a Lender shall result in its not being able to seek compensation pursuant to this Section 4.1 for the period from and including the date of its actual knowledge of such event to but excluding the date that is ninety (90) days before the date on which it has notified the Administrative Agent (with a copy to the applicable Borrower(s)) of such event. Before giving any such notice, a Lender shall designate a different Applicable Lending Office if such designation: (i) will avoid the need for, or reduce the amount of, such compensation and (ii) will not, in the good faith judgment of such Lender, be disadvantageous to such Lender. A notice of any Lender claiming compensation under this Section 4.1 and providing the information set forth above within the time set forth above shall be prima facie evidence of its entitlement to such compensation and shall be binding upon the applicable Borrower(s) in the absence of manifest error and such amounts shall be payable by the applicable Borrower(s) promptly (and, in any event, within five (5) Business Days) after receipt of such notice (or, if such compensation relates to future dates, by no later than the applicable dates indicated in such notice).

(d) For purposes of calculating amounts payable under this Section 4.1 and Section 4.4, each Loan conclusively shall be deemed to have been funded at the LIBO Rate applicable to such Loan by a matching deposit or other purchase in the interbank eurodollar market for a comparable amount and for a comparable period, whether or not such Loan was in fact so funded.

(e) For the avoidance of doubt, this Section 4.1 shall apply to all requests, rules, guidelines or directives concerning capital adequacy issued in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and all requests, rules, guidelines or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) or the United States financial regulatory authorities, in each case pursuant to Basel III, regardless of the date adopted, issued, promulgated, or implemented.

4.2. Substitute Basis. If, on or before the first day of any Interest Period (an “Affected Interest Period”):

(a) the Administrative Agent determines that, by reason of circumstances affecting the London interbank market, the LIBO Rate cannot be determined for such Affected Interest Period pursuant to the definition thereof, or

(b) the Majority Lenders determine and notify the Administrative Agent that the LIBO Rate for such Affected Interest Period will not be adequate to cover the cost to such Lenders of making or maintaining their Loans for such Affected Interest Period, then: (i) the Administrative Agent and the applicable Borrower(s) shall negotiate in good faith to determine a mutually agreeable rate of interest applicable to the affected Loans during the Affected Interest Period (it being understood that each affected Lender must consent to such interest rate) and (ii) if no agreement can be so reached by the tenth Business Day of the Affected Interest Period, then each affected Lender shall determine (and shall certify from time to time in a certificate delivered by such Lender to the Administrative Agent setting forth in reasonable detail the basis of the computation of such amount), which determination shall be made in a commercially reasonable manner, the rate basis reflecting the cost to such Lender of funding its Loan for the Affected Interest Period, and such rate basis shall be binding upon such Borrower and shall apply in lieu of the LIBO Rate for such Interest Period in the absence of manifest error.

4.3. Illegality. Notwithstanding any other provision of this Agreement, if the adoption of or any change in any Applicable Law or in the interpretation or application thereof by any Governmental Authority (in each case, at any time on or after the date hereof) shall make it (or be asserted by it to be) unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain its Loan(s) hereunder (and, in the opinion of such Lender, the designation of a different Applicable Lending Office would either not avoid such unlawfulness or would be disadvantageous to such Lender), then such Lender shall promptly notify the Administrative Agent (with a copy to the applicable Borrower(s)), following which notice: (a) such Lender’s Commitment (if still available) shall be suspended until such time as such Lender may again make and maintain its Loan(s) or (b) if such Applicable Law shall so mandate, such Lender’s Loan(s) shall be prepaid by the applicable Borrower(s) of such Loan(s), together with accrued and unpaid interest thereon and all other amounts payable to such Lender by the Borrower of such Loan(s) under the Loan Documents, on or before such date as shall be mandated by such Applicable Law (such prepayment not being shared as described in Section 3.8(b) with any Lenders not so affected); provided that if it is lawful for such Lender to maintain its Loan(s) until the next Payment Date, then such payment shall be made on such Payment Date. Any such funds so prepaid may not be reborrowed.

4.4. Funding Losses. Each Borrower shall pay to the Administrative Agent for the account of each Lender, upon the request of such Lender through the Administrative Agent, such amount as shall be sufficient (in the reasonable opinion of such Lender) to compensate each Lender for any loss, cost or expense (excluding the loss of any anticipated profits but including any such loss, cost or expense arising from the liquidation or reemployment of funds obtained by such Lender to fund its Loan or from fees payable to terminate the deposits from which such funds were obtained) that such Lender determines is attributable to:

(a) any optional or mandatory prepayment (including as a result of an acceleration due to an Event of Default pursuant to Section 9.1) of the Loans made by such Borrower for any reason on a date other than a Payment Date, or if the Scheduled Maturity Date occurs on a date which is not the last date of an Interest Period, or

(b) the failure by such Borrower to borrow any Loan for any reason (including the failure of any of the conditions precedent specified in Article VI to be satisfied) on the requested Borrowing Date specified in a Notice of Borrowing given pursuant to Section 2.2, or

(c) any failure to prepay the Loans (or any portion thereof) in accordance with a notice of optional prepayment under Section 3.3.

Each Lender shall furnish to the Administrative Agent (with a copy to the applicable Borrower(s)) a notice setting forth the basis and amount of each request by such Lender for compensation under this Section, which notice shall provide reasonable detail as to the calculation of such loss, cost or expense, and shall be conclusive and binding upon such Borrower in the absence of manifest error. For purpose of calculating amounts payable hereunder, reference is hereby made to Section 4.1(d).

4.5. Taxes. (a) Unless otherwise required by Applicable Law, all payments on account of the principal of and interest on the Loans, and fees and all other amounts payable under the Loan Documents by any Obligor or any Lender to or for the account of either Agent or any other Lender Party, including amounts payable under clauses (b) and (c), shall be made free and clear of and without reduction or liability for or on account of any Taxes.

(b) The applicable Borrower(s) shall indemnify each Lender Party against, and reimburse each Lender Party on demand for, any Taxes and any loss, liability, claim or expense, including interest, penalties and legal fees, that such Lender Party may incur at any time arising out of the transactions contemplated by the Loan Documents or in connection with any failure of any Person to make any payment of Taxes under clause (c) when due.

(c) If any Person (including any Obligor) making a payment under the Loan Documents on behalf of any Obligor or either Agent shall be required by Applicable Law or otherwise to deduct or withhold any Taxes from any amounts payable to any Lender Party on, under or in respect of the Loans or Loan Documents, then (i) such Person shall deduct or withhold and pay such Taxes in accordance with such Applicable Law or otherwise and (ii) the applicable Borrower(s) shall promptly (and, in any event, within five (5) Business Days after a Lender Party has given notice to such Borrower of the application of such Taxes) pay the Administrative Agent (on behalf of the Lender Party entitled to such amount) such additional amounts as may be required, after the deduction or withholding of such Taxes (including any Taxes on any such additional amounts), to enable such Lender Party to receive on the due date thereof an amount equal to the full amount stated to be payable to such Lender Party under the Loan Documents; provided, however, that the applicable Borrower(s) shall not be required to increase any such amounts payable to any Lender Party if such Lender Party fails to comply with the requirements of Section 4.5(e).

(d) Except to the extent prohibited by Applicable Law, the applicable Borrower(s) shall furnish to the Administrative Agent, upon the written request of any Lender Party (through the Administrative Agent), together with certified copies for distribution to each Lender Party requesting the same, original official tax receipts (if available or, if not, a certified copy thereof if available) in respect of each payment of Taxes required under this Section, as soon as is reasonably practical after the date that such payment is made, and shall promptly furnish to the

Administrative Agent at its written request or at the written request of any Lender Party (through the Administrative Agent) any other information, documents and receipts that the Administrative Agent or such Lender Party may reasonably request to establish that full and timely payment has been made of all Taxes with respect to which indemnification is required to be paid under this Section to such Lender Party.

(e) Each Lender Party that is entitled under Applicable Law to an exemption from or reduction of withholding tax with respect to any payments made by (or on behalf of) any Obligor pursuant to the Loan Documents agrees (or shall be deemed to have agreed) to comply with any certification, identification, information, documentation or other reporting requirement if: (i) such compliance is required by Applicable Law as a precondition to such exemption or reduction and (ii) at least thirty (30) days before the first date with respect to which such Obligor shall apply this paragraph with respect to such requirement, such Obligor shall have notified the relevant Lender Party that such Lender Party will be required to comply with such requirement; provided that compliance with any such requirement shall not apply to the extent that it would require disclosure by any Lender Party of information that such Lender Party in good faith considers to be confidential or otherwise materially disadvantageous to disclose or would expose such Lender Party to any unindemnified cost, risk or expense, or be disadvantageous to it.

(f) Any Lender Party that becomes entitled to the payment of additional amounts pursuant to clause (c) shall use reasonable efforts (consistent with Applicable Law) to file any document reasonably requested by the relevant Obligor or, if a Lender, to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change of office, as the case may be, would avoid the need for or reduce the amount of any payment of such additional amounts that may thereafter accrue and would not, in the good faith determination of such Lender Party, be disadvantageous to it.

(g) If any Obligor reasonably determines that any Taxes as to which it made a payment of additional amounts to a Lender Party pursuant to clause (c) were erroneously assessed, then such Obligor may notify such Lender Party of its determination thereof (along with a detailed description of the reason why such Obligor believes that such Taxes were erroneously assessed) and request that such Lender Party refund to such Obligor the amount of such additional amounts. Upon its receipt of any such notice, and if such Lender Party determines (in good faith) that such Obligor’s determination with respect to such matter is correct, then such Lender Party shall (at the request and expense of such Obligor): (i) refund to such Obligor such amounts (without any interest thereon) that have been actually received by such Lender Party and/or (ii) reasonably cooperate with such Obligor in seeking a refund from the appropriate Governmental Authority of any such Taxes erroneously assessed by, and paid to, such Governmental Authority.

(h) The applicable Borrower(s) agree to pay all present and future stamp, court or documentary taxes and any other Taxes, excise taxes, charges or similar levies and any related interest or penalties incidental thereto imposed by any taxing authority that arise from any payment made by (or on behalf of) any Obligor under any of the Loan Documents, from the execution, delivery, enforcement or registration of any of the Loan Documents or from any filing, registration or recording contemplated by any of the Loan Documents, or otherwise in connection with any of the Loan Documents.

(i) If any Lender Party receives any refund with respect to Taxes for which any Borrower has paid any additional amounts or indemnified amounts pursuant to this Section 4.5, then such Lender Party shall promptly pay to such Borrower the portion of the sum of such refund and any interest received with respect thereto as such Lender Party determines, in its sole, good faith judgment, will leave it, after such payment, in no better or worse financial position than it would have been absent the imposition of such Taxes and the payment of such additional amounts or indemnified amounts pursuant to this Section 4.5; provided, however, that such Borrower agrees to promptly return any amount paid to such Borrower pursuant to this Section 4.5(i) upon notice from such Lender Party that such refund or any portion thereof is required to be repaid to the relevant Governmental Authority. No Lender Party shall be obligated to disclose its tax return or any other information regarding its tax affairs or computations to a Borrower in connection with this Section 4.5(i) or any other provision of this Section 4.5.

ARTICLE V

COLLATERAL ACCOUNT

The terms and conditions specified in this Article V shall only (i) apply to an Export Prepayment Borrower that has an outstanding Export Prepayment Loan and (ii) be in effect if and to the extent that there is an outstanding Export Prepayment Loan.

5.1. The Collateral Account. The Export Prepayment Borrowers shall, on or before the Borrowing Date of an Export Prepayment Loan, have caused the Collateral Agent to establish the Collateral Account.

5.2. Export Arrangements. (a) The applicable Export Prepayment Borrower(s) may on or before the date occurring ten (10) days after the beginning of each Interest Period, send to the Administrative Agent a notice indicating that such Export Prepayment Borrower elects, with respect to such Interest Period, to have interest paid into the Collateral Account through payments by or on behalf of Eligible Offtakers for Designated Receivables. If with respect to any Interest Period the applicable Export Prepayment Borrower(s) does not send any such notice, such Export Prepayment Borrower shall pay all interest due and payable with respect to Export Prepayment Loans on the Payment Date for such Interest Period directly into the Collateral Account.

(b) During all Interest Periods (i) ending on Payment Dates on which principal payments are payable, or (ii) ending on Payment Dates on which principal payments are not payable and with respect to which an Export Prepayment Borrower elects to pay interest through payments by or on behalf of Eligible Offtakers for Designated Receivables, the applicable Export Prepayment Borrower(s) shall satisfy the Specified Coverage Ratio and shall, on or before the date occurring ten (10) days before the end of such Interest Period, deliver to the Administrative Agent a written list of all of the Receivables necessary to satisfy the Specified Coverage Ratio for such Interest Period, together with an acknowledgement that such Receivables are then to be included on Schedule 1 to the Security Agreement. In connection with the preceding sentence, upon the request of the Administrative Agent, the Collateral Agent or the Majority Lenders, the applicable Export Prepayment Borrower(s) shall promptly deliver (A) copies of the Sales Agreements requested, if any, pertaining to such Receivables, together with any agreements, documents and instruments executed, by such Export Prepayment Borrower and the Eligible

Offtaker party to any such Receivables, and (B) a copy of a complete and correct set of documents of title requested (including, without limitation, bills of lading, commercial invoices and sight drafts) relating to the Products representing such Receivables, including a Letter of Instructions executed by such Export Prepayment Borrower pertaining to such Receivable.

(c) During each Interest Period specified in Section 5.2(b), the applicable Export Prepayment Borrower(s) shall sell sufficient Products to Eligible Offtakers so that there shall be sufficient Designated Receivables to satisfy the Specified Coverage Ratio during such Interest Period. No Receivable shall qualify as a Designated Receivable for purposes of satisfying the Specified Coverage Ratio until the applicable Export Prepayment Borrower(s) shall have delivered one or more Letter(s) of Instructions to the Eligible Offtaker liable for payment of such Designated Receivable.

(d) Neither any Export Prepayment Borrower nor any Exporter shall enter into any amendment or modification of, or grant any waiver under, the Export Finance Agreements, nor any other Export Arrangement to the extent (i) any such amendment, modification or waiver to such other Export Arrangement is adverse to any Lender Party and (ii) such Export Arrangement is then required to satisfy the Specified Coverage Ratio.

(e) With respect to each Designated Receivable, the applicable Export Prepayment Borrower(s) shall deliver one or more Letter(s) of Instructions to each Eligible Offtaker liable for payment of such Designated Receivable. The applicable Export Prepayment Borrower(s) hereby agree that, with respect to any Letter of Instructions so delivered in connection with a Designated Receivable, it will not amend, modify, terminate or otherwise alter the instructions to make payment to the Collateral Account included in such Letter of Instructions without the prior written consent of the Collateral Agent.

(f) Each of the applicable Export Prepayment Borrower(s) and the Exporters shall require that the purchase price of all Designated Receivables shall be payable solely in Dollars or Euros. If such purchase price is payable in Euros, then such amounts shall be converted to Dollars by the Collateral Agent at the then prevailing spot rate of exchange, and the Dollar proceeds thereof, after payment of premiums or costs, if any, incurred in such conversion (the “Conversion Proceeds”), shall be deposited in the Collateral Account and applied pursuant to the terms hereof; provided that the Agents shall have no liability for any losses related to the selection by the Collateral Agent of such spot rate of exchange. The applicable Export Prepayment Borrower(s) agree that if certain Designated Receivables required to satisfy the requirements of Section 5.2(b) are payable in Euros, then (i) the Collateral Agent shall reasonably determine an estimate of the Conversion Proceeds thereof and (ii) if such amount, together with the Designated Receivables payable in Dollars, is insufficient to satisfy the Specified Coverage Ratio with respect to any Interest Period, the Collateral Agent shall require such Export Prepayment Borrower to allocate additional Designated Receivables to ensure compliance with Section 5.2(b).

(g) If any funds are received by any Obligor or any Exporter from time to time in respect of Designated Receivables designated by the applicable Export Prepayment Borrower(s) to satisfy the Specified Coverage Ratio, then such Obligor shall, or shall cause such Exporter to, promptly (and, in any event, within five (5) Business Days) after its receipt thereof cause such funds or funds in an equal amount to be paid to the Collateral Account (and until so remitted, such funds shall be held in trust by such Person for the benefit of the Collateral Agent). Such Obligor shall, or shall cause such Exporter to, promptly (and, in any event, by no later than the fifth Business Day after any such remittance): (i) notify the Administrative Agent of each such remittance by it (or on its behalf) into the Collateral Account (specifying the amount and date thereof and the Designated Sales Agreement with respect to which it received such funds in respect of Designated Receivables) and (ii) deliver to the Administrative Agent evidence that it has sent a notice to the applicable customer that all future payments of Designated Receivables are to be deposited into the Collateral Account. Copies of the documents delivered to the Administrative Agent under clauses (i) and (ii) shall also be delivered to the Collateral Agent. Notwithstanding the foregoing, in no event shall the operation of this Section 5.2(g) operate as a waiver of the obligation specified in Section 5.2(k).

(h) If the Majority Lenders at any time shall reasonably determine that the ability of any Eligible Offtaker listed on Schedule 2 to pay its Designated Receivables to the Collateral Account or any other Eligible Offtaker otherwise approved by the Lenders has been materially adversely affected following the date of this Agreement or the date such Eligible Offtaker is included on Schedule 2, as the case may be, then the Majority Lenders may deliver a notice of such determination to the Agents and the applicable Export Prepayment Borrower(s). Upon receipt of such notice by the applicable Export Prepayment Borrower(s), such Eligible Offtaker shall no longer be deemed to be an Eligible Offtaker, unless (x) the Designated Receivables of such Eligible Offtaker are otherwise covered by a Credit Insurance Policy or an Acceptable Letter of Credit, (y) such Eligible Offtaker makes payment on a cash-against-documents or on a pre-shipment basis or (z) such Eligible Offtaker complies with the requirements of clause (b)(ii) of the definition of Eligible Offtaker.

(i) Notwithstanding anything herein to the contrary, the Export Prepayment Borrowers shall be permitted to deposit amounts in cash in the Collateral Account during any Interest Period.

(j) If no Event of Default exists and is continuing, then the Collateral Agent shall, at the written direction of the applicable Export Prepayment Borrower(s) from time to time, cause the funds in the Collateral Account to be invested or reinvested in one or more Permitted Investments selected by the applicable Export Prepayment Borrower(s); provided that in no event shall the Collateral Agent: (i) have any responsibility whatsoever as to the validity or quality of any Permitted Investment, (ii) be liable for the selection of Permitted Investments or for investment losses incurred thereon or in respect of losses incurred as a result of the liquidation of any Permitted Investment before its stated maturity or the failure of such Export Prepayment Borrower to provide timely written investment direction or (iii) have any obligation to invest or reinvest any such amounts in the absence of such investment direction. It is acknowledged and agreed that the applicable Export Prepayment Borrower(s) is permitted to (x) instruct the Collateral Agent only to invest in Permitted Investments as described in this Section 5.2(j), (y) request the Collateral Agent to determine the balance in the Collateral Account pursuant to Section 5.3 and (z) request the Administrative Agent to instruct the Collateral Agent to withdraw funds from the Collateral Account pursuant to Section 5.3, and is not permitted to give any instructions or make any requests to the Collateral Agent for any other purposes. Notwithstanding anything else in the Loan Documents to the contrary, in no event shall any such

Permitted Investment (other than an investment in a mutual fund) mature later than the New York Business Day before the next Payment Date to the extent such funds are needed in order to make payments due on the next Payment Date (and investments in mutual funds shall, except to the extent that there is no need to use funds therein in order to make payments due on the next Payment Date pursuant to Section 5.3(b), be liquidated by the Collateral Agent on such previous New York Business Day); provided that any such investments made during the existence of a Default other than an Event of Default shall either mature by no later than the last day of the shortest cure period for all such existing Defaults or be Permitted Investments that are investments in mutual funds.

(k) On the date that is two (2) Business Days before any Payment Date, the sum of the amounts deposited and then held in the Collateral Account shall not be less than an amount equal to the Debt Service Amount due on such Payment Date less the interest amount due on such Payment Date from the applicable Export Prepayment Borrower(s), if any, when such Borrower shall pay such interest amount directly into the Collateral Account pursuant to Section 5.2.

(l) The Collateral Agent, acting in its sole discretion, shall be entitled to block, suspend or reject individual payments made to the Collateral Account if it reasonably believes that any such payment is from any Person named on an OFAC List or related to sales of Products received by any Person named on an OFAC List.

(m) At any time, the applicable Export Prepayment Borrower(s) shall be entitled to substitute or replace any Designated Receivables that such Export Prepayment Borrower has designated to satisfy the Specified Coverage Ratio. If any substitution or replacement takes place after the applicable Export Prepayment Borrower(s) are required to deliver a written list pursuant to Section 5.2(b), then such Export Prepayment Borrower shall be entitled to substitute or replace any Designated Receivable by delivering to the Administrative Agent a notice (i) identifying the Designated Receivables set forth on such written list that it is substituting or replacing and (ii) the new Designated Receivables that it is designating to substitute or replace such substituted or replaced Receivable. Upon delivery of such notice by an Export Prepayment Borrower and notwithstanding any other provision in this Agreement or any other Loan Document, the parties hereto agree that Schedule 1 to the Security Agreement shall be deemed to be automatically amended, without requiring the consent of any Lender Party, to release the Designated Receivables that is being substituted or replaced by the new Designated Receivable.

5.3. Releases from the Collateral Account. (a) From and after the Effective Date, the Collateral Agent shall grant to each of the Export Prepayment Borrowers and the Administrative Agent electronic access to balance information relating to the Collateral Account; provided that, if at any time such electronic access is not so made available to the Export Prepayment Borrowers, upon the written request of an Export Prepayment Borrower or the Administrative Agent on any Business Day on which the Collateral Agent is open, the Collateral Agent shall determine the balance in the Collateral Account (such sum, the “Collateral Account Balance”), and notify such Export Prepayment Borrower and the Administrative Agent of such Collateral Account Balance, together with details of any deposits made since the date of the last such notice sent to the requesting Export Prepayment Borrower. If the Collateral Account Balance exceeds the Debt Service Amount, and if no Default or Event of Default then exists or would result therefrom, all as determined by the Administrative Agent, then the Administrative Agent shall direct the Collateral Agent to (by no later than two (2) Business Days following the receipt of such written direction) release from the Collateral Account and remit to the applicable Export Prepayment Borrower(s) an amount not greater than the difference between the Collateral Account Balance and the Debt Service Amount, such amount to be set forth in the direction. Notwithstanding the above, the Administrative Agent may, upon written request of the applicable Export Prepayment Borrower(s), at any time during each Interest Period notify the Collateral Agent to retain in the Collateral Account all or any portion of such amounts (all such amounts so retained being the “Carry-over Amounts”) for application to the payment of the Debt Service Amount for the next Payment Date.

(b) Without limiting the obligations of the Export Prepayment Borrowers hereunder and under the other Loan Documents, on each Payment Date (or earlier to the extent necessary to pay any portion of the Debt Service Amount payable before such Payment Date) the Collateral Agent is irrevocably authorized and directed to debit the Collateral Account and deliver such funds to (or at the instruction of) the Administrative Agent for application to the payment of the Debt Service Amount for such Payment Date (or such portion on such earlier date) pursuant to Section 3.4. All such amounts shall be applied by the Administrative Agent first (in each case on a pro rata basis to the recipients thereof based upon the amounts then owed to them) to pay fees and expenses due to the Lender Parties under the Loan Documents, then to pay accrued and unpaid interest on the Loans, then to pay principal that is due and payable on the Loans, then to pay any and all other amounts payable to the Lender Parties under the Loan Documents, and then, so long as no Default or Event of Default then exists, to the applicable Export Prepayment Borrower(s).

(c) If as of the close of the Collateral Agent’s business on the fifth (5th) Business Day before any Payment Date the Administrative Agent notifies the Collateral Agent that the credit balance of the Collateral Account is less than the Debt Service Amount for such Payment Date (less any interest amount due on such Payment Date which the applicable Borrower has elected to pay directly into the Collateral Account(s) pursuant to Section 5.2), then the Collateral Agent shall so notify the Obligors and the applicable Export Prepayment Borrower(s) shall (by no later than the second Business Day before such Payment Date) cause to be paid to the Collateral Account an amount in Dollars in immediately available funds at least equal to such shortfall.

(d) At any time that a Default or Event of Default exists, the amounts credited to the Collateral Account shall not be released but shall be retained in the Collateral Account for so long as any Default or Event of Default exists (or until applied in accordance with clause (b) above or Section 5.4), all upon the instructions of the Administrative Agent.

5.4. Remedies During Events of Default. While an Event of Default exists:

(a) upon written instructions from the Administrative Agent, the Collateral Agent shall apply or direct the application of any cash balance then on deposit in the Collateral Account, to the payment of any of the obligations of the Obligors under the Loan Documents then due and unpaid (including any amounts accelerated pursuant to Section 9.1), all as set forth in the instructions from the Administrative Agent, and

(b) the Collateral Agent shall, upon the instructions of the Administrative Agent, liquidate any Permitted Investments made with funds from the Collateral Account and apply or cause to be applied the proceeds thereof in the manner described in clause (a) above.

5.5. Certain Rights and Duties of the Collateral Agent. (a) Without prejudice to Sections 5.4 and 5.5(b), the Collateral Agent shall take such steps as may be instructed in writing by the Administrative Agent from time to time with respect to the Rights; provided that the Collateral Agent shall not be required to take any action that it reasonably considers to be contrary to Applicable Law or the Loan Documents to which it is a party or that it believes would subject it to personal liability.

(b) The Collateral Agent shall not be liable for any action taken or omitted by it with respect to the Rights on the instructions of the Administrative Agent, except if such action was taken or omitted as a result of such Collateral Agent’s own gross negligence or willful misconduct. The Collateral Agent shall follow the written requests, instructions and directions of the Administrative Agent or the applicable Export Prepayment Borrower(s), and shall disregard any request, instruction or direction from any other Person. In the event the Collateral Agent receives any request, instruction or direction from any Person other than the Administrative Agent which conflicts with a request, instruction or direction from the Administrative Agent, the Collateral Agent shall proceed in accordance with the request, instruction or direction from the Administrative Agent, and the Collateral Agent shall not have any duty or responsibility to ascertain whether any such instructions are consistent with this Agreement or the other Loan Documents. The Collateral Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any document that it believes to be genuine and to have been signed or presented by or on behalf of the proper party. Without limiting any other provision of this Agreement, neither Agent shall have any responsibility or liability with respect to the perfection or priority of any security interest created by this Agreement, the Security Agreement or any other Loan Document. Neither Agent makes any representation or warranty as to the value or condition of the Rights, or any part thereof, as to the title of any Obligor or any other Person thereto or as to the validity, execution, enforceability, legality or sufficiency of this Agreement, or the other Loan Documents, and neither Agent shall incur any liability or responsibility in respect of any such matters.

ARTICLE VI

CONDITIONS PRECEDENT

6.1. Conditions Precedent. The obligation of the Lenders to make any of the Loans is subject to the satisfaction of the following conditions precedent, and the receipt by the Administrative Agent of the following documents (such date that the following documents are received, the “Effective Date”), each in form and substance satisfactory to the Administrative Agent:

(a) Revolving Credit Facility Agreement. This Agreement, duly executed and delivered by the parties hereto.

(b) Fee Letter. The Fee Letter, duly executed and delivered by the parties thereto.

(c) Collateral Account. Evidence of the establishment of the Collateral Account.

(d) Corporate Documents. Certified copies of (i) the articles of incorporation and (ii) the estatuto social, contrato social, by-laws or other similar documents of each Obligor, and of documents (including, if necessary, appropriate resolutions of the Board of Directors or similar body of each Obligor, and, if necessary, shareholder or similar approval) evidencing the due authorization by it of the performance of the Loan Documents to which it is a party.

(e) Credit Insurance Policy. A copy of the Credit Insurance Policy.

(f) Incumbency Certificate. A certificate of each Obligor as to the authority, incumbency and specimen signatures of the individuals who have executed the Loan Documents and other documents contemplated hereby on behalf of such Obligor.

(g) Opinions of Counsel.

(i) an opinion, dated on or about the date hereof, of Wolf Theiss Rechtsanwälte GmbH, special Austrian counsel to VGmbH;

(ii) an opinion, dated on or about the date hereof, of Pinheiro Guimarães Advogados, special Brazilian counsel to the Obligors;

(iii) an opinion dated on or about the date hereof, of in-house counsel of VCAJA;

(iv) an opinion dated on or about the date hereof, of in-house counsel of VCNA;

(v) an opinion, dated on or about the date hereof, of White & Case LLP, special U.S. counsel to the Obligors; and

(vi) an opinion, dated on or about the date hereof, of Hughes Hubbard & Reed LLP, special U.S. counsel to the Administrative Agent.

(h) Process Agent Acceptance. A letter from the Process Agent indicating its consent to its appointment as process agent for each Obligor and accepting its appointment as process agent for each Obligor in connection with the transactions contemplated by the Loan Documents (other than the Credit Insurance Policy) to which it is a party.

(i) Financial Statements. Copies of the audited consolidated balance sheet of (i) VPAR as of December 31, 2010, and the related statements of income and cash flows for the fiscal year ending on that date, and (ii) each Borrower (other than VID) as of December 31, 2010, and the related statements of income and cash flows for the fiscal year ending on that date all in accordance with GAAP.

(j) Fees. Evidence of payment of the fees and expenses then due and payable under Section 12.4, which fees and expenses shall be paid directly by the Tested Entity to the applicable counsel or third party advisor upon request by the Administrative Agent; provided that the applicable invoices under Section 12.4 are delivered to the Tested Entity at least five (5) Business Days prior to the date hereof.

(k) Security Documents. Each of the Security Documents for VGmbH, duly authorized, executed and delivered by the parties thereto, together with evidence of the taking of all such other action as may be required (except for any filings or registrations pursuant to Section 8.14), in the opinion of United States, Brazil and Austrian counsel, under the laws of the United States of America, Brazil and Austria to perfect the Liens created by the Security Documents as first priority Liens, including:

(i) completed requests for information, dated on or before the initial Borrowing Date, listing all effective UCC financing statements or other appropriate documents filed or recorded in the jurisdictions referred to above that name VGmbH as debtor, together with copies of such financing statements or other documents, and

(ii) evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the first priority Liens and security interests created in the jurisdictions referred to above under each of such Security Documents has been taken.

(l) Export Finance Agreements. Export Finance Agreements for each of the Exporters duly authorized, executed and delivered by the parties thereto.

6.2. Additional Conditions Precedent to each Borrowing Date. The obligation of each Lender to make each of its Loans hereunder on a proposed Borrowing Date is subject to the satisfaction of the following conditions precedent, and the receipt by the Administrative Agent of the following documents on or before such proposed Borrowing Date, each in form and substance satisfactory to the Administrative Agent:

(a) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing duly executed by the applicable Borrower requesting a Borrowing;

(b) Notes. The Administrative Agent shall have received the Notes for each requesting Lender, duly executed by the applicable Borrower requesting a Borrowing and acknowledged by the Guarantors.

(c) Approvals. The Administrative Agent shall have received a copy or printout of the ROF(s), if any, corresponding, as applicable, to the Export Prepayment Loans or to the Prepagamento, if any, to be made in respect of the Export Prepayment Loans to be made on such Borrowing Date, or the ROF(s), if any, corresponding to the Working Capital Loans to be made on such Borrowing Date, as applicable.

(d) Financial Statements. Copies of the most recent annual audited available consolidated balance sheet of income and related statements of cash flows, all in accordance with GAAP, for the Borrower requesting the Loan.

(e) Representations and Warranties. All representations and warranties made by the Borrower requesting the Borrowing (individually and strictly as to itself) and the Guarantors (as to themselves and as to the Borrower requesting the Loan) in any Loan Document shall be true and correct on and as of such Borrowing Date (it being understood that any representation or warranty which by its terms is made as of a specific date shall be required to be true and correct only as of such specified date).

(f) Default. No Default or Event of Default shall exist or would result therefrom.

(g) Legal Matters. No change has occurred in the Applicable Laws affecting the legality of the transactions contemplated herein and the other Loan Documents; and

(h) Fees. Payment on such Borrowing Date of the fees and expenses then due and payable under Sections 2.6 and 12.4; provided that the applicable invoices under Section 12.4 are delivered to the Borrower requesting the Borrowing at least five (5) Business Days prior to the proposed Borrowing Date.

6.3. Additional Conditions Precedent to each Borrowing Date for an Export Prepayment Loan made to an Export Prepayment Borrower (other than VGmbH). The obligation of each Lender to make any Export Prepayment Loan to an Export Prepayment Borrower (other than VGmbH) hereunder on a proposed Borrowing Date is subject to the satisfaction of the following conditions precedent, and the receipt by the Administrative Agent of the following documents on or before such proposed Borrowing Date, each in form and substance satisfactory to the Administrative Agent:

(a) Collateral Account. Evidence of the establishment of the Collateral Account for such Export Prepayment Borrower requesting the Export Prepayment Loan, if required by the Collateral Agent.

(b) If such Export Prepayment Borrower requesting the Export Prepayment Loan has not previously executed and delivered the relevant Security Documents:

(i) Security Documents. Each of the Security Documents for such Export Prepayment Borrower, duly authorized, executed and delivered by the parties thereto, together with evidence of the taking of all such other action as may be required (except for any filings or registrations pursuant to Section 8.14), in the opinion of United States and Brazil counsel, under the laws of the United States of America and Brazil to perfect the Liens created by such Security Documents as first priority Liens, including:

(A) completed requests for information, dated on or before the requested Borrowing Date, listing all effective UCC financing statements or other appropriate documents filed or recorded in the jurisdictions referred to above that name such Export Prepayment Borrower as debtor, together with copies of such financing statements or other documents, and

(B) evidence that all other action that the Administrative Agent may deem reasonably necessary or desirable in order to perfect and protect the first priority Liens and security interests created in the jurisdictions referred to above under each of such Security Documents has been taken.

(ii) Incumbency Certificate. If different from the certificate delivered pursuant to Section 6.1(g), a certificate of such Export Prepayment Borrower as to the authority, incumbency and specimen signatures of the individuals who have executed such Security Documents and other documents contemplated hereby on behalf of such Export Prepayment Borrower.

(iii) Opinions of Counsel.

(A) an opinion, dated on or about the date of such Security Documents, of Pinheiro Guimarães Advogados or other recognized counsel acceptable to the Administrative Agent, special Brazilian counsel to such Export Prepayment Borrower; and

(B) an opinion, dated on or about the date of such Security Documents, of White & Case LLP or other recognized counsel acceptable to the Administrative Agent, special U.S. counsel to such Export Prepayment Borrower.

6.4. Satisfaction of Conditions Precedent. (a) The Administrative Agent shall notify the Lenders and VPAR upon its receipt of all the documents required to be delivered in accordance with Section 6.1 or 6.2, as the case may be. The Administrative Agent shall promptly notify (in writing) the Lenders and VPAR of the occurrence of the Effective Date.

(b) All of the Notes, certificates, legal opinions and other documents and papers referred to in this Article VI, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Lenders and, except for the Notes, in sufficient counterparts for each of the Lenders.

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to enter into this Agreement and make the Loans hereunder, each of the Obligors makes the following representations and warranties, individually and strictly as to itself, on and as of the date hereof, and the Guarantors and each Borrower requesting a Loan, hereby make the following representations and warranties, individually and strictly as to itself, on and as of the applicable Borrowing Date (both before and after giving effect to the proposed Borrowing and to the application of the proceeds thereof and it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date):

7.1. Power and Authority. Each of the Obligors: (i) is a corporation or limited liability company, as the case may be, duly organized, validly existing and, to the extent applicable under the laws of its jurisdiction of organization, in good standing under the laws of its jurisdiction of organization, (ii) has all requisite corporate power, and has all material Governmental Approvals, necessary to own or lease its Properties and assets and carry on its business as now being or as proposed to be conducted and to do all things necessary or appropriate in respect of its business, except where failure to have such Governmental Approvals (in the aggregate) is not reasonably likely to have a Material Adverse Effect, (iii) is duly qualified and is authorized to do business and is in good standing in all jurisdictions in which the ownership, leasing or operation of its property or the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify (in the aggregate) is not reasonably likely to have a Material Adverse Effect and (iv) has full power, authority and legal right to make, execute, deliver and perform its obligations under each of the Loan Documents to which it is a party and has taken all corporate or other action necessary to authorize the making, execution, delivery and performance by it of each such Loan Document as has been executed and delivered as of each date this representation and warranty is made.

7.2. Subsidiaries. More than 50% of the Voting Stock of each of the Borrowers (other than VID, if VID is the Tested Entity) is directly or indirectly owned by the Tested Entity.

7.3. Due Authorization, Etc. The making and performance by each Obligor of the Loan Documents and Export Arrangements to which it is party have been duly authorized by all necessary corporate action (including any necessary shareholder action), and do not contravene: (i) its Organizational Documents, (ii) any Applicable Law judgment, award, injunction or similar legal restriction in effect, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect or (iii) any document or other contractual restriction binding upon or affecting it or any of its Properties, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect, or (except pursuant to the Loan Documents) result in the creation of any Lien on any of its Property. No provision of any Applicable Law imposes material adverse conditions upon the Loan Documents, the Export Arrangements or any Obligors’ obligations thereunder. Each Obligor is in compliance with all of its obligations under all of its material Debt agreements or instruments.

7.4. No Additional Authorization Required. Except for: (i) those Brazilian Governmental Approvals and documents required to be obtained in connection with the shipping of Products from Brazil under the Export Finance Agreement, which the Export Prepayment Borrowers have no reason to believe would not be obtained in due course and time, (ii) the ROFs and the registration of the related Schedules of Payment with the Central Bank, (iii) any further authorization from, notice to or registration with, the Central Bank which will enable the Exporters, the Guarantors or the Working Capital Borrowers, as the case may be and to the extent organized under the laws of Brazil, to make remittances from Brazil to make payments hereunder, or with respect to a Prepagamento or Working Capital Loan not specifically covered by the ROFs and the respective Schedules of Payment, (iv) the filing of one or more UCC financing statements, as applicable, in the District of Columbia in favor of the Collateral Agent (on behalf of the Lender Parties) with respect to the Liens on the Rights and (v) the filing of a Portuguese sworn translation of the Security Agreement with the competent Registry of Deeds and Documents in Brazil, all Governmental Approvals and other actions by, and all notices to and filings and registrations with, any Governmental Authority, and all third-party approvals, required for the due execution, delivery and performance by each of the Obligors of the Loan Documents and the Export Arrangements to which it is a party and for the legality, validity or enforceability of the Loan Documents and the Export Arrangements have been obtained and are in full force and effect and true copies thereof have been provided to the Administrative Agent.

7.5. Legal Effect. This Agreement and each other Loan Document to which it is a party have been duly executed and delivered by each Obligor, and are legal, valid and binding obligations of each Obligor, enforceable against such Obligor, in accordance with their terms, in each case, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, falência or other similar laws relating to or affecting the enforcement of creditors’ rights generally and as may be limited by equitable principles of general applicability.

7.6. Financial Statements. The audited consolidated balance sheet of VPAR as of December 31, 2010, and the related statements of income and cash flows for the fiscal year ending on that date, are complete and correct and fairly present in all material respects the financial condition of VPAR and its Subsidiaries on a consolidated basis as at such date and the results of its operations for the fiscal year ending on such date, all in accordance with applicable GAAP, and neither VPAR nor any of its consolidated Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments not disclosed therein. The audited consolidated balance sheet of each Borrower (other than VID) as of December 31, 2010, and the related statements of income and cash flows for the fiscal year ending on that date, are complete and correct and fairly present in all material respects the financial condition of each Borrower and its Subsidiaries on a consolidated basis as at such date and the results of its operations for the fiscal year ending on such date, all in accordance with applicable GAAP, and none of the Borrowers nor any of their respective consolidated Subsidiaries has any material contingent liabilities or unusual forward or long-term commitments not disclosed therein. Since December 31, 2010, no event or circumstance has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect.

7.7. Ranking; Priority. The payment obligations of each Obligor under the Loan Documents to which it is a party are and will at all times be unconditional general obligations of such Obligor, and rank and will at all times rank at least pari passu with all other present and future unsubordinated Debt of such Obligor; it being understood that such other Debt may be secured by Liens as permitted by Section 8.6 (and, as such, may have a prior claim to the Properties subject to such Liens) but no other Debt or other obligations shall benefit from Liens on the Rights.

7.8. No Actions or Proceedings. There is no litigation, action, suit, investigation, claim, arbitration or other proceeding pending or, to the best knowledge of any Obligor, threatened against any Obligor by or before any arbitrator or Governmental Authority that: (i) in the aggregate, has had or, if adversely determined, could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity, binding effect or enforceability of any of the Loan Documents or the transactions contemplated hereby.

7.9. Commercial Activity; Absence of Immunity. Each of the Obligors is subject to civil and commercial law with respect to its obligations under the Loan Documents to which it is a party, and the making and performance by it of such Loan Documents constitute private and commercial acts rather than public or governmental acts. None of the Obligors nor any of their respective Properties is entitled to immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) in connection therewith, arising under the Loan Documents.

7.10. Taxes. Each of the Obligors has filed all material tax returns required to be filed by it (taking into account any applicable extensions) and has paid all Taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings or would not reasonably be expected to have a Material Adverse Effect.

7.11. Legal Form. Each of the Loan Documents is (or upon its coming into existence will be) in proper legal form under its governing law for the enforcement thereof against the parties thereto; provided that, (1) for the admissibility in evidence of any Loan Document before Brazilian courts: (a) the signatures of the parties signing such document outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a Brazilian consular officer at the competent Brazilian consulate; and (b) such document must be translated into Portuguese by a sworn translator; (2) for the admissibility in evidence of any Loan Document before Austrian courts: such document will have to be translated into the German language and certified by a sworn court translator; and (3) for the admissibility in evidence of any Loan Document before Peruvian courts: such document must be translated into Spanish by a duly authorized public translator in Peru (i.e. traducción oficial). Subject to the preceding sentence, all formalities required in Austria, Brazil, Canada and/or Peru for the validity and enforceability (including any necessary registration, recording or filing with any court or other Governmental Authority) of each Loan Document have been accomplished, and no Taxes are required to be paid for the validity and enforceability thereof except, (i) in the case of enforcing any Loan Document in each of Brazil and Canada, the litigating party (plaintiff) will have to post security or a performance bond to secure the costs of the proceeding and the fees of the opposite party’s (defendant) lawyer as required, in the case of Brazil, by Article 835 of the Brazilian Civil Procedure Code, and (ii) in the case of enforcing any Loan Document in Austria, upon the defendant’s motion, a claimant not resident in the European Union may be required to post security for procedural costs (Prozesskostensicherheit); in addition, stamp duty could be triggered.

7.12. Full Disclosure. The information, reports, financial statements, exhibits and schedules furnished from time to time in writing by (or on behalf of) any Obligor to either Agent and/or the Lenders in connection with the Loan Documents or included therein or delivered pursuant thereto do not and will not contain any untrue statement of material fact or, taken as a whole, omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading on the date as of which such information is stated or certified, it being understood for purposes of this Section 7.12 that projections as to future events are not to be viewed as statements of fact.

7.13. Security Interest. The Loan Documents will provide so long as any Export Prepayment Loan is outstanding, the Collateral Agent (on behalf of the Lender Parties) with effective, valid, legally binding and enforceable first priority Liens on all of the Rights to which Article 9 of the UCC is applicable under U.S. law. None of the Collateral is (or will be) located in Austria and/or is (or will be) governed by Austrian law, and accordingly, no action must be taken in Austria to ensure that the Liens on all of the Rights in the United States (to the extent set forth in the immediately preceding sentence) are effective, valid, legally binding and enforceable. The Collateral Agent’s security interests described above will be, as of the initial Borrowing Date (and, with respect to all subsequently acquired Rights, will be when so acquired)

superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of Lien, assignment or otherwise. Upon the filing of the UCC financing statements in the Office of the Recorder of Deeds of the District of Columbia and the filing of the sworn translation of the Security Agreement with the competent Registry of Deeds and Documents in Brazil all necessary action will have been taken as of the applicable Borrowing Date under the applicable laws of the United States of America to establish and perfect the Collateral Agent’s first priority rights in and to the Rights to which Article 9 of the UCC is applicable under U.S. law.

7.14. Title to Assets; Liens. Except for Liens permitted in Section 8.6, each of the Obligors: (a) has good and marketable title to all of the material Property (including: (i) with respect to each Borrower, all of the Rights pledged by it under the Loan Documents, and (ii) with respect to the Exporters, before its sale thereof, all Products (and related Receivables) that become a part of the Rights) purported to be owned by it, free and clear of all Liens, and holds such title and all of such Property in its own name and not in the name of any nominee or other Person and (b) except under the Loan Documents, is not restricted by its Organizational Documents, contract, Applicable Law or otherwise from creating Liens on any of the Rights pledged by it under the Loan Documents.

7.15. No Default. No Default or Event of Default exists.

7.16. Compliance. Except to the extent that any non-compliance (individually or in the aggregate) is not reasonably likely to have a Material Adverse Effect, each Obligor is in compliance with its Organizational Documents and all Applicable Laws (including Environmental Laws), Governmental Approvals and contractual obligations applicable to it.

7.17. Solvency. None of the Obligors, is insolvent as defined under any Applicable Law nor, after giving effect to the consummation of the transactions contemplated in the Loan Documents, will any Obligor, be rendered insolvent by the execution and delivery of the Loan Documents to which it is a party or the consummation of the transactions contemplated thereby. None of the Obligors is engaged in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration its obligations incurred hereunder and under the other Loan Documents to which it is a party.

7.18. Investment Company Act. None of the Obligors is required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940 (the “1940 Act”), as amended. Neither the borrowing of any Loans nor the application of the proceeds or repayment thereof by any Borrower, nor the consummation of the other transactions contemplated by the Loan Documents will violate any provision of the 1940 Act or any rule, regulation or order of the Securities and Exchange Commission promulgated thereunder.

7.19. UCC Matters. None of the Export Prepayment Borrowers: (a) has a place of business in the United States of America, (b) has used any trade names, assumed names or prior corporate names within the last five years (other than VID, VS, VMZ and VMN), (c) has changed its corporate structure or jurisdiction of organization within the last five years, and (d) has any “notice of an adverse claim” (within the meaning of Section 8-105 of the UCC) with respect to the Collateral. Neither the Applicable Laws of Brazil nor Austria require that information concerning the existence of a non-documented (i.e., not documented by means of a title or instrument) and non-possessory security interest in the Rights be made generally available in a filing, recording or registration system as a condition or result of the security interest’s obtaining priority over the rights of a lien creditor with respect to the Property covered thereby; provided that, such Rights are located, held or relate to Property located or held outside Brazil and Austria respectively.

7.20. Availability and Transfer of Foreign Currency. Except as set forth in Section 7.4, each of the Obligors has obtained all foreign exchange control approvals or other authorizations by the government of Brazil or any Governmental Authority thereof as are required to assure the availability of Dollars to enable such Obligor to perform all of its obligations under each Loan Document to which it is a party in accordance with the terms thereof. Except as set forth in Section 7.4, there are no restrictions or requirements currently in effect which limit the availability or transfer of foreign exchange for the purpose of the performance by either such Obligor or such Exporter of its respective obligations under this Agreement or any other Loan Document to which such Obligor is a party.

7.21. Anti-Terrorism Laws. (a) Neither the Borrowers nor any of their Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (the “Patriot Act”).

(b) Neither the Borrowers nor any of their Affiliates acting or benefiting in any capacity in connection with the Loans is any of the following:

(i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

(iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or

(v) a Person or entity that is named as a “specially designated national and blocked person” on the most current list published by OFAC or any list of Persons issued by OFAC pursuant to the Executive Order at its official website or any replacement website or other replacement official publication of such list (collectively, the “OFAC Lists”).

(c) Neither the Borrowers nor, to the knowledge of the Borrowers, any of their Affiliates acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (b) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

ARTICLE VIII

COVENANTS OF THE OBLIGORS

8.1. Corporate Existence; Inspection; Books and Records. (a) Except to the extent permitted otherwise by Section 8.9, each of the Obligors shall preserve and maintain its legal existence and, except to the extent that the failure to do so (in the aggregate) would not reasonably be expected to have a Material Adverse Effect, obtain and maintain all Governmental Approvals, rights, privileges, licenses and franchises necessary for the maintenance of its corporate existence and good standing.

(b) At least once per calendar year, and at any other time during the existence of any Default or Event of Default, each of the Obligors shall permit representatives of either Agent, during normal business hours, at the cost and expense of such Obligor during any Default or Event of Default and (except during the existence of a Default or Event of Default) following at least five Business Days notice, to examine, copy and make extracts from its books and records, to inspect any of its Property and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Agent (as the case may be); provided that visitations shall be limited to the information necessary to evaluate the Obligors’ ability to perform their respective obligations under the Loan Documents, and the Agents shall treat any such information as Confidential Information.

(c) Each of the Obligors shall: (i) engage internationally recognized independent accountants to audit its financial statements; and (ii) maintain a system of accounting in which full and correct entries shall be made of all of its financial transactions, assets and liabilities in accordance with applicable GAAP.

(d) No Obligor shall amend, modify or otherwise change any of its estatutos sociais, by-laws or other similar documents in any way that would materially adversely affect the Lender Parties without the prior written consent (which consent shall not be unreasonably withheld or delayed) of the Majority Lenders.

8.2. Compliance; Insurance. (a) Each of the Obligors shall: (i) comply with the requirements of all Applicable Laws (including all Environmental Laws and export regulations) and orders of any Governmental Authority and with all material contractual obligations applicable to it, in each case to the extent that the failure to comply therewith could (in the aggregate) reasonably be expected to have a Material Adverse Effect, except where (and for so long as) the necessity of compliance therewith is being contested in good faith by appropriate proceedings, (ii) timely file all required tax returns required to be filed by it and pay and discharge at or before maturity all of its material obligations (including tax liabilities, except where the same are contested in good faith and by proper proceedings and against which adequate reserves are being maintained to the extent required by applicable GAAP or where the failure to pay or discharge such obligations or liabilities could not (in the aggregate) reasonably be expected to have a Material Adverse Effect) and (iii) maintain all of its Property used or useful in its business in good working order and condition, ordinary wear and tear excepted, and keep such Property insured in accordance with customary industry standards in the jurisdiction in which it operates, except in each case of the foregoing to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b) Each of the Obligors shall comply with all instructions and directions from the Administrative Agent in connection with the negotiating, filing, processing and collection of any claim in respect of a Credit Insurance Policy that covers a Designated Receivable, and upon request of the Administrative Agent and the occurrence and continuance of an Event of Default, shall permit the Administrative Agent or its designee to exclusively negotiate, file, process and collect any such claim.

8.3. Governmental Approvals. Each of the Obligors shall maintain in full force and effect, all Governmental Approvals from time to time necessary for its authorization, execution and delivery of the Loan Documents to which it is a party, and the due performance of all of its obligations, and the exercise of all of its rights, thereunder.

8.4. Reporting Requirements. Each of the Obligors (as applicable as set forth below) shall provide to the Administrative Agent (who shall promptly distribute to the Lenders); provided that notwithstanding Section 12.3, items pursuant to clauses (a) through (c) below may be provided in electronic form reasonably acceptable to the Administrative Agent, in which case the Administrative Agent shall not be obligated to retain a hard copy of such document:

(a) as soon as available and in any event (i) within one hundred fifty (150) days after the last day of each fiscal year of the Tested Entity, annual audited consolidated financial statements of the Tested Entity (in the case in which the Tested Entity is VPAR, including information with respect to the separate “Financial Segment” and “Industrial Segment” of VPAR), with the opinion thereon of internationally recognized independent public accountants, (ii) within one hundred fifty (150) days after the last day of each fiscal year of each Borrower with a Loan outstanding at such time, annual audited consolidated financial statements of such Borrower, with the opinion thereon of internationally recognized independent public accountants, (iii) within ninety (90) days after the end of the six-month period ending June 30th, semi-annual unaudited consolidated financial statements of the Tested Entity (in the case in which the Tested Entity is VPAR, including information with respect to the separate “Financial Segment” and “Industrial Segment” of VPAR), as at and for the Fiscal Semester ending on June 30th and (iv) within ninety (90) days after the end of each fiscal quarter ending March 31 and September 30, quarterly unaudited consolidated financial statements of the Tested Entity (in the case in which the Tested Entity is VPAR, including information with respect to the separate “Financial Segment” and “Industrial Segment” of VPAR), as at and for each such fiscal quarter then ending, all of the above prepared in accordance with GAAP;

(b) each time annual, semi-annual and, if the Tested Entity publicly publishes audited quarterly financial information, quarterly financial statements are required to be delivered by the Tested Entity under this Section 8.4 and only if the Tested Entity is then subject to the financial covenants pursuant to Section 8.10, a certificate of the chief financial officer (or more senior officer) of the relevant Obligor: (i) upon delivery of the Tested Entity’s annual and semi-annual financial statements, providing a calculation (in reasonable detail) of the Debt Service Coverage Ratio, the Net Debt to EBITDA Ratio and the Total Debt to Total Capitalization Ratio as of the end of the then-most recent Fiscal Semester and (ii) certifying that his/her review has not disclosed the existence of a Default or, if any Default then exists, specifying the nature and period of existence thereof and what action the Obligor has taken or proposes to take with respect thereto;

(c) within five (5) Business Days after any Obligor obtains knowledge of any Default, a certificate of the chief financial officer or the chief accounting officer (or more senior officer) thereof setting forth the details thereof and the action(s) that is/are being taken or is/are proposed to be taken with respect thereto;

(d) promptly (and, in any event, within five (5) Business Days) after any Obligor’s knowledge thereof, notice of any litigation, claim, investigation, arbitration, other proceeding or controversy pending or, to its knowledge, threatened involving or affecting such Obligor or any Exporter: (i) that could reasonably be expected to have a Material Adverse Effect or (ii) relating to any of the Loan Documents;

(e) promptly (and, in any event, within five (5) Business Days) after any Obligor’s knowledge thereof, notice of any other event or development that could reasonably be expected to have a Material Adverse Effect; and

(f) from time to time, such other information with respect to the Obligors, the Loan Documents and/or the transactions contemplated hereby or thereby as any Lender (through the Administrative Agent) or either Agent may reasonably request.

8.5. Ranking; Priority. Each of the Obligors shall promptly take all actions as may be necessary to ensure that its obligations under the Loan Documents to which it is a party will at all times constitute unconditional and unsubordinated general obligations thereof ranking at least pari passu with all of its other present and future unsubordinated Debt thereof; it being understood that such other Debt or other obligations may be secured by Liens permitted by Section 8.6 (and, as such, may have a prior claim to the Properties subject to such Liens) but no other Debt shall benefit from Liens on the Rights.

8.6. Negative Pledge. No Obligor shall create, assume or suffer to exist any Lien on the Designated Receivables or the Rights pertaining to Designated Receivables which are necessary for purposes of satisfying the Specified Coverage Ratio. In addition, no Obligor shall create, assume or suffer to exist (and the Guarantors shall not permit any Designated Subsidiary to create, assume or suffer to exist), any Lien on any of its other Property to secure any Debt, whether now owned or hereafter acquired by it, except:

(a) Liens created under the Loan Documents;

(b) any Lien on the inventory or receivables and related assets (other than those described in clause (d) below) of any Obligor or any Designated Subsidiary securing obligations:

(i) under any short term lines of credit, entered into in the normal course of business; or

(ii) under any working capital facility;

(c) Liens created solely for the purpose of securing the payment of all or a part of the purchase price (or the cost of construction or improvement, and any related transaction fees and expenses) of assets or property (including Capital Stock of any Person) acquired, constructed or improved after the date hereof; provided that (a) the aggregate principal amount of Debt secured by such Liens shall not exceed the purchase price of the assets or property so acquired, constructed or improved, (b) such Liens shall not encumber any assets or property other than the assets or property so acquired, constructed or improved and (c) other than any unimproved real property on which the property so constructed, or the improvement, is located shall attach to such assets or property within 365 days of the construction, acquisition or improvement of such assets or property; and provided, further, that to the extent that the property or asset acquired is Capital Stock, and subject to the limitations in clause (c) above, the Lien also may encumber other property or assets of the Person so acquired, and provided, further, that any Lien is permitted to be incurred on the Capital Stock of any Person securing any Debt of that Person that is (i) non-recourse to the Borrowers or either Guarantor and (ii) incurred solely for purposes of financing the acquisition, construction or improvement of any property or assets of such Person;

(d) Liens on accounts receivable and related assets in connection with any credit facility, including export or import financings and other trade transactions, or in connection with any Securitization Transaction provided that the aggregate amount of any receivables permitted pursuant to this Section 8.6(d) securing Debt shall not exceed: (a) with respect to transactions related to revenues from exports, 80% of such Person’s consolidated net sales from exports; or (b) with respect to transactions related to revenues from domestic sales, 80% of such Person’s consolidated net sales in the jurisdiction in which such Person is located;

(e) Liens granted to secure borrowings from (i) Banco Nacional de Desenvolvimento Econômico e Social-BNDES, or any other federal, regional or state Brazilian governmental development bank or credit agency, or (ii) any international or multilateral development bank, government-sponsored agency, export-import bank or official export-import credit insurer;

(f) Liens existing on the date hereof;

(g) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary; provided, however, that the Liens may not extend to any other property owned by such Person;

(h) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; provided, however, that the Liens may not extend to any other property owned by such Person;

(i) Liens securing Debt or other obligations of a Subsidiary of such Person owing to such Person or a Subsidiary of such Person;

(j) Liens in favor of surety bonds or letters of credit (except any Acceptable Letter of Credit as described in the definition thereof) issued pursuant to the request of, and for the account of, such Person in the ordinary course of its business;

(k) Liens securing obligations under hedging agreements not for speculative purposes;

(l) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of), in whole or in part, any Lien referred to in clauses (c), (e), (f), (g) or (h) above; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, except for any increase reflecting premiums, fees and expenses in connection with such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property); and

(m) any Lien that does not fall within clauses (a) through (l) above and that secures Debt which, exclusive of Debt secured by other Liens permitted under this covenant, does not exceed an aggregate principal amount equal to 15% of Consolidated Net Tangible Assets.

8.7. Use of Proceeds. (a) The Export Prepayment Borrowers shall use the proceeds (less any fees and expenses then due and payable under Sections 2.6 and 12.4) of the Export Prepayment Loans to finance transactions intended to generate exports from Brazil, including the refinancing of existing debt. The Working Capital Borrowers shall use the proceeds (less any fees and expenses then due and payable under Sections 2.6 and 12.4) of the Working Capital Loans for working capital and general corporate purposes.

(b) No part of the proceeds of the Loans shall be used directly or indirectly for the purpose (whether immediate, incidental or ultimate) of buying or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the U.S. Federal Reserve System.

8.8. Further Assurances. Each of the Obligors shall do and perform, from time to time, any and all acts (and execute any and all documents) as may be necessary or as reasonably requested by either Agent in order to effect the purposes of the Loan Documents and Export Arrangements. Without limiting the above, each of the Obligors shall, at its own cost, take all actions necessary or reasonably requested by any Agent to maintain each Lien created by the Loan Documents in full force and effect and enforceable in accordance with its terms, including: (a) making filings and recordations, (b) making payments of fees and other charges, (c) issuing and, if necessary, filing or recording supplemental documentation, including continuation statements, (d) discharging all claims or other Liens affecting any Rights, (e) publishing or otherwise delivering notice to third parties, (f) depositing title documents and (g) taking all other actions either necessary or otherwise reasonably requested by the Collateral Agent to ensure that all after-acquired property of the Obligors intended to be covered by such Liens is subject to a valid and enforceable first priority Lien in favor of the Collateral Agent (on behalf of the Lender Parties). None of the Obligors shall transfer all or any portion of the Rights to any Person except as expressly permitted or required under the Loan Documents.

8.9. Merger, Etc. None of the Obligors shall enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its Property; provided that it may merge or consolidate with or into, or sell or transfer all or substantially all of its Property to, any other Person that is (1) organized in an OECD Country (or, if not an OECD Country, such Obligor’s current jurisdiction of organization) or (2) rated at least BBB– and not organized in a jurisdiction with which dealings are generally prohibited by the laws of the United States or resolution of the United Nations, if, immediately after giving effect thereto:

(a) (i) with respect to any merger or consolidation, it is the surviving Person or, if not, the surviving Person has validly assumed its obligations under the Loan Documents to which it is a party, or (ii) with respect to a sale, transfer, lease or other disposition of all or substantially all of its Properties, the Person to whom the Property has been sold, transferred, leased or otherwise disposed has validly assumed in a manner reasonably satisfactory to the Administrative Agent all obligations under the Loan Documents to which the transferor is a party (which assumption may constitute a novation of such obligations under Applicable Law); provided that, with respect to both clauses (i) and (ii), with respect to the applicable Borrower(s), the Tested Entity owns, directly or indirectly, a majority of the Voting Stock of the surviving Person or has the power to direct or cause the direction of the management and policies of such surviving Person;

(b) no Default or Event of Default (including under Section 9.1(k)) exists or would exist immediately after such merger, consolidation, sale, transfer, lease or other disposition;

(c) each Agent shall have received any other opinions, evidence of security interest filings and other documents or evidence as it (or the Majority Lenders) may reasonably request in connection therewith; and

(d) to the extent reasonably requested by the Administrative Agent or the Majority Lenders, the Loan Documents shall have been amended (or amended and restated) to reflect such merger, consolidation, sale, transfer, lease or other disposition;

further provided that, in the event the Financial Covenants are then in effect pursuant to Section 8.10, there would not be a Default or Event of Default relating to: (i) the Total Debt to Total Capitalization Ratio under Section 8.13 if such ratio were determined as if the date on which such transaction were effected were the last day of the then-most recently completed fiscal semester or (ii) the Debt Service Coverage Ratio under Section 8.11 and/or the Net Debt to EBITDA Ratio under Section 8.12 if such ratios were determined on a pro forma basis with respect to the then-most recently completed fiscal semester and in accordance with Section 1.2(i).

8.10. Financial Covenants; Finance Subsidiaries. (a) If the Tested Entity ceases to have at any time an Investment Grade Rating from at least two Rating Agencies, the Tested Entity shall be subject to Sections 8.4(b), 8.11, 8.12 and 8.13 (collectively, the “Financial Covenants”) of this Agreement. The Tested Entity shall promptly notify the Administrative Agent of such occurrence.

(b) For the avoidance of doubt, if the Tested Entity is VPAR, the calculation of the Financial Covenants (and all components thereof) shall exclude the Finance Subsidiaries.

8.11. Debt Service Coverage Ratio. Only if required pursuant to Section 8.10, the Obligors shall not permit the Debt Service Coverage Ratio as of the end of any Fiscal Semester of the Tested Entity to be less than 1.0:1.0.

8.12. Net Debt to EBITDA Ratio. Only if required pursuant to Section 8.10, the Obligors shall not permit the Net Debt to EBITDA Ratio as of the end of any Fiscal Semester of the Tested Entity to exceed 4.0:1.0.

8.13. Total Debt to Total Capitalization Ratio. Only if required pursuant to Section 8.10, the Obligors shall not permit the Total Debt to Total Capitalization Ratio as of the end of any Fiscal Semester of the Tested Entity to exceed 0.7:1.0.

8.14. Registration of Collateral. (a) The Export Prepayment Borrowers shall ensure that one or more UCC financing statements, as applicable, are filed in the District of Columbia in favor of the Collateral Agent (on behalf of the Lender Parties) with respect to the Liens on the Rights within five (5) Business Days of the execution and delivery of the Security Agreement.

(b) The Export Prepayment Borrowers shall ensure that a complete and accurate translation (made by a sworn translator) of the Security Agreement (such translation to be in adequate form for registration with the competent Registry of Deeds and Documents in Brazil) is registered with the competent Registry of Deeds and Documents in Brazil within thirty (30) days of the execution and delivery of the Security Agreement, provided that the Export Prepayment Borrowers receive the duly consularized signature of the Collateral Agent of the Security Agreement on or before the date occurring five (5) Business Days prior to such thirtieth (30th) day after the execution and delivery of the Security Agreement. If the Export Prepayment Borrowers receive the duly consularized signature of the Collateral Agent of the Security Agreement after the date occurring five (5) Business Days prior to such thirtieth (30th) day after the execution and delivery of the Security Agreement, the Export Prepayment Borrowers shall ensure the Security Agreement is registered with the competent Registry of Deeds and Documents in Brazil within five (5) Business Days after receipt of such duly consularized signature of the Collateral Agent.

(c) VGmbH shall, at all times during the term of the Security Agreement, ensure that any pledge of Collateral pursuant to the Security Agreement is duly and promptly, not later than 20 (twenty) business days after the date of signing of the Security Agreement, recorded in its books and records in accordance with Austrian law by an annotation of the pledge of Collateral in VGmbH’s books and accounts (Buchvermerk) and in every outstanding receivables list (Offene Posten Liste); such annotation shall be made properly in German in the books of VGmbH on or below each note relating to a Collateral and shall read as follows: “Gemäß Pfandvertrag vom [Datum] sind alle gegenwärtigen und künftigen Forderungen mit ihrem Entstehen verpfändet an [Administrative Agent]. Buchvermerk gesetzt am [Datum des Buchvermerks].” In cases where Collateral is evidenced by electronic data, processing such Collateral shall be marked with a specific symbol with the general annotation that such symbol means “Verpfändet an [Administrative Agent] gemäß Pfandvertrag vom [Datum]. Buchvermerk gesetzt am [Datum des Buchvermerks].”

8.15. Release of Parent Guarantee. (a) Notwithstanding any other provision contained herein, at its election, VPAR shall be released and discharged from all its obligations in respect of the Parent Guarantee and its obligation hereunder by delivering a notice to the Administrative Agent of its election to release the Parent Guarantee at least three (3) Business Days prior to such release; provided, that, at the time of such notice, the following conditions are satisfied:

(i) VID has provided the Administrative Agent with its financial statements for the then most recent fiscal quarter or fiscal year, as applicable, required to be provided in accordance with Section 8.4(a) as if VID were subject to the provisions of such clause, which shall be (x) audited in the case of annual financial statements and (y) subject to a limited review by internationally recognized independent public accountants in the case of quarterly financial statements;

(ii) at least two Rating Agencies shall have assigned an Investment Grade Rating for VID which Investment Grade Rating shall be equal to or better than the credit rating of VPAR immediately prior to such release;

(iii) the total assets of VID shall equal at least 85% of the total assets of VPAR, as of the date of this Agreement, as reasonably determined by a financial officer of VPAR, in each case, measured on a consolidated basis, but excluding the Finance Subsidiaries; and

(iv) no Event of Default has occurred or is continuing.

(b) In connection with the release of the Parent Guarantee, VPAR shall have delivered to the Administrative Agent an officer’s certificate stating that all conditions precedent relating to the release of the Parent Guarantee have been complied with, and stating the ratings to be received after the release and the respective total assets of (i) VID on the date of the notice referred to in clause (a) above and (ii) VPAR on the date of this Agreement.

(c) Upon the release of the Parent Guarantee, VPAR will no longer be subject to any covenant or other provision of this Agreement or any other Loan Document.

8.16. Termination of Existing Revolving Facility. Immediately following the date hereof, and in no event later than two (2) Business Days after the Effective Date, VPAR shall deliver a notice to the administrative agent party to that certain Senior Revolving Credit Agreement dated as of April 30, 2007, among VGmbH, as borrower, VPAR, as guarantor, the lenders party thereto and Citibank, N.A., as the administrative agent, terminating such senior revolving credit agreement and all of the commitments thereunder.

8.17. Addition or Release of an Exporter. At any time, the Tested Entity shall be entitled to add another Subsidiary as an exporter hereunder (an “Additional Exporter”) and/or release an existing Exporter (a “Released Exporter”) upon delivery to the Administrative Agent of (i) an officer’s certificate executed by an officer of the Tested Entity certifying that the remaining Exporters (not including any Released Exporter and including, if applicable, any

Additional Exporter) will have sufficient Designated Receivables to satisfy the Specified Coverage Ratio during any Interest Period in which satisfaction of the Specified Coverage Ratio is required, (ii) in the case of the addition of an Additional Exporter, an Export Finance Agreement duly executed and delivered by such Additional Exporter and the other parties thereto and (iii) if the Released Exporter has a ROF in its name, a copy of an amended registration of the prepayment of exports in an aggregate amount equal to the aggregate amount of such ROF in the name of a remaining existing Exporter (which may be the Additional Exporter), under the Declaratory Registry – Module Registry of Financial Transactions (Registro Declaratório – Módulo Registro de Operações Financeiras) of the Data System of the Central Bank of Brazil – SISBACEN, in accordance with applicable Central Bank regulations. Upon satisfaction of the conditions set forth in the preceding sentence, as applicable, and notwithstanding any other provision in this Agreement or any other Loan Document, the Released Exporter shall be deemed to be automatically released and any Additional Exporter shall be deemed to be added as an Exporter, without the consent of any Lender Party.

ARTICLE IX

EVENTS OF DEFAULT

9.1. Events of Default. Each of the following events is herein called an “Event of Default”:

(a) (i) any payment of any principal on the Loans or the Notes shall not be paid in full when due or (ii) any Obligor shall default for five (5) Business Days or more in the payment of any interest, fee or any other amount (except any amount referred to in clause (i) above) whatsoever payable (or to be deposited) under the Loan Documents (including amounts payable pursuant to Section 4.5(c));

(b) any representation, warranty or certification made or deemed made herein or in any other Loan Document (or in any modification or supplement hereto or thereto) by any Obligor, or in any certificate furnished to any Lender or either Agent pursuant to the provisions hereof or of any other Loan Document, shall prove to have been inaccurate in any material respect as of the time made or deemed made;

(c) (i) failure to pay when due or, as the case may be, within any originally applicable grace period, any amount of principal and premium, if any, or interest or other amounts, due under the terms of any instrument evidencing Debt of any Votorantim Party or (ii) any such Debt of any Votorantim Party becomes due and payable prior to its stated maturity otherwise than at the option of the issuer thereof by reason of the occurrence of an event of default howsoever described; provided that, the amount of any instruments evidencing such Debt in subclause (i) or (ii), individually or in the aggregate, equals U.S.$100,000,000 or more (or its equivalent in other currency or currencies);

(d) any Obligor shall default (i) in the observance or performance of any of its obligations under any of Sections 8.4(c), 8.4(d), 8.4(e), 8.5, 8.6, 8.9, 8.11, 8.12 or 8.13 (provided that under Sections 8.11, 8.12 or 8.13, only if such Financial Covenants are then in effect) or (ii) for a period of three (3) Business Days or more, after receiving notice from any Lender Party in the observance or performance of any of its obligations under any of Sections 5.2(a), 5.2(b), 5.2(g) or 5.2(k) or (iii) for a period of five (5) Business Days or more, after receiving notice from any Lender Party in the observance or performance of any of its obligations under Section 5.3(c) or (iv) any Obligor shall default for a period of thirty (30) days or more, after receiving notice from any Lender Party in the observance or performance of any of its other obligations under this Agreement (other than as provided in clause (a) of this Section 9.1) or any other Loan Document;

(e) any Votorantim Party shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

(f) any Votorantim Party shall: (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, administrator, liquidator or similar Person of itself or of all or any substantial part of its Property; (ii) make a general assignment for the benefit of its creditors; (iii) file a petition seeking to take advantage of any Applicable Law relating to bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, liquidation, falência, dissolution, arrangement or winding up or composition or readjustment of debts; or (iv) take any corporate action for the purpose of effecting any of the foregoing;

(g) a proceeding or case shall be commenced against any Votorantim Party, without its application or consent, seeking: (i) its reorganization, liquidation, dissolution, arrangement or winding up, or the composition or readjustment of its debts; (ii) the appointment of a receiver, custodian, trustee, examiner, administrator, liquidator or similar Person of it or of all or any substantial part of its Property; or (iii) similar relief in respect of it under any Applicable Law relating to bankruptcy, insolvency, reorganization, recuperação judicial, recuperação extrajudicial, liquidation, falência, dissolution or winding up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days;

(h) one or more judgment(s), order(s), decree(s), award(s), settlement(s) and/or agreement(s) to settle (including any relating to any arbitration) is/are rendered against any Votorantim Party in an amount exceeding U.S.$100,000,000 (or its equivalent in any other currency) in the aggregate and shall remain unsatisfied, undischarged and in effect for a period of sixty (60) or more days without a stay of execution, unless the same is either: (i) adequately bonded or covered by insurance where the surety or the insurer, as the case may be, has admitted liability in respect of such judgment(s), order(s), decree(s), award(s), settlement(s) and/or agreement(s) to settle or (ii) is being contested by appropriate proceedings properly instituted and diligently conducted and, in either case, such process is not being executed against any Property of such Votorantim Party;

(i) any Governmental Approval at any time necessary to enable any Obligor to comply with any of its obligations under any of the Loan Documents shall be revoked, withdrawn, withheld or otherwise not in full force and effect and is not reinstated to the satisfaction of the Majority Lenders within the earlier of (a) thirty (30) days or (b) prior to the third Business Day before the day in which it shall be required to enable the Obligors to comply with its obligations under the Loan Documents, or shall be modified or amended in a manner that (in the aggregate) has had or could reasonably be expected to have a Material Adverse Effect;

(j) (i) any Loan Document shall at any time be suspended, revoked or terminated or for any reason cease to be valid and binding or in full force and effect (other than upon expiration in accordance with the terms thereof), (ii) performance by any Obligor of any obligation thereunder shall become unlawful, unless the failure to perform such obligation does not, or would not, have a Material Adverse Effect, (iii) any Obligor shall so assert in writing, or (iv) the validity or enforceability thereof shall be contested by any Obligor or (v) any Lien provided for in the Loan Documents shall cease to exist or cease to give the Collateral Agent (on behalf of the Lender Parties) a first priority perfected security interest unless the Collateral Agent has a first priority perfected security interest in Tested Collections and Designated Receivables in an aggregate amount necessary to satisfy the Specified Coverage Ratio and any such default shall continue for a period of twenty (20) days or more, after receiving notice from any Lender Party; or

(k) a Change in Control shall occur.

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Majority Lenders: (A) by notice to the Obligors, declare: (1) the Commitments to be terminated immediately, whereupon the Commitments shall immediately terminate, and (2) the principal amount then outstanding of, and the accrued interest on, the Loans and the Notes and all other amounts payable by the Obligors under the Loan Documents (including any amounts payable under Section 4.4) to be immediately due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Obligors; provided that in the case of an Event of Default of the kind referred to in clause (e), (f) or (g), the Commitments shall automatically terminate and all amounts payable under the Loan Documents shall automatically become immediately due and payable, without any further action by any Person, and/or (B) instruct the Collateral Agent to liquidate the Rights and apply the proceeds thereof to the payment of amounts owing under the Loan Documents and/or (C) exercise any other rights and remedies available at law and in equity.

ARTICLE X

THE AGENTS

10.1. Appointment, Powers and Immunities. (a) Each Lender hereby appoints and authorizes each of the Agents to act as its agent hereunder and (as applicable) under the other Loan Documents to which such Agent is a party with such powers as are specifically delegated to such Agent by the terms of this Agreement and (as applicable) the other Loan Documents to which such Agent is a party, together with such other powers as are reasonably incidental thereto. Each Agent (which term as used in this sentence and in Section 10.5 shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees, representatives and agents):

(i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents to which such Agent is a party and shall not by reason of this Agreement or any other Loan Document be a trustee or fiduciary for any Lender Party,

(ii) shall not be responsible to the Lender Parties for any recitals, statements, representations or warranties contained in any Loan Document, or in any certificate or other document referred to or provided for in, or received by any of them under, any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Rights or any Loan Document or any other document referred to or provided for herein or for any failure by any Obligor to perform any of its obligations hereunder or thereunder,

(iii) shall not be required to initiate or conduct any litigation or collection proceedings under any Loan Document,

(iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct,

(v) shall not be bound to make any investigation into the facts or matters stated in any certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document,

(vi) shall not be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether such Agent has been advised of the likelihood of such loss or damage and regardless of the form of action,

(vii) in no event shall either Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that each Agent shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances, and

(viii) shall have no responsibility to confirm the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, and

(ix) shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their respective Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

Each Agent may employ agents and attorneys-in-fact and shall not be responsible for the negligence or misconduct of or for the supervision of any such agents or attorneys-in-fact that were selected by it in good faith. Each Agent shall as soon as practicable provide the Lenders with all information and copies of all notices which are given to it and which by the terms of this Agreement are to be provided or given to the Lenders.

(b) Before either Agent acts or refrains from acting, it may require an officer’s certificate from any Obligor and/or an opinion of counsel satisfactory to such Agent with respect to the proposed action or inaction. Neither Agent shall be liable for any action it takes or omits to take in good faith in reliance upon such certificate or opinion. Whenever in the administration of the Loan Documents to which such Agent is a party, either Agent shall deem it necessary or desirable that a matter be provided or established before taking or suffering or omitting to take any act under any Loan Document to which such Agent is a party, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of such Agent, be deemed to be conclusively proved and established by an officers’ certificate delivered to such Agent, and such certificate, in the absence of gross negligence or bad faith on the part of such Agent, shall be full warrant to such Agent for any action taken, suffered or omitted to be taken by it under the Loan Documents upon the faith thereof.

(c) Any Person: (i) into which either Agent may be merged or consolidated or (ii) that may result from any merger, conversion or consolidation to which either Agent shall be a party shall (if such Agent is not the surviving entity) be the successor of such Agent without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

10.2. Reliance by the Agents. Each Agent shall be entitled to rely conclusively upon any certification, notice or other communication (including any thereof by e-mail, telephone or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the appropriate Person(s), and upon advice and statements of legal counsel and other experts selected by such Agent. As to any matters not expressly provided for in the Loan Documents, the Collateral Agent shall be fully protected in relying upon the Administrative Agent’s instruction and the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Majority Lenders, and such instructions of the Majority Lenders and any action taken or failure to act pursuant thereto shall be binding upon all of the Lender Parties.

10.3. Defaults. Neither Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless it has received written notice from a Lender or an Obligor specifying such Default and stating that such notice is a “Notice of Default.” If either Agent receives such a notice, then it shall give prompt notice thereof to the Lenders, the Borrowers (if such notice is received from a Lender) and the other Agent. Any determination of the existence of a Default or Event of Default shall be made solely by the Majority Lenders. The Administrative Agent shall (subject to Section 10.7) take such action with respect to any such Default as shall be directed by the Majority Lenders; provided that unless and until the

Administrative Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interest of the Lender Parties except to the extent that the Loan Documents expressly require that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders or all of the Lenders.

10.4. Rights as a Lender. With respect to any Commitment and Loan made or Note held by it, The Bank of Tokyo-Mitsubishi UFJ, Ltd. (and any successor acting as an Agent) in its capacity as a Lender hereunder shall have the same rights, powers and obligations as any other Lender and may exercise the same as though it were not acting as an Agent or Lender, and the term “Lender” shall, unless the context otherwise indicates, include each Agent in its individual capacity. The Bank of Tokyo-Mitsubishi UFJ, Ltd. (and any successor acting as an Agent) and its Affiliates may (without having to account therefore to any Lender) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with any Obligor, any Eligible Offtaker, any Eligible Financial Institution and any Affiliate of any thereof as if it were not acting as an Agent, and The Bank of Tokyo-Mitsubishi UFJ, Ltd. (and any such successor) and its Affiliates may accept fees and other consideration from any such Person(s) for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.

10.5. Indemnification. The Lenders agree to indemnify each Agent (to the extent not reimbursed under Section 12.4, but without limiting the obligations of the Obligors under Section 12.4) ratably in accordance with the aggregate principal amount of the Loans held by the Lenders (or, if no Loans are at the time outstanding, ratably in accordance with their respective Commitments) (in each case determined at the time such indemnity is sought), for any and all losses, liabilities, claims, obligations, damages or expenses (including the fees and disbursements of counsel) incurred by it arising out of or by reason of any investigation in any way relating to or arising out of this Agreement or any other Loan Documents to which such Agent is a party or the transactions contemplated hereby (including the costs and expenses that the Obligors are obligated to pay under Section 12.4, but excluding, other than additional administrative costs and expenses resulting from a Default, normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or of any such other documents; provided that no Lender shall be liable to either Agent for any of the foregoing to the extent that it arises from the gross negligence or willful misconduct of such Agent as determined by a final, nonappealable judgment by a court of competent jurisdiction. In no event shall any Lender be liable to either Agent or any other Lender for any punitive or consequential damages in connection with any of the Loan Documents. The obligations of the Lenders under this Section 10.5 shall survive the termination of this Agreement, the repayment of the Loans and/or the earlier resignation or removal of an Agent.

10.6. Non-Reliance upon the Agents and other Lenders. Each Lender agrees that it has, independently and without reliance upon either Agent or any other Lender, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and decision to enter into this Agreement and that it will, independently and without reliance upon either Agent or any other Lender, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Neither Agent shall be required to keep itself informed as to the performance or observance by any Obligor of this Agreement, any other Loan Document or any other document referred to or provided for herein or to inspect the Properties or books of any Obligor. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent or the Collateral Agent under the Loan Documents to which such Agent is a party, neither Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of any Obligor that may come into the possession of such Agent or any of its Affiliates.

10.7. Failure to Act. Except for any action expressly required of an Agent under a Loan Document to which such Agent is a party, it shall in all cases be fully justified in failing or refusing to act under the Loan Documents unless it shall receive further assurances to its reasonable satisfaction from the Lenders of their indemnification obligations under Section 10.5 against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. No provision of any Loan Document shall require either Agent to take any action that it reasonably believes to be contrary to Applicable Law or to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Notwithstanding the foregoing, the Collateral Agent shall at all times follow the instructions of the Administrative Agent or the Borrowers, as the case may be (consistent with the provisions in each of the Loan Documents), but in no event shall the Collateral Agent at any time be directed by the Lenders to take action.

10.8. Resignation or Removal of the Agents. Subject to the appointment and acceptance of a successor Agent as provided below, each Agent may resign at any time by giving notice thereof to the Lenders and the Obligors, and each Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders (if no Default or Event of Default then exists, with the written consent of the Tested Entity, which consent shall not be unreasonably withheld or delayed) shall have the right to appoint a successor Administrative Agent or Collateral Agent, as the case may be. If no successor Administrative Agent or Collateral Agent, as the case may be, shall have been so appointed and shall have accepted such appointment within thirty (30) days after the relevant existing Agent’s giving of notice of resignation or the Majority Lenders’ election to remove such existing Agent, then such existing Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a bank that has a combined capital and surplus of at least U.S.$500,000,000 (or its equivalent in any other currency). Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent, as the case may be, hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of such existing Agent, and such existing Agent shall be discharged from its duties and obligations hereunder. After any Agent’s resignation or removal hereunder, the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

10.9. Limitation on Duty of Collateral Agent in Respect of Collateral. (a) Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Agent in good faith.

(b) The Collateral Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

10.10. Concerning the Collateral Agent and the Collateral. The Collateral Agent shall have no duty to act outside of the United States in respect of any Collateral located in any jurisdiction other than the United States (“Foreign Collateral”) but shall at the specific request of the Administrative Agent, appoint a Person or Persons to act on behalf of the Secured Parties with respect to such Foreign Collateral. Such qualified Person or Persons and the Collateral Agent shall, provided the same are reasonably acceptable to the Collateral Agent, enter into a collateral assignment pledge agreement, mortgage, enforcing document or other security agreement purporting to relate to the Lien or security interest in such item of Foreign Collateral pursuant to which such Person or Persons shall exercise the rights and remedies of the Collateral Agent and Secured Parties in the Collateral for their respective benefit.

10.11. Appointment of Collateral Agent. (a) Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirement of any jurisdiction in which any Collateral may at the time be located and for purposes of enforcement, the Collateral Agent shall have the power and may execute and deliver all instruments to appoint one or more Persons to act as its agent of the Secured Parties of all or any part of the Collateral, and to vest in such Person or Persons, in such capacity and for the benefit or on behalf of the Secured Parties, such title to the Collateral, or any part thereof, and such powers, duties, obligations, rights and trusts as the Collateral Agent may consider necessary or desirable, provided that the appointment of such agent shall be subject to the approval of the Administrative Agent, which approval shall not be unreasonably withheld, and provided further, that any such agent shall agree to be liable to the Secured Parties to the extent the Collateral Agent is so liable pursuant to this Agreement.

(b) All rights and powers, conferred or imposed upon the Collateral Agent may be conferred or imposed upon and may be exercised or performed by an agent.

(c) Any notice, request or other writing given to the Collateral Agent shall be deemed to have been given to each of the agents as effectively as if given to each of them. Every instrument appointing any agents shall refer to this Agreement.

(d) Any agent may at any time appoint the Collateral Agent as its agent or attorney in fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.

(e) The Collateral Agent shall not be responsible for any willful misconduct or negligence on the part of any agent appointed with due care and in good faith pursuant to this Section.

ARTICLE XI

GUARANTY

11.1. Guaranty. (a) For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Guarantors hereby unconditionally and irrevocably jointly and severally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) and performance of all obligations (of any nature whatsoever) of the Borrowers as primary obligors and not merely as sureties and with respect to all such obligations howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. This is a guaranty of payment and not merely of collection.

(b) All payments made by the Guarantors under this Article XI shall be payable in the manner required for payments by the Borrowers hereunder, including: (i) the obligation to make all such payments free and clear of, and without deduction for, any Taxes (including withholding Taxes), (ii) the obligation to pay interest at the Default Rate and (iii) the obligation to pay all amounts due under the Loans and the Notes in Dollars.

(c) Notwithstanding any other provision in this Agreement or any other Loan Document, Guarantors shall mean only VID once the Parent Guarantee is released pursuant to Section 8.15.

11.2. Guaranty Unconditional. The obligations of each Guarantor under this Article XI shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

(a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation(s) of any Borrower or any Exporter under the Loan Documents and/or any Commitment(s) under the Loan Documents, by operation of law or otherwise,

(b) any modification or amendment of or supplement to this Agreement or any other Loan Document,

(c) any release or impairment of any Rights,

(d) any change in the corporate existence, structure or ownership of any Borrower, any Exporter, or any other Person, or any event of the type described in Section 9.1(e), (f) or (g) with respect to any Person,

(e) the existence of any claim, set-off or other rights that such Guarantor may have at any time against any Borrower, the other Guarantor or any Exporter, either Agent, any other Lender Party or any other Person, whether in connection herewith or with any unrelated transactions,

(f) any invalidity or unenforceability relating to or against any Borrower, the other Guarantor or any Exporter, for any reason of any Loan Document, or any provision of Applicable Law purporting to prohibit the performance by any Borrower, or any Exporter of any of their respective obligations under the Loan Documents, or

(g) any other act or omission to act or delay of any kind by any Borrower, the other Guarantor or any Exporter, either Agent, any other Lender Party or any other Person or any other circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable discharge of the obligations of any Borrower, any Guarantor or any Exporter under the Loan Documents.

11.3. Discharge Only Upon Payment in Full; Reinstatement In Certain Circumstances. The obligations of each Guarantor hereunder shall remain in full force and effect until all of the payment and performance obligations of each Borrower and each Exporter under the Loan Documents shall have been paid or otherwise performed in full and all of the Commitments shall have terminated. If at any time any payment made under this Agreement or any other Loan Document is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, reorganization, recuperação judicial, recuperação extrajudicial, falência or similar event of any Borrower, the other Guarantor, any Exporter or any other Person or otherwise, then the obligations of such Guarantor hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

11.4. Waiver. Each of the Guarantors hereby irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the Guaranty provided in this Article XI and notice of any liability to which this Guaranty may apply; (b) all notices that may be required by Applicable Law or otherwise to preserve intact any rights of any Lender Party against any Borrower or any Exporter, including any demand, presentment, protest, proof of notice of non-payment, notice of any failure on the part of any Borrower, the other Guarantor or any Exporter to perform and comply with any covenant, agreement, term, condition or provision of any agreement and any other notice to any other party that may be liable in respect of the obligations Guaranteed hereby (including any Borrower, the other Guarantor or any Exporter) except any of the foregoing as may be expressly required hereunder; (c) any right to the enforcement, assertion or exercise by any Lender Party of any right, power, privilege or remedy conferred upon such Person under the Loan Documents or otherwise; (d) any requirement that any Lender Party exhaust any right, power, privilege or remedy, or mitigate any damages resulting from a default, under any Loan Document, or proceed to take any action against any Rights or against any Borrower, the other Guarantor or any Exporter or any other Person under or in respect of any Loan Document or otherwise, or protect, secure, perfect or ensure any Lien on any Rights; and (e) the benefit of Articles 333 (sole paragraph), 366, 827, 829, 830, 834, 835, 837, 838, and 839 of the Brazilian Civil Code, and Articles 77 and 595 of the Brazilian Civil Procedure Code.

11.5. Subrogation. Upon making a payment under this Article, the Guarantors shall be subrogated to the rights of the payee against the relevant Borrower or the relevant Exporter, as the case may be, with respect to such obligation; provided that the Guarantors shall not enforce any payment by way of subrogation, indemnity or otherwise, or exercise any other right, against the relevant Borrower or the relevant Exporter, as the case may be, (or otherwise benefit from any payment or other transfer arising from any such right) so long as any payment obligations (other than on-going but not yet incurred indemnity obligations) of the relevant Borrower remain unpaid and/or unsatisfied under the Loan Documents.

11.6. Stay of Acceleration. If acceleration of the time for payment of any amounts payable under the Loan Documents is stayed due to any event described in Section 9.1(e), (f) or (g), then all such amounts otherwise subject to acceleration under this Agreement shall nonetheless be payable by the Guarantors hereunder immediately upon demand by the Administrative Agent.

11.7. Interpretation. Notwithstanding any other provision of the Loan Documents, the Guaranty granted by each Guarantor according to this Article XI is meant to be and shall be interpreted as an abstract guarantee agreement (abstrakter Garantievertrag) and not as surety (Bürgschaft) or joint obligation as a borrower (Mitschuldnerschaft) and each Guarantor undertakes to pay the amounts due under or pursuant to this Guaranty unconditionally, irrevocably, upon first demand and without raising any defences (“unbedingt, unwiderruflich, über erste Aufforderung und unter Verzicht auf alle Einwendungen”).

ARTICLE XII

MISCELLANEOUS

12.1. Waiver. No failure on the part of either Agent or any other Lender Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in the Loan Documents are cumulative and not exclusive of any other remedies provided by Applicable Law.

12.2. Waiver of Security, Performance Bond, Etc. To the extent that any Obligor may be entitled to the benefit of any provision of Applicable Law requiring any Lender Party in any suit, action or proceeding brought in a court of Brazil or other jurisdiction arising out of or in connection with this Agreement, the Loans, the Notes, any of the other Loan Documents or any of the transactions contemplated hereby or thereby, to post security for litigation costs or otherwise post a performance bond or guaranty or to take any similar action, each of the Obligors hereby irrevocably waives such benefit, in each case to the fullest extent now or hereafter permitted under the laws of Brazil or any such other jurisdiction.

12.3. Notices. (a) All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests, consents or demands under, this Agreement or any other Loan Document) shall be given or made in writing (including by facsimile) delivered to the intended recipient as follows:

If to the Borrowers or the Guarantors
Votorantim Participações S.A. R. Amauri, 255 – 11th Floor 01448-000 – São Paulo, SP Brasil Attention: Adriano Pascoaloto Facsimile: (55 11) 3167-1550

If to the Administrative Agent	The Bank of Tokyo-Mitsubishi UFJ, Ltd. 1251 Avenue of the Americas New York, NY 10020 Attention: Lawrence Blat Tel.: (212) 782-4310 Facsimile: (212)-782-4934 Email: lblat@us.mufg.jp

If to the Collateral Agent	Union Bank, N.A. 1251 Avenue of the Americas, 19th Floor New York, NY 10020 Attention: Hugo Gindraux Tel.: (646) 452-2011 Facsimile: (646) 452-2000 Email: hugo.gindraux@unionbank.com

If to any Lender	To its address for notices specified on Annex 2 to this Agreement

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a facsimile or mailed notice, upon receipt, in each case given or addressed as aforesaid. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any such change by a Lender, by notice to the Administrative Agent).

(b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Articles II and III if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Articles by electronic communication. The Administrative Agent or each Obligor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENTS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE MATERIALS AND/OR INFORMATION PROVIDED BY OR ON BEHALF OF ANY OBLIGOR UNDER THIS AGREEMENT OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM SUCH MATERIALS AND/OR INFORMATION. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT IN CONNECTION WITH SUCH MATERIALS AND/OR INFORMATION OR THE PLATFORM. In no event shall the Administrative Agent have any liability to any Obligor, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Obligor’s or the Administrative Agent’s transmission of materials and/or information through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent; provided, however, that in no event shall any Agent have any liability to the Borrowers, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Any agreement herein of the Agents and Lenders to receive certain notices by telephone, facsimile or other unsigned method is solely for the convenience and at the request of the Obligors. The Agents and Lenders shall (absent gross negligence or bad faith) be entitled to rely upon the authority of any Person purporting to be authorized by the Obligors to give any such notice and the Agents and Lenders shall not have any liability to the Obligors or any other Person on account of any action taken or not taken by the Agents and/or Lenders in reliance upon any such notice.

12.4. Expenses; Indemnity. (a) Whether or not the transactions contemplated hereby are consummated, the Obligors hereby agree, on a joint and several basis, to pay or reimburse from time to time upon request: (i) the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and expenses of Hughes Hubbard & Reed LLP, special U.S. counsel to the Administrative Agent and the Collateral Agent, subject to any agreed limitations with respect thereto, and printing, reproduction, document production and delivery, communication, travel and due diligence costs, including those of any consultant employed in connection therewith) in connection with: (A) the negotiation, preparation, review, translation, execution and delivery of this Agreement and the other Loan Documents and the documents and instruments prepared in connection herewith or in anticipation hereof and (B) the negotiation or preparation of any modification, amendment, supplement or waiver of any of the terms of this Agreement and the other Loan Documents (whether or not consummated) and (ii) the Agents and each of the Lenders for all of their reasonable and documented out-of-pocket costs and expenses (including the reasonable fees and expenses of legal counsel) in connection with (A) the administration of this Agreement, any enforcement or collection proceedings resulting from the occurrence of an Event of Default and (B) the negotiation or preparation of any modification, amendment, supplement or waiver of any of the terms of this Agreement and the other Loan Documents (whether or not consummated).

(b) The Obligors hereby agree, on a joint and several basis, to indemnify each Lender Party and its respective Affiliates, directors, officers, employees, representatives, attorneys and agents (each an “indemnified person”) from, and hold each of them harmless against, any and all losses, liabilities, obligations, penalties, actions, judgments, suits, costs, claims, damages, disbursements or reasonable and documented expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of any investigation, litigation, arbitration or other proceeding (whether or not the indemnified person is a party thereto) (including any threatened investigation, litigation, arbitration or other proceeding) relating to the Loan Documents and/or the use or proposed use by the Borrowers of the proceeds of the Loans or the consummation of any transactions contemplated herein or in any other Loan Document, including the reasonable and documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred with respect to Taxes (for which a separate indemnity is provided in Section 4.5(b)) or by reason of the gross negligence or willful misconduct of the Person to be indemnified, as determined by a final, nonappealable judgment by a court of competent jurisdiction). In no event shall any Obligor or any Lender Party be liable to any Person for any punitive or consequential damages in connection with any of the Loan Documents, except that the Obligors shall indemnify the Lender Parties for any punitive or consequential damages which are incurred by any Lender Party in connection with any third-party judgment imposed on such Lender Party in accordance with the immediately preceding sentence.

(c) To the extent that any undertaking in clause (b) may be unenforceable because it is violative of any Applicable Law or public policy, the Obligors shall contribute the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of such undertaking.

(d) All amounts payable or indemnifiable under this Section shall be immediately due and payable on demand. All amounts paid and costs incurred by any Lender Party in respect to any matter payable or indemnifiable under this Section shall, if not so paid or reimbursed by the Obligors before the date that is thirty (30) days after the date on which the Obligors were requested to make such payment, be an Event of Default and bear interest from the date of such request at the Default Rate. The provisions of, and the obligations of the Obligors under, this Section 12.4 shall survive the termination of this Agreement.

12.5. Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided, that, except as provided in Section 8.9, none of the Obligors may assign or transfer any of their rights or obligations hereunder without the prior written consent of the Lenders.

12.6. Amendments, Etc. Except as otherwise expressly provided in this Agreement, any provision of this Agreement and (except as specifically provided therein) any other Loan Document may be modified or supplemented only in a writing signed by the applicable Obligor(s) and the Majority Lenders (or the applicable Agent upon the instruction of the Majority Lenders), and any provision of this Agreement and (except as specifically provided therein) any other Loan Document may be waived by the Majority Lenders; provided that: (a) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders of any Loans adversely affected thereby (collectively, the “Affected Lenders”): (i) increase, extend the term of or reinstate the Commitments, (ii) extend the date fixed (or change the currency) for the payment of principal of or interest on any Loans or any fee payable to the Lenders under the Loan Documents, (iii) reduce the amount of any payment of principal or any amount payable by any Obligor under any Loan Document, (iv) reduce the rate at which interest is payable thereon or any fee is payable to the Lenders under the Loan Documents (it being understood that a simple majority of the Affected Lenders may waive or amend any payment of additional interest payable through the Default Rate as a result of an Event of Default); (b) no modification, supplement or waiver shall, unless by an instrument signed by all of the Lenders: (i) alter the terms of Section 3.5 or the terms of this Section 12.6, (ii) release all or any portion of the Rights (except as expressly otherwise provided in the Loan Documents, including, without limitation, Section 5.2(m)), (iii) release any Obligor from any payment obligation or indemnity under any Loan Document or the Guarantors from their Guaranty hereunder or the Borrowers or Guarantors from their respective obligations under Section 5.2(a), Section 5.2(b), Section 5.2(c) or Section 5.2(d) or modify any of the defined terms included therein (other than in connection with any release of any Obligor as a result of a sale, transfer, lease or other disposition of all or substantially all of its Properties in accordance with Section 8.9 or the release of the Parent Guarantee in accordance with Section 8.15), (iv) release any Exporter from its obligations under an Export Finance Agreement (other than in connection with the release of an Exporter pursuant to Section 8.17, which shall not require any Lender consent), or (v) modify the definition of the term “Majority Lenders” or modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights under the Loan Documents or to modify any provision thereof; (c) any modification or supplement of Article X, or of any of the rights or duties of an Agent under the Loan Documents, shall also require the consent of such Agent;

(d) any modifications, supplements or waivers of the Fee Letter shall be entered into solely by the parties thereto (it being understood that no other Person shall have any rights with respect thereto, including to receive a copy thereof); and (e) notwithstanding any other provision herein, without the consent of any Lenders, amendments may be made to any Loan Document to (i) to reflect a merger, consolidation, sale, transfer, lease or other disposition of Property in accordance with Section 8.9(d) and (ii) add any representations, covenants, other obligations or defaults of any Obligor thereunder unless such additional provision could reasonably be expected to have a Material Adverse Effect.

No Obligor (nor any other Person on their behalf) shall directly or indirectly pay or cause to be paid any remuneration in any manner whatsoever to any Lender as consideration for or as an inducement to the entering into by such Lender of any waiver or amendment of any of the Loan Documents unless such remuneration is concurrently paid ratably to each Lender even if any such Lender is not required to or did not consent to such waiver or amendment.

12.7. Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto, the Lender Parties and their permitted successors and assigns (all of which, if not parties hereto, are third-party beneficiaries hereof for purposes of enforcing their respective rights hereunder), and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

12.8. Assignments and Participations. (a) Each Lender may, in accordance with Applicable Law and this Section, assign its Loan or any portion thereof to any other Person by execution of an Assignment Agreement; provided that:

(i) any such partial assignment (other than to another Lender) shall be in an amount at least equal to U.S.$1,000,000 or an integral multiple of U.S.$500,000 in excess thereof (or, if less, all of such Lender’s remaining Loans or Commitment hereunder),

(ii) upon each such assignment, the assignor and assignee shall deliver an Assignment Agreement to the Administrative Agent,

(iii) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire,

(iv) each such assignment shall be to an Eligible Assignee (except that such restriction shall not apply during any time following the date that is five (5) Business Days after the Majority Lenders have declared all amounts payable by the Borrowers under the Loan Documents to be immediately due and payable), and

(v) so long as no Default or Event of Default exists, the Tested Entity has consented to such assignment (such consent not to be unreasonably withheld, and to be deemed given if not received or declined within ten (10) Business Days after written request therefor); provided that no such consent shall be required for any assignment by any Lender to its Affiliate or any other Lender.

(b) The applicable Borrower(s) shall have the right to replace any Lender which does not agree to an amendment or waiver request (each such Lender, a “Non-Consenting Lender”) with an Eligible Assignee designated by such Borrower. Any replacement of a Lender pursuant to this paragraph shall be (i) made by the Eligible Assignee’s and the Non-Consenting Lender’s entering into an Assignment and Acceptance and by following the procedures in Section 12.8 for adding a Lender; (ii) shall close within five (5) days after the Administrative Agent’s receipt of a notice of election to replace such Lender from such Borrower; and (iii) shall only be made upon the Non-Consenting Lender’s being paid in full all principal, interest, and other amounts owed to it as of the effective date of the replacement.

(c) Upon the effective date of the assignment to be effected by an Assignment Agreement and registration thereof in the Register pursuant to Section 12.8(f), the assignee shall have, to the extent of such assignment, the obligations, rights and benefits of a Lender hereunder holding the Commitment (or portion thereof) assigned to it and specified in such Assignment Agreement (in addition to the Commitment, if any, theretofore held by such assignee), and the assigning Lender shall, to the extent of such assignment of its Commitment, be released from the Commitment (or portion thereof) so assigned. Upon its receipt of an Assignment Agreement executed by an assigning Lender and an assignee together with (except in the case of an assignment by a Lender to an Affiliate of such Lender) payment by the assigning or assignee Lender to the Administrative Agent of an assignment fee of U.S.$3,000, the Administrative Agent shall: (A) promptly accept such Assignment Agreement and (B) on the effective date determined pursuant thereto record such assignment in the Register and give notice of such acceptance and recordation to the assigning Lender, its assignee and the Obligors. Notwithstanding anything to the contrary contained herein, the Obligors shall not be obligated to pay to any Lender any amount under Sections 4.1, 4.3, 4.4 or 4.5 that is greater than the amount that the Obligors would have been obligated to pay such Lender’s assignor if such assigning Lender had not assigned to such Lender any of its rights under this Agreement, unless at the time such assignment is made: (1) the circumstances giving rise to such greater payments did not exist or (2) the Borrowers consents to such greater obligation. Notwithstanding the foregoing, no such assignment shall be allowed if the assignor thereof (if it is assigning less than all of its Loans) would, after such assignment, have less than U.S.$1,000,000 in Loans (such amount to be reduced on a pro rata basis upon the receipt of any payment of principal on the Loans) or Commitments. Any assignment in contravention of the provisions of this paragraph shall be null and void ab initio.

(d) Upon the request of the assigning Lender and presentment of its existing Note, the Borrowers shall execute and deliver, at the Borrowers’ expense, one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the principal amount of the surrendered Notes. Each such new Note shall be in such principal amount and be payable to such Person as such holder may request and shall be substantially in the form of Exhibit A. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the relevant surrendered Note(s) or dated the date of the relevant surrendered Note(s) if no interest shall have been paid thereon. Notes shall not be issued or transferred in denominations of less than U.S.$1,000,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be issued in a denomination of less than U.S.$1,000,000.

(e) The Administrative Agent shall maintain a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive in the absence of manifest error and the Borrowers, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. All payments under the Loan Documents or the Notes in respect of principal or interest shall be made to the appropriate Person named in the Register. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(f) A Lender may assign its Loans and its rights and obligations thereunder only by complying with the terms of this Agreement. No such assignment shall be effected until, and such assignee shall succeed to the rights of a holder only upon, final acceptance and registration of the assignment by the Administrative Agent in the Register. Prior to the registration of any assignment of Loans by a holder as provided herein, each Agent may treat the Person in whose name the Lenders are registered as the owner thereof for all purposes and as the Person entitled to exercise the rights represented thereby, any notice to the contrary notwithstanding.

(g) If any Lender assigns all or a part of its Loans and its rights and obligations hereunder to any other Person pursuant to the provisions hereof, the assigning Lender shall be relieved of its obligations hereunder with respect to the assigned Loans and Notes, and the assignee shall be a party hereto and, to the extent that Loans and Notes and such other rights and obligations hereunder have been assigned, shall acquire such Loans and Notes and other rights and obligations of a Lender hereunder and under the other Loan Documents, and this Agreement shall be deemed to be amended to the extent necessary to reflect the transfer and assignment of such rights and obligations and the addition of such assignee, and any reference to the assigning Lender in this Agreement, the other Loan Documents or the Notes of such Lender shall thereafter refer to such Lender and to such assignee to the extent of their respective interests.

(h) Upon receipt by the Administrative Agent of evidence reasonably satisfactory to each of them of the ownership of and the loss, theft, destruction or mutilation of any Notes, and

(i) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to each of them; or

(ii) in the case of mutilation, upon surrender and cancellation thereof,

the Borrowers, at their own expense, shall execute and deliver, in lieu thereof, new Notes, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Notes or dated the date of such lost, stolen, destroyed or mutilated Notes if no interest shall have been paid thereon.

(i) A Lender may, in accordance with Applicable Law, sell or agree to sell to one or more other Persons (each a “Participant”) a participation in all or any part of the Loans held by it, or in its Commitment; provided that such Participant shall not have any rights or obligations under this Agreement (the Participant’s rights against such Lender in respect of such participation to be those set forth in the agreements executed by such Lender in favor of the Participant). All amounts payable to any Lender under Article IV in respect of the Loans held by it, or its Commitment, shall be determined as if such Lender had not sold or agreed to sell any participations in such Loan or Commitment and as if such Lender were funding such Loans or Commitment in the same way that it is funding the portion of such Loans or Commitment in which no participations have been sold (or if all of its Loans or Commitment has been so participated, in the same way that it was funding such Loans or Commitment at the time of such participation). In no event shall a Lender that sells a participation agree with the Participant to take or refrain from taking any action hereunder except that such Lender may agree with the Participant that it shall not, without the consent of the Participant, agree to anything requiring the vote of 100% of the applicable Lenders hereunder.

(j) In addition to the assignments and participations permitted under the foregoing provisions of this Section, any Lender may (without notice or consent of the Administrative Agent or any other Person and without payment of any fee) assign and pledge all or any portion of its Loans and Notes to any U.S. Federal Reserve Bank (or other central banking authority) as collateral security pursuant to Regulation A of the Board of Governors of the U.S. Federal Reserve System and any operating circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

(k) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Obligors furnished to such Lender by or on behalf of any Obligor; provided that, before any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information relating to the Obligors received by it from such Lender on the terms set forth in Section 12.21.

12.9. Survival. The obligations of the Obligors under this Agreement shall survive the repayment of the Loans and the termination of the Commitments. In addition, each representation and warranty made, or deemed to be made, by any Obligor herein or pursuant hereto shall survive the making of such representation and warranty.

12.10. Captions. The table of contents and captions and Section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

12.11. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart. A set of the copies of this Agreement signed by all the parties hereto shall be retained by the Agents.

12.12. Governing Law. This Agreement, the Notes and the Loan Documents shall be governed by, and construed in accordance with, the Law of New York (not including such State’s conflict of laws provisions other than Section 5-1401 of the New York General

Obligations Law); provided that the Secured Parties shall retain all rights arising under the federal law of the United States of America. For the purposes of Article 9 of Brazilian Decree-Law No. 4,657 dated September 4, 1942, and for no other purpose whatsoever, the transactions contemplated hereby have been proposed by the Administrative Agent.

12.13. Jurisdiction, Service of Process and Venue. (a) Any legal action or proceeding by or against any party hereto or with respect to or arising out of this Agreement or any other Loan Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York (in each case sitting in the Borough of Manhattan); provided that any suit seeking enforcement against any Collateral or other property may be brought, at the Majority Lenders’ option, in the courts of any jurisdiction where such collateral or other property may be found. By execution and delivery of this Agreement, each party accepts for itself and in respect of its Property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts (and courts of appeal therefrom) for legal proceedings arising out of or in connection with this Agreement and the other Loan Documents. Each of the Obligors irrevocably consents to the appointment of the Process Agent as its agent to receive service of process (with respect to all of the Loan Documents and all other related agreements to which it is a party) in New York, New York. In addition, and without limiting the generality of the foregoing, VGmbH irrevocably agrees that any legal action or proceeding against VGmbH arising out of this Agreement or any other Loan Document may be brought in the Commercial Court of Vienna (Handelsgericht Wien), Austria.

(b) Each Obligor hereby irrevocably appoints National Corporate Research Ltd. (the “Process Agent”), with an office on the date hereof at 10 East 40th Street, 10th Floor, New York, New York 10016, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of the summons and complaint and any other process that may be served in any such suit, action or proceeding brought in the State of New York, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by Applicable Law, the enforcement of any judgment based thereon. Such appointment shall be irrevocable until the final payment of all amounts payable under this Agreement and the other Loan Documents, except that if for any reason the Process Agent appointed hereby ceases to be able to act as such, then the Obligor (as applicable) shall, by an instrument reasonably satisfactory to the Administrative Agent, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval (which approval shall not be unreasonably withheld) of the Administrative Agent. Each Obligor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent pursuant to this paragraph in full force and effect and to cause the Process Agent to act as such.

(c) Nothing herein shall in any way be deemed to limit the ability of any Lender Party to serve any process or summons in any manner permitted by Applicable Law or to obtain jurisdiction over any Person in such other jurisdictions, including but not limited to Brazil or Austria, and in such manner, as may be permitted by Applicable Law.

(d) Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents brought in or removed to New York City (and courts of appeals therefrom) or, with respect to VGmbH only, in Austria, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced by suit upon judgment in any court in any jurisdiction to which the applicable Person is or may be subject.

(e) Each Obligor irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced against it relating in any way to this Agreement and/or any of the other Loan Document(s) should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by such Obligor relating in any way to this Agreement and/or the other Loan Documents, whether or not commenced earlier. To the fullest extent permitted by Applicable Law, each Obligor shall take all measures necessary for any such action or proceeding commenced against it to proceed to judgment before the entry of judgment in any such action or proceeding commenced by such Obligor.

12.14. Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY, IN ANY ACTION, LITIGATION OR OTHER PROCEEDING OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY OTHER PERSON, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED IN A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THE LOAN DOCUMENTS OR ANY PROVISION THEREOF. THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

12.15. Waiver of Immunity; Other Waivers. (a) To the extent that any Obligor may be or become entitled to claim for itself or its Property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment before judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement and the other Loan Documents.

(b) Each Obligor irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced against it relating in any way to this Agreement and/or any of the other Loan Document(s) should be dismissed or stayed for failure to join a necessary or required party.

12.16. Judgment Currency. This is an international loan transaction in which the specification of Dollars and payment in New York City is of the essence, and the obligations of the Obligors under this Agreement and the other Loan Documents to each Lender Party to make payment in Dollars shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any other currency or in another place except to the extent that on the Business Day following receipt of any sum adjudged to be so due in the judgment currency the payee may in accordance with normal banking procedures purchase Dollars in the amount originally due to the payee with the judgment currency. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency (in this Section called the “judgment currency”), then the rate of exchange that shall be applied shall be that at which in accordance with normal banking procedures the payee could purchase such Dollars at New York, New York with the judgment currency on the Business Day preceding the day on which such judgment is rendered. The obligations of the Obligors in respect of any such sum due from it to the payee hereunder (in this Section called an “Entitled Person”) shall, notwithstanding the rate of exchange actually applied in rendering such judgment, be discharged only to the extent that on the Business Day following receipt by such Entitled Person of any sum adjudged to be due hereunder in the judgment currency such Entitled Person may in accordance with normal banking procedures purchase and transfer Dollars to New York City with the amount of the judgment currency so adjudged to be due; and each of the Obligors hereby, as a separate obligation and notwithstanding any such judgment, agrees to indemnify such Entitled Person against, and to pay such Entitled Person on demand, in Dollars, the amount (if any) by which the sum originally due to such Entitled Person in Dollars hereunder exceeds the amount of the Dollars so purchased and transferred. If the amount of Dollars so purchased and transferred to the Entitled Person exceeds the amount originally due to such Entitled Person, then such Entitled Person shall transfer, or caused to be transferred, to the applicable Borrower(s) the amount of such excess.

12.17. Use of English Language. This Agreement has been negotiated and executed in the English language. Except as specified otherwise herein: (a) all certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement and the other Loan Documents (including any modifications or supplements hereto or thereto) shall be in the English language, or accompanied by an English translation thereof, and (b) in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement (absent manifest error) control the meaning of the matters set forth therein.

12.18. Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

12.19. Severability. The illegality or unenforceability in any jurisdiction of any provision hereof or of any document required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such other document in such jurisdiction or such provision in any other jurisdiction.

12.20. No Fiduciary Relationship or Partnership. Each of the Obligors acknowledges that neither any Agent nor any other Lender Party has any fiduciary relationship with, or fiduciary duty to, any Obligor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and the other Lender Parties, on the one hand, and the Obligors, on the other, in connection herewith or therewith is solely that of debtor and creditor. This Agreement does not create a joint venture among the parties. The parties hereto intend that the relationship among them shall be solely that of creditor and debtor. Nothing contained in this Agreement or any other Loan Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between any Lender, on the one hand, and any other Lender, any Obligor or any other Person, on the other hand. No Lender Party shall in any way be responsible or liable for the debts, losses, obligations or duties of the Obligors or any other Person other than itself.

12.21. Confidentiality. Each Lender Party agrees to hold all Confidential Information obtained pursuant to the Loan Documents or the transactions contemplated hereby in accordance with its customary procedure for handling such information of this nature and in accordance with safe and sound banking practices; provided that nothing herein shall prevent any Lender from disclosing such information: (a) to any Affiliate of such Lender Party, any other Lender or Agent solely in connection with the Loan Documents and the transactions contemplated thereby, (b) upon the order of any court or administrative agency or otherwise to the extent required by Applicable Law, (c) to bank examiners or upon the request or demand of any other regulatory agency or authority, (d) that had been publicly disclosed other than as a result of a disclosure by any Agent or Lender prohibited by this Agreement, (e) in connection with any litigation to which any one or more of the Lenders or Agents (in each case, including to any of their respective employees, counsel, representatives or other agents) is a party, or in connection with the exercise of any remedy hereunder or under the other Loan Documents, (f) to such Lender’s or Agent’s legal counsel and independent auditors and accountants, (g) that was in such Lender’s or Agent’s possession free of any obligation of confidence at the time of its receipt of such information, (h) that is developed by such Lender or Agent independently of and without reference to any confidential information, (i) that is identified by the Obligors as no longer to be considered “Confidential Information”, (j) to any actual or proposed participant or assignee; provided that any actual or proposed participant or assignee has signed an agreement containing provisions substantially similar to or at least as restrictive as those contained in this Section 12.21 (including by cross reference to obligations of the Lender), and (k) to any actual or prospective counterparty (or its advisors) to any securitization, swap or derivative transaction relating to any Obligor and the Loan Documents that has signed an agreement containing provisions substantially similar to or at least as restrictive as those contained in this Section 12.21 (including by cross reference to obligations of the Lender); provided further that, (i) in the case of a disclosure of the type referred to in clauses (b), (c) and (e), such Lender or Agent shall, to the extent permitted by Applicable Law, promptly notify the relevant Obligor of such intended disclosure so that the relevant Obligor may take appropriate action to protect their respective interests and (ii) each Person to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential on substantially the same terms as provided herein.

The terms contained in the Loan Documents are confidential and, except for disclosure to the various parties thereto, their respective shareholders and such Persons’ board of directors (or similar body), officers, employees or professional advisors retained in connection with the transaction contemplated hereby, or as may be required by Applicable Law, may not be disclosed in whole or in part by any Obligor to any other Person without the prior written consent of the Administrative Agent.

12.22. Payments Set Aside. If any Obligor (or any Person on its behalf) makes a payment to any Lender Party, or any Lender Party exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof subsequently are invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Lender Party in its discretion) to be repaid to such Obligor (or such Person), a trustee, administrator, receiver or any other Person in connection with any insolvency proceeding or otherwise, then: (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Agent from whom it (or any related Lender Party) received any such amounts upon demand its pro rata share of any amount so recovered from or repaid by such Agent.

12.23. Surrender of Note. Upon the payment in full of any Loan owing to any Lender, such Lender shall promptly surrender the corresponding Note to the Administrative Agent, which shall promptly surrender the same to the Tested Entity for cancellation.

12.24. USA PATRIOT Act Notice. Each Lender subject to the requirements of the Patriot Act, the Administrative Agent (for itself and not on behalf of any Lender) and the Collateral Agent (for itself and not on behalf of any Lender), hereby notifies the Borrowers that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other reasonable information that will allow such Lender, the Administrative Agent or the Collateral Agent, as applicable, to identify the Borrowers in accordance with the Patriot Act.

12.25. Capital Maintenance. The liabilities and obligations of VGmbH under this Agreement and under any other Loan Document shall at all times be limited so that at no time shall the assumption of a liability or obligation under this Agreement or under any other Loan Document be required if it would violate mandatory Austrian capital maintenance rules (Kapitalerhaltungsvorschriften) pursuant to Austrian company law, in particular Sections 82 et seq of the Austrian Act on Limited Liability Companies (Gesetz über Gesellschaften mit beschränkter Haftung - GmbHG) (“Austrian Capital Maintenance Rules”). Should any liability or obligation of VGmbH under this Agreement or under any other Loan Document violate or contradict Austrian Capital Maintenance Rules and should therefore be held invalid or unenforceable, such liability or obligation shall be deemed to be replaced by a liability or obligation of a similar nature which is in compliance with Austrian Capital Maintenance Rules and which provides the best possible security interest in favor of the Secured Parties (as defined in the Security Agreement). By way of example, should it be held that any security interest under any of the Loan Documents is contradicting Austrian Capital Maintenance Rules in relation to any amount of the Secured Obligations (as defined in the Security Agreement), the security interest created under the respective Loan Document shall be reduced to such an amount of the Secured Obligations which is permitted pursuant to Austrian Capital Maintenance Rules.

12.26. Parallel Debt. (a) Each Obligor hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent amounts equal to any amounts owing by such Obligor to any of the Secured Parties (as defined in the Security Agreement) under any Loan Document as and when those amounts are due; provided that, for the avoidance of doubt, notwithstanding any other provision hereof, the aggregate amount owed by the Obligors under or in connection with this Agreement or any other Loan Document (including in connection with the Parallel Debt or otherwise) shall not exceed the aggregate amount of the Secured Obligations (as defined in the Security Agreement).

(b) Each Obligor and the Collateral Agent acknowledge that the obligations of each Obligor under paragraph (a) above are several and are separate and independent from the Secured Obligations (as defined in the Security Agreement); provided that:

(i) the amounts for which each Obligor is liable under paragraph (a) above (its “Parallel Debt”) shall be decreased to the extent that its Secured Obligations (as defined in the Security Agreement) have been irrevocably paid or (in the case of any Guaranties hereunder) discharged; and

(ii) the Secured Obligations (as defined in the Security Agreement) of each Obligor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of Guaranties hereunder) discharged; and

(iii) the Parallel Debt of any Obligor shall not exceed its Secured Obligations (as defined in the Security Agreement).

(c) The Collateral Agent shall hold the claims against each of the Obligors under the Parallel Debt structure under this Section 12.26 as trustee for the Secured Parties (as defined in the Security Agreement) in accordance with the provisions of this Agreement. The Collateral Agent shall distribute any amounts received under the Parallel Debt claims among the Secured Parties (as defined in the Security Agreement) in accordance with the provisions of this Agreement.

(d) All monies received by the Collateral Agent pursuant to this Section 12.26, and all amounts received by the Collateral Agent from or by the enforcement of any Collateral (as defined in the Security Agreement) granted to secure the Parallel Debt, shall be applied in accordance with Section 3.5 of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

VOTORANTIM INDUSTRIAL S.A.,
as Borrower

By:	/s/ Adriane Pascoaloto
	Name:	Adriane Pascoaloto
Title:

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Juridico

Witnesses:

1.	/s/ Felipe Fieri Silva	2.	/s/ Aline Osiro Nakama
Name: Felipe Fieri Silva		Name: Aline Osiro Nakama
ID#: RG: 43.550.469-1		ID#:

Signature Page to Votorantim Revolving Credit Agreement

VOTORANTIM GMBH,
as Borrower

By:	/s/ Adriane Pascoaloto
	Name:	Adriane Pascoaloto
Title:

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Juridico

Signature Page to Votorantim Revolving Credit Agreement

VOTORANTIM METAIS S.A.,
as Borrower

By:	/s/ Adriane Pascoaloto
	Name:	Adriane Pascoaloto
Title:

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Juridico

Witnesses:

1.	/s/ Felipe Fieri Silva	2.	/s/ Aline Osiro Nakama
Name: Felipe Fieri Silva		Name: Aline Osiro Nakama
ID#: RG: 43.550.469-1		ID#:

Signature Page to Votorantim Revolving Credit Agreement

VOTORANTIM METAIS ZINCO S.A.,
as Borrower

By:	/s/ Adriane Pascoaloto
	Name:	Adriane Pascoaloto
Title:

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Juridico

Witnesses:

1.	/s/ Felipe Fieri Silva	2.	/s/ Aline Osiro Nakama
Name: Felipe Fieri Silva		Name: Aline Osiro Nakama
ID#: RG: 43.550.469-1		ID#:

Signature Page to Votorantim Revolving Credit Agreement

VOTORANTIM SIDERURGIA S.A.,
as Borrower

By:	/s/ Adriane Pascoaloto
	Name:	Adriane Pascoaloto
Title:

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Juridico

Witnesses:

1.	/s/ Felipe Fieri Silva	2.	/s/ Aline Osiro Nakama
Name: Felipe Fieri Silva		Name: Aline Osiro Nakama
ID#: RG: 43.550.469-1		ID#:

Signature Page to Votorantim Revolving Credit Agreement

VOTORANTIM CEMENT NORTH AMERICA INC., as Borrower

By:	/s/ Adriane Pascoaloto
	Name:	Adriane Pascoaloto
Title:

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Juridico

Signature Page to Votorantim Revolving Credit Agreement

VOTORANTIM METAIS – CAJAMARQUILLA S.A., as Borrower

By:	/s/ Adriane Pascoaloto
	Name:	Adriane Pascoaloto
Title:

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Juridico

Signature Page to Votorantim Revolving Credit Agreement

VOTORANTIM CIMENTOS S.A.,
as Borrower

By:	/s/ Adriane Pascoaloto
	Name:	Adriane Pascoaloto
Title:

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Juridico

Witnesses:

1.	/s/ Felipe Fieri Silva	2.	/s/ Aline Osiro Nakama
Name: Felipe Fieri Silva		Name: Aline Osiro Nakama
ID#: RG: 43.550.469-1		ID#:

Signature Page to Votorantim Revolving Credit Agreement

COMPANHIA BRASILEIRA DE ALUMÍNIO,
as Borrower

By:	/s/ Adriane Pascoaloto
	Name:	Adriane Pascoaloto
Title:

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Juridico

Witnesses:

1.	/s/ Felipe Fieri Silva	2.	/s/ Aline Osiro Nakama
Name: Felipe Fieri Silva		Name: Aline Osiro Nakama
ID#: RG: 43.550.469-1		ID#:

Signature Page to Votorantim Revolving Credit Agreement

VOTORANTIM PARTICIPAÇÕES S.A.,
as Guarantor

By:	/s/ Adriane Pascoaloto
	Name:	Adriane Pascoaloto
Title:

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Juridico

Witnesses:

1.	/s/ Felipe Fieri Silva	2.	/s/ Aline Osiro Nakama
Name: Felipe Fieri Silva		Name: Aline Osiro Nakama
ID#: RG: 43.550.469-1		ID#:

Signature Page to Votorantim Revolving Credit Agreement

VOTORANTIM INDUSTRIAL S.A.,
as Guarantor

By:	/s/ Adriane Pascoaloto
	Name:	Adriane Pascoaloto
Title:

By:	/s/ Carlos Eduardo de Arruda Boggio
	Name:	Carlos Eduardo de Arruda Boggio
	Title:	Gerente Juridico

Witnesses:

1.	/s/ Felipe Fieri Silva	2.	/s/ Aline Osiro Nakama
Name: Felipe Fieri Silva		Name: Aline Osiro Nakama
ID#: RG: 43.550.469-1		ID#:

Signature Page to Votorantim Revolving Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH,
as Administrative Agent

By:	/s/ Andrew Douglas
	Name:	ANDREW DOUGLAS
	Title:	Authorized Signatory

By:
Name:
Title:

Signature Page to Votorantim Revolving Credit Agreement

UNION BANK, N.A.,
as Collateral Agent

By:	/s/ Hugo Gindraux
	Name:	Hugo Gindraux
	Title:	Vice President

Signature Page to Votorantim Revolving Credit Agreement

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, as Lender

By:	/s/ Anne Maureen Sarfati
	Name:	Anne Maureen Sarfati
	Title:	Vice President-Structured Finance North America

By:	/s/ Publio H. Vallejo
	Name:	Publio H. Vallejo
	Title:	Executive Director

Signature Page to Votorantim Revolving Credit Agreement

BANCO SANTANDER S.A., LONDON BRANCH, as Lender

By:	/s/ Jean Tournaire
	Name:	Jean TOURNAIRE
Title:

By:	/s/ Alejandro Garcia Val
	Name:	ALEJANDRO GARCIA VAL
Title:

Signature Page to Votorantim Revolving Credit Agreement

BANK OF AMERICA, N.A., as Lender

By:	/s/ Eduardo Henrique Schultz
	Name:	Eduardo Henrique Schultz
	Title:	Managing Director

By:
Name:
Title:

Signature Page to Votorantim Revolving Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as Lender

By:	/s/ Yoshihiko Takaira
	Name:	Yoshihiko Takaira
	Title:	Vice President

Signature Page to Votorantim Revolving Credit Agreement

BNP PARIBAS,
as Lender

By:	/s/ Suresh Subramanian
	Name:	SURESH SUBRAMANIAN
	Title:	Managing Director Global Transaction Banking

By:	/s/ Angela B. Arnold
	Name:	Angela B. Arnold
	Title:	Managing Director

Signature Page to Votorantim Revolving Credit Agreement

CITIBANK, N.A.,
as Lender

By:	/s/ Paulo Stavale
	Name:	Paulo Stavale
	Title:	Operations

By:
Name:
Title:

Signature Page to Votorantim Revolving Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender

By:	/s/ Bugnet Thierry
	Name:	Bugnet Thierry
	Title:	BRANCH MANAGER

By:	/s/ Pierre-José Le Prado
	Name:	Pierre-José Le Prado
	Title:	Head of TCBCG

Signature Page to Votorantim Revolving Credit Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender

By:	/s/ Lucy Groves
	Name:	Lucy Groves
	Title:	Vice President # 18918

Signature Page to Votorantim Revolving Credit Agreement

LLOYDS TSB BANK PLC,
as Lender

By:	/s/ I.G. Horspool
	Name:	I.G. Horspool
	Title:	H.329 Operations Manager

By:
Name:
Title:

Signature Page to Votorantim Revolving Credit Agreement

MORGAN STANLEY SENIOR FUNDING, INC.,
as Lender

By:	/s/ Sherrese Clarke
	Name:	Sherrese Clarke
	Title:	Vice President

Signature Page to Votorantim Revolving Credit Agreement

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Brian Zivicky
	Name:	Brian Zivicky
	Title:	Vice President

By:
Name:
Title:

Signature Page to Votorantim Revolving Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC,
as Lender

By:	/s/ Carlos Braga
	Name:	Carlos Braga
	Title:	Managing Director RBS Assessoria Ltda.

Signature Page to Votorantim Revolving Credit Agreement

SOCIÉTÉ GÉNÉRALE,
as Lender

By:	/s/ Jérôme Jacques
	Name:	Jérôme JACQUES
	Title:	Deputy Global Head of Natural Resources and Energy Financing

By:
Name:
Title:

Signature Page to Votorantim Revolving Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as Lender

By:	/s/ Masakazu Hasegawa
	Name:	Masakazu Hasegawa
	Title:	General Manager

Signature Page to Votorantim Revolving Credit Agreement

ANNEX 1

to Revolving Credit Agreement

LENDERS AND COMMITMENTS

Lender	Commitment
Banco Santander S.A.	146,666,666.66
The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch	146,666,666.66
BNP Paribas	146,666,666.66
HSBC Bank USA, National Association	146,666,666.68
JPMorgan Chase Bank, N.A.	146,666,666.66
Societe Generale	146,666,666.68
Banco Bilbao Vizcaya Argentaria S.A., NY Branch	80,000,000.00
Bank of America, N.A.	80,000,000.00
Credit Agricole Corporate and Investment Bank	80,000,000.00
Sumitomo Mitsui Banking Corporation	80,000,000.00
Lloyds TSB Bank PLC	80,000,000.00
Morgan Stanley Senior Funding, Inc.	80,000,000.00
The Royal Bank of Scotland plc	80,000,000.00
Citibank, N.A.	60,000,000.00

TOTAL COMMITMENTS	1,500,000,000.00

ANNEX 2

to Revolving Credit Agreement

ADDRESSES FOR NOTICES

Lender	Address

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, as Lender	Banco Bilbao Vizcaya Argentaria, S.A. 1345 Avenue of the Americas New York, NY 10105 Attn: Alejandro Luna Tel: (212) 728 -1665 Fax: (212) 333-2904 E-mail: alejandro.luna@bbvany.com

BANCO SANTANDER S.A., LONDON BRANCH, as Lender

Banco Santander S.A., London Branch

2 Triton Square

Regent’s Place

London, NW1 3AN

England

Attn: Craig Leighton / Craig Manielle

Tel: + 44 (0)207 756 4125 / 4407

Fax: + 44 (0)845 601 9089

E-mail: cleighton@gruposantander.com / craig.manielle@santandergbm.com

BANK OF AMERICA, N.A., as Lender	Banco Merrill Lynch de Investimentos Av. Faria Lima 3400, 18th floor São Paulo, SP 04538-132 Brazil Attn: Renata Peixoto Tel: 55 11 2188 4205 Fax: 55 11 2188 4208 E-mail: renata.peixoto@baml.com

Lender	Address

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., NEW YORK BRANCH, as Lender	The Bank of Tokyo-Mitsubishi UFJ, Ltd. 1251 Ave. of the Americas New York, NY 10020-1104 Attn: Alba Hartnett Tel: 212-782-4181 Fax: 212-782-6400 E-mail: ahartnett@us.mufgjp

BNP PARIBAS, as Lender	BNP Paribas 787 Seventh Avenue New York, NY 10019 Attn: Donna La Spina Tel: (212) 841 - 2710 Fax: (212) 841- 3830 E-mail: donna.laspina@americas.bnpparibas.com

CITIBANK N.A., as Lender	Banco Citibank SA Av. Paulista, 1111, 10th floor São Paulo, SP 01311-920 Brazil Attn: Miguel Queen Tel: 55 11 4009 21 01 Fax: 55 11 2122 20 39 E-mail: miguel.queen@citi.com

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Lender	Banco Credit Agricole Brazil Alameda Itu, 852 16° andar - Jardim Paulista São Paulo - SP 01421-001 Attn: Steven Assis Tel: 55 11-3896-6337 Fax: 55 11-3896-6252 E-mail: Steven.Assis@ca-cib.com

Lender	Address

HSBC BANK USA, NATIONAL ASSOCIATION, as Lender	HSBC Bank USA, National Association 452 Fifth Avenue, 8th Floor New York, NY 10018 Attn: Lucy Groves Tel: (212) 525 8984 Fax: (212) 525 2469 E-mail: lucy.groves@us.hsbc.com

JPMORGAN CHASE BANK, N.A., as Lender

Banco JP Morgan SA

Av. Brigadeiro Faria Lima 3729, 14 Floor

Sao Paulo, SP 04538—905

Brazil

Attn: Eliza Ogawa

Tel: 55 11 3048-6650

Fax: 55 11 3048-3331

E-mail: Eliza.ogawa@jpmorgan.com

With a copy to:

JPMorgan Chase Bank, N.A.

500 Stanton Christiana Road, Ops 2/3 Newark

DE 19713-2107

Attn: Ashley Berry

Tel: (302) 634 1980

Fax: (201) 244 3885

E-mail: Ashley.x.berry@chase.com

LLOYDS TSB BANK PLC, as Lender	Lloyds Banking Group 2 Av. De Tervueren B-1040 Brussels Belgium Attn: Van Nevel Bernard Tel: 32-2-739-5942 Fax: 32-2-733-1107 E-mail: bernard.vannevel@lloydsbanking.com

Lender	Address

MORGAN STANLEY SENIOR FUNDING, INC., as Lender	Morgan Stanley Senior Funding, Inc. One Utah Center, 201 South Main St., 5th Floor Salt Lake City, Utah 84111 Attn: Carrie D Johnson Tel: 801-236-3655 Fax: 718-233-0967 E-mail: docs4loans@ms.com

THE ROYAL BANK OF SCOTLAND PLC, as Lender	The Royal Bank of Scotland plc Rua Iguatemi, 151 - 16th fl Sao Paulo - SP 01451-011 Brazil Attn: Jose Roberto Gateno Tel: 55-11-3514-3770 Fax: E-mail: jose.roberto.gateno@rbs.com

SOCIÉTÉ GÉNÉRALE, as Lender

Société Générale

189, rue d’Aubervilliers

75886 PARIS CEDEX 18

France

Attn: Rostislava Ninova / Sarah Brescia

Tel: +33 1 58 98 34 43 / 33 1 58 98 00 41

Fax: +33 1 58 98 21

E-mail: rostislava.ninova@sgcib.com / sarah.brescia@sgcib.com

SUMITOMO MITSUI BANKING CORPORATION, as Lender	Sumitomo Mitsui Banking Corporation 277 Park Avenue New York, NY 10172 Attn: Eric Huber Tel: (212) 224-4350 Fax: E-mail: ehuber@smbclf.com

SCHEDULE 1

to Revolving Credit Agreement

ELIGIBLE OFFTAKERS

Company name	Town	Country code
A.M.P.E.R.E. DEUTSCHLAND GMBH	Dietzenbach	DEU
AALCO METALS LIMITED	COBHAM	GBR
AB SANDVIK MATERIALS TECHNOLOGY	SANDVIKEN	SWE
ACARER METAL SANAYI VE TICARET A S	ISTANBUL(EUROPE)	TUR
ACINDAR INDUSTRIA ARGENTINA DE ACEROS S.A.	BECCAR - PROV. BUENOS AIRES	ARG
Adolf Föhl GmbH + Co. KG	Rudersberg	DEU
AKER BOYA KIMYA SANAYI VE TICARET LIMITED SIRKETI	ISTANBUL	TUR
AKZO NOBEL COATINGS	CASABLANCA	MAR
Akzo Nobel Coatings Inc.	Louisville	USA
AKZO NOBEL COATINGS LTD	ETOBICOKE	CAN
AKZO NOBEL DECORATIVE COATINGS AB	MALMOE	SWE
AKZO NOBEL KEMIPOL KIMYA SANAYI VE TICARET ANONIM SIRKETI	IZMIR,	TUR
ALFA CHEMICALS LIMITED	BRACKNELL	GBR
ALPA RESINS & PAINTS LTD	DIS RAIGAD	IND
ALTICHEM	ST OUEN L AUMONE	FRA
ALUAR ALUMINIO ARGENTINO S.A.I.C.	SAN FERNANDO - PROV. BUENOS AIRES	ARG
ALUFLEX S.A.	SAN LUIS - PROV. SAN LUIS	ARG
ALUFLEX S.A.	SAN LUIS - PROV. SAN LUIS	ARG
ALUMINIOS DEL URUGUAY SA ***DOUBLE DOSSIER SEE 625002267***	MONTEVIDEO	URY
ALUSA S.A.	SANTIAGO	CHL
Ambrian Metals Ltd	Genève	CHE

Company name	Town	Country code
AMERIMET CORP.	MIAMI	USA
Ameropa AG	Binningen	CHE
AMPERE ALLOYS	ST OUEN L AUMONE	FRA
AMPERE INDUSTRIE	ST OUEN L AUMONE	FRA
AMPERE SYSTEM IBERICA SL	ESPLUGUES DE LLOBREGAT	ESP
ANODI METALLI PRODOTTI PER ELETTROLISI E REALIZZAZIONI ELETTRICHE ITALIA S.R.L.	MILANO	ITA
AR ZINC S.A.	BUENOS AIRES	ARG
ARCELOR MITTAL BELGIUM	BRUSSEL	BEL
ARCELORMITTAL SOURCING SCA	LUXEMBOURG	LUX
ARGENCEL S.A.	MUNRO - PROV. BUENOS AIRES	ARG
ARMAT S.A.	QUILPUE	CHL
ARNAUD POLSKA Sp. z o.o.	Poznan	POL
ASIAN AMERICAN METALS, INC.	ORLANDO	USA
AT & M INTERNATIONAL TRADING CO. LTD.	BEIJING	CHN
B. BOSCH S.A.	SANTIAGO	CHL
BARNICES Y TINTAS SOCIEDAD ANONIMA	HUESCA	ESP
BASIN CHEMIE S.A.	WINGENE	BEL
BECKER ACROMA GROUP AB	HJAELTEVAD	SWE
Becker Acroma Inc	Brantford	CAN
BECKER ACROMA ITALIA - S.P.A.	CAVEZZO	ITA
BECKER ACROMA KOMMANDITBOLAG	HJAELTEVAD	SWE
BEHAR Y CIA SA PINTURAS ELBEX	CANELONES	URY
BEHR AMERICA, INC.	TROY	USA
Behr Czech s.r.o.	Mnichovo Hradiste	CZE
Behr GmbH & Co. KG	Stuttgart	DEU
BENWELL METALS, LLC	NEW YORK	USA
BEZAURY, S.A. DE C.V.	MEXICO, D.F.	MEX
BHP Billiton Marketing AG	Baar	CHE
BLUE RIDGE SOLVENTS & COATINGS, INC.	HENRY	USA

Company name	Town	Country code
BOZZOLI S.R.L.	MARCHENO	ITA
C.A.I., INC.	GEORGETOWN	USA
CABELTE - CABOS ELÉCTRICOS E TELEFÓNICOS, S.A.	ARCOZELO VNG	PRT
CARGILL INTERNATIONAL TRADING PTE LTD	SINGAPORE	SGP
CARGILL, INCORPORATED	WAYZATA	USA
CARPENTER TECHNOLOGY CORPORATION	WYOMISSING	USA
CASA DE MONEDA DE CHILE	SANTIAGO	CHL
CELCHEM FEINCHEMIKALIEN GMBH	DINKELSBUEHL	DEU
CEMBRASS S.A.	SANTIAGO	CHL
CHANG SUNG CORPORATION	CHUNGCHEONGBUK-DO	KOR
CHEMETAL (SHANGHAI) INTERNATIONAL TRADING CO LTD	SHANGHAI	CHN
CHEMETAL LIMITED	MONGKOK	HKG
CHEMIA-HURT Marek Gajewski	Rybnik	POL
CHEMICAL SPECIALITIES LTD CHEMSPEC	VERULAM	ZAF
CHEMTRADE LOGISTICS (US), INC.	CARLISLE	USA
CHESPA Sp. z o.o.	Krapkowice	POL
CHINA METAL & SPECIAL STEEL COMPANY LTD.	BEIJING	CHN
CINTAC S.A.I.C.	SANTIAGO	CHL
COGNE ACCIAI SPECIALI S.P.A. IN FORMA ABBREVIATA: “C.A.S. S.P.A.” O “COGNE S.P.A.”	AOSTA	ITA
COLUMBIANA FOUNDRY COMPANY	COLUMBIANA	USA
COMERCIAL MEXICANA DE PINTURAS, S.A. DE C.V. T/AS: COMEX	ACOLMAN, NEZAHUALCOYOTL	MEX
COMETOX S.R.L.	ZIBIDO SAN GIACOMO	ITA
COMMERCIAL METALS COMPANY	IRVING	USA
COMPANIA ELECTRO METALURGICA S.A. T.AS: ELECMETAL S.A.	SANTIAGO	CHL
COMPAÑIA MINERA CERRO COLORADO LTDA.	IQUIQUE	CHL
COMPANIA SIDERURGICA HUACHIPATO S.A	TALCAHUANO	CHL
CONQUISTADOR - FÁBRICA DE TINTAS E VERNIZES, S.A.	MAIA	PRT
CONSOLIDATED COIN COMPANY PRIVATE LIMITED	NEW DELHI	IND

Company name	Town	Country code
CONTINENTAL TYRE SOUTH AFRICA (PTY) LTD GENTYRE	PORT ELIZABETH	ZAF
CONVERFLEX S.A.	VILLA MERCEDES - PROV. SAN LUIS	ARG
COPPIETERS S.A.	BRASSCHAAT	BEL
CORUS STAAL B.V.	VELSEN NOORD	NLD
CORUS UK LIMITED	LONDON	GBR
COSTANZA LIGURE METALLI S.P.A.	GENOVA	ITA
CPS CHEMICALS PTY LTD	JACOBS	ZAF
CREST CHEMICALS (PTY) LTD	RANDJIES PARK	ZAF
CUPRUM, S.A. DE C.V.	SAN NICOLAS DE LOS GARZA, N.L.	MEX
DAEWOO INTERNATIONAL CORPORATION	SEOUL	KOR
DALMINE S.P.A.	DALMINE	ITA
DARTON COMMODITIES LTD.	GUILDFORD	GBR
DEBAL COATINGS S.A.	BEVEREN-ROESELARE	BEL
DEDE KIMYA NIKELAJ POLISAJ MALZEMELERI HIRDAVAT SANAYI VE TICARET A. S.	ISTANBUL	TUR
Designed Alloys, Inc.	Aurora	USA
DEUTSCHE NICKEL GMBH	SCHWERTE	DEU
DEW TECH CORPORATION	GANGNAM-GU, SEOUL	KOR
DEW TECH CORPORATION TEL: 82-02-569-8828, FAX: 82-02-569-8883	SEOUL	KOR
DONECK EUROFLEX SA	GREVENMACHER	LUX
DONG LIM MS CO.,LTD.	DALSEO-GU, DAEGU	KOR
DURA CHEMICALS INC	ALAMEDA	USA
DURABLE INC.	WHEELING	USA
DYNACAST ITALIA SRL	RHO	ITA
DYNAL INDUSTRIAL S.A.	SANTIAGO	CHL
EGE KIMYA SANAYI VE TICARET A S	ISTANBUL	TUR
ELKEN S.R.L.	SAN ZENONE DEGLI EZZELINI	ITA
ELLE S.P.A. IN LIQUIDAZIONE	LECCO	ITA
ENCRES C.A.I. CANADA LTEE	SAINT-LEONARD	CAN
ENVASES DEL PACIFICO S.A.	SANTIAGO	CHL

Company name	Town	Country code
ERBOSAN ERCIYAS BORU SANAYI VE TICARET ANONIM SIRKETI	KAYSERI	TUR
ESKIM KIMYA SANAYI VE TICARET ANONIM SIRKETI	ESKISEHIR	TUR
EUROCHAIN AG	ZUG	CHE
EUROTUNGSTENE POUDRES	GRENOBLE	FRA
EXIROS S.A.	MONTEVIDEO	URY
F.V. S.A.	FLORIDA - PROV. BUENOS AIRES	ARG
Fabryka Farb, Lakierow i Klejow CHEMSTAL Sp. z o.o.	Debica	POL
FEDERAL-MOGUL WIESBADEN GMBH	WIESBADEN	DEU
FERRO ALLOYS DE MEXICO, S.A. DE C.V	EL CARMEN	MEX
FIABILA USA INC.	DOVER	USA
FIRTH RIXSON METALS LIMITED	SHEFFIELD	GBR
FLINT GROUP FINLAND OY	HELSINKI	FIN
FLINT GROUP FRANCE SAS	BREUIL LE SEC	FRA
Flint Group Germany GmbH	Stuttgart	DEU
FLINT INK (U.K.) LIMITED	WOLVERHAMPTON	GBR
FOCOR-PRODUTOS QUIMICOS, S.A.	PORTO	PRT
FRANCE GALVA LORRAINE	MORHANGE	FRA
FRIO INDUSTRIAS ARGENTINAS S.A.	VILLA MERCEDES - PROV. SAN LUIS	ARG
FUNDICION SAN CAYETANO S.A.	BURZACO - PROV. BUENOS AIRES	ARG
G.T.C. CHEMICALS LIMITED	NORTH POINT	HKG
GALVANIZADORA Y METALES S.A T.AS: GYM S.A	SANTIAGO	CHL
GARNIER INDUSTRIE	BORDEAUX	FRA
Glencore International AG	Baar	CHE
Globe Chemicals GmbH	Hamburg	DEU
GOKHAN BOYA SANAYI VE TICARET LTD STI	IZMIR	TUR
GOODYEAR LASTIKLERI TURK A S	ISTANBUL(EUROPE)	TUR
H & H METALS CORP.	WHITE PLAINS	USA
HAMPSHIRE PAPER CORP.	MILFORD	USA
HANDI-FOIL CORP.	WHEELING	USA

Company name	Town	Country code
HANWA CO., LTD. HANWA KOGYO K.K.	OSAKA-SHI, OSAKA	JPN
HANWHA CORP.	SEOUL	KOR
HEBEI KINGWAY CHEMICAL INDUSTRY CO.,LTD	XIONGXIAN	CHN
HISAR CELIK DOKUM SANAYI VE TICARET A S	KOCAELI,	TUR
HI-TECH INKS PRIVATE LIMITED	NEW DELHI	IND
HOGANAS BELGIUM	ATH	BEL
HUDSON METALS CORPORATION	NEW YORK	USA
HULAMIN LTD	PIETERMARITZBURG	ZAF
I.P.H. S.A.I.C.F.	SAN MIGUEL - PROV. BUENOS AIRES	ARG
I.T.A.CO CHIMICA S.R.L.	SAN CESARIO SUL PANARO	ITA
I.T.A.CO INTERNATIONAL TRADE & AGENCY COMPANY S.R.L.	SAN CESARIO SUL PANARO	ITA
ILVA S.P.A.	MILANO	ITA
IMPORTACIONES Y EXPORTACIONES RAHUE S.A.	COLINA	CHL
IMR METAL POWDER TECHNOLOGIES GMBH	VELDEN	AUT
INDUSTRIAL MINERA MEXICO, S.A. DE C.V.	MEXICO, D.F.	MEX
INDUSTRIAS CHILENAS DE ALAMBRE S.A.	TALCAHUANO	CHL
INDUSTRIAS PENOLES, S.A.B. DE C.V.	MEXICO, D.F.	MEX
INDUSTRIAS QUIMICAS MASQUELACK SA	MASQUEFA	ESP
INMOBAL NUTRER S.A.	BUENOS AIRES	ARG
INSTAPANEL S.A.	SANTIAGO	CHL
INTERNATIONAL LACQUERS SA	BETTEMBOURG	LUX
ISTANBUL METAL SANAYI VE TICARET A S	ISTANBUL(EUROPE)	TUR
ITA S.A.INDUSTRIA Y TECNOLOGIA EN ACEROS S.A.	PARANA - PROV. ENTRE RIOS	ARG
J.P.E. (HOLDINGS) LIMITED	WOLVERHAMPTON	GBR
JAMES M.BROWN LIMITED	STOKE-ON-TRENT	GBR
Janex SA	Lausanne	CHE
JAY TECH CO., LTD.	GYEONGSANGNAM-DO	KOR
JFE SHOJI TRADE CORPORATION JFE SHOJI K.K.	TOKYO	JPN
JINCHUAN GROUP LTD.	JINCHANG,	CHN

Company name	Town	Country code
JOSE CASTIGLIONI HIJOS S.A.	MONTEVIDEO	URY
Jupiter Aluminum Corporation	HAMMOND	USA
KADION ESPECIALIDADES QUIMICAS SL	BARCELONA	ESP
KANSAI ALTAN BOYA SANAYIVE TICARET AS	IZMIR	TUR
KETZEL S.A.	BUENOS AIRES	ARG
KEYMARK CORPORATION OF FLORIDA	LAKELAND	USA
KIRKER ENTERPRISES, INC	PATERSON	USA
KISCO LTD. KISCO K.K.	OSAKA-SHI, OSAKA	JPN
KME Germany AG & Co. KG	Osnabrück	DEU
KME MOULD MEXICO, S.A. DE C.V.	SANTA CATARINA, N.L.	MEX
KOCBAY METAL SANAYI VE TICARET LTD STI	ISTANBUL(EUROPE)	TUR
KOHSEI CO., LTD K.K. KOHSEI	TOKYO	JPN
KOTHARI METALS LIMITED	KOLKATA	IND
KTC KOREA CO LIMITED	SEOUL	KOR
L N METALS INTERNATIONAL LIMITED	LONDON	GBR
LARING S.A.	BUENOS AIRES	ARG
LARING SAN LUIS S.A.	BUENOS AIRES	ARG
LATROBE SPECIALTY STEEL COMPANY%%	LATROBE	USA
LINCOLN ELECTRIC COMPANY, THE	CLEVELAND	USA
LISBAY ASSOCIATED INC.	NASSAU	BHS
Louis Dreyfus Commodities Metals Suisse SA	Le Grand-Saconnex	CHE
LUSOSIDER-AÇOS PLANOS, S.A.	ALDEIA DE PAIO PIRES	PRT
LUVATA UK LIMITED	ISLEWORTH	GBR
MADECO S.A. T-AS: MADECO	SANTIAGO	CHL
MAGOTTEAUX	VAUX-SOUS-CHEVREMONT	BEL
MAHLE ENGINE COMPONENTS USA, INC.	MORRISTOWN	USA
MANDEL METALS, INC.	Franklin Park	USA
MANUFACTURERA DE ARTICULOS PARA LA COCINA Y OTROS LTDA.	SANTIAGO	CHL
MARCEGAGLIA - S.P.A	GAZOLDO DEGLI IPPOLITI	ITA

Company name	Town	Country code
MARMARA METAL MAMULLERI TICARET A S	ISTANBUL(ANATOLIA)	TUR
MARPEX CHEMICALS LIMITED	SUTTON	GBR
MARUBENI CORPORATION%%MARUBENI KK	CHIYODA-KU	JPN
MARUBENI TETSUGEN CO., LTD. MARUBENI TETSUGEN K.K.	TOKYO	JPN
MATHIESEN SAC	SANTIAGO	CHL
MECHEM KOREA CO., LTD.	SEOUL	KOR
MEKZ LIMITED	SLOUGH	GBR
METAL EXCHANGE CORPORATION	SAINT LOUIS	USA
METALURGICA LAZCANO, S.A. DE C.V.	MEXICO	MEX
METARUDO, KK%%METARUDO, KK	NISHI-KU OSAKA-SHI	JPN
METRATRADE LIMITED	NORTH YORK	CAN
MIRACERO, S.A. DE C.V.	MONCLOVA	MEX
MITSUBISHI CORPORATION%%MITSUBISHI SHOJI KK	CHIYODA-KU	JPN
MITSUI & CO. EUROPE PLC	LONDON	GBR
MITSUI ET CO BENELUX S.A.	BRUXELLES	BEL
MITTAL APPLIANCES LIMITED	MUMBAI	IND
MODERN TRADING	GYEONGGI-DO	KOR
MOTAN METAL KIMYA SANAYII VE TICARET A S	ISTANBUL(EUROPE)	TUR
NANJING HANRUI COBALT CO., LTD.	NANJING	CHN
NI-MET METALS & MINERALS INC	OAKVILLE	CAN
NINGBO POWERWAY GROUP CO., LTD.	NINGBO CITY	CHN
Noble Resources SA	Lausanne	CHE
NORILSK NICKEL HARJAVALTA OY	HARJAVALTA	FIN
NORKEM B.V.	GROOTEBROEK	NLD
NUCOR CORPORATION	CHARLOTTE	USA
Oli Lacke GmbH	Lichtenau	DEU
OM GROUP, INC.	CLEVELAND	USA
OSUNG ENVI-TECH CO., LTD	SEO-GU, INCHEON,	KOR
OXIDO METAL S.A.	VILLA ROSA - PROV. BUENOS AIRES.	ARG

Company name	Town	Country code
Pactiv Corporation	LAKE FOREST	USA
PAINTCHEM (PTY) LTD	VERULAM	ZAF
PANASONIC CORPORATION PANASONIC K.K.	KADOMA-SHI, OSAKA	JPN
PANASONIC INTERNATIONAL TRADING CORPORATION OF AMERICA	TORRANCE	USA
PASSARI ORGANINCS PVT LTD	KOLKATA	IND
PHOENIXX INTERNATIONAL, L.P.	PITTSBURGH	USA
PINTURAS INCA S.A.	MONTEVIDEO	URY
PINTURAS SIPA S.A.	SANTIAGO	CHL
PIRELLI NEUMATICOS S.A.I.C.	MERLO - PROV. BUENOS AIRES	ARG
PROCHEMA HANDELSGESELLSCHAFT M.B.H.	WIEN	AUT
PROVEEDORA INDUSTRIAL MINERA ANDINA SA T/AS: PIMASA	SANTIAGO	CHL
PRZEDSIEBIORSTWO PRODUKCYJNO-HANDLOWO-USLUGOWE BATO	Pionki	POL
QuickPack Haushalt + Hygiene GmbH	Renningen	DEU
QUIMICA PASSOL S.A.	VIÑA DEL MAR	CHL
Rezinal	Heusden-Zolder	BEL
S.O STROMBERG OY	VANTAA	FIN
SA LANGUEDOCIENNE DE MICRON COULEUR	NARBONNE	FRA
SALES Y COMPUESTOS LTDA.	SANTIAGO	CHL
SAN ALF QUIMICAS SA	CABANES	ESP
Santoku America Inc	Tolleson	USA
SARCHEM KIMYA SANAYI VE TICARET A S	ISTANBUL (ANATOLIA)	TUR
SAYER LACK MEXICANA, S.A. DE C.V.	APASEO EL ALTO, GTO.	MEX
SCANDINAVIAN STEEL AB	STOCKHOLM	SWE
SCHMIDT + CLEMENS GMBH + CO. KG	LINDLAR	DEU
SCHOLLE CHEMICAL CORPORATION	COLLEGE PARK	USA
SCHOLLE CORPORATION	IRVINE	USA
SCHWARTZ CHEMICAL CORPORATION	PICKERING	CAN
SHANXI FOREIGN INVESTMENT & TRADE (GROUP) CO. LTD.	TAIYUAN,	CHN
Sharon Coating, LLC	Sharon	USA

Company name	Town	Country code
SHENZHEN GEM HIGH-TECH CO., LTD.	SHENZHEN	CHN
SHERWIN WILLIAMS CHILE S.A.	SANTIAGO	CHL
SHERWIN-WILLIAMS CANADA INC	THORNHILL	CAN
SHOUGANG CONCORD INTERNATIONAL ENTERPRISES COMPANY LIMITED	WANCHAI	HKG
SIAT S.A.	BUENOS AIRES	ARG
SIBA KIMYA VE ENDUSTRIYEL URUNLER SANAYI TICARET LTD STI	KOCAELI	TUR
SIDA SA	BARCELONA	ESP
SIDERAR S.A.I.C.	BUENOS AIRES	ARG
SIDERCA S.A.I.C.	CAMPANA - PROV. BUENOS AIRES	ARG
SIEGWERK USA INC	DES MOINES	USA
SILVAN DIS VE IC TICARET A S	ISTANBUL(ANATOLIA)	TUR
SINO-TRUST CORPORATION	XIGANG DIST., DALIAN	CHN
SIRCA S.P.A.	MASSANZAGO	ITA
SOC COOPERATION INVEST PARTICIPATION	PARIS	FRA
SOCIEDAD CONTRACTUAL MINERA EL ABRA	CALAMA	CHL
SOCIETE FIABILA	MAINTENON	FRA
SOTYL S.A.	PILAR - PROV. BUENOS AIRES	ARG
STANCHEM SP.J. PRZEDSIEBIORSTWO CHEMICZNE D.KRAWCZYK I Z.MACZKA	LUBLIN	POL
STANDARD COATING CORP	RIDGEFIELD	USA
STC - INTERMESA TRADING COMPANY	LONDON	GBR
STE TECHNIQUES D APPLICATIONS CHIMIQUE SOTACH SARL	SFAX	TUN
STEELEX SA	Paradiso	CHE
STEELFORCE	ANTWERPEN	BEL
STEELTECH, LTD.	GRAND RAPIDS	USA
STORK PRINTS B.V.	BOXMEER	NLD
STRATTON METALS LTD.	GIBRALTAR	GIB
SUDAMERICANA DE METALES COMERCIAL LTDA. SUDMETAL	SANTIAGO	CHL
SUMITOMO CORPORATION%%SUMITOMO SHOJI KK	CHUO-KU	JPN
SUN CHEMICAL CHILE SA	SANTIAGO	CHL

Company name	Town	Country code
SUN CHEMICAL OY	ESPOO	FIN
TATA STEEL UK LIMITED	LONDON	GBR
Techs Industries, Inc., The	Pittsburgh	USA
TECNOLOGIA QUIMICA ESPECIALIZADA, S.A. DE C.V.	MEXICO	MEX
TENNANT METALS PTY LIMITED BENNELONG GROUP PTY. LTD.	SYDNEY	AUS
TETRA PAK S.R.L.	BUENOS AIRES	ARG
Thyssen Krupp Metallurgie GmbH	Essen	DEU
TIB CHEMICALS AG	MANNHEIM	DEU
TIKKURILA POLSKA S.A.	DEBICA	POL
TINFOS NIZI SA	CAP	LUX
TORRENTE RIOLSA S.A.	MONTEVIDEO	URY
TRAFIGURA AG	LUZERN	CHE
TRAFILERIE CARLO GNUTTI - S.P.A.	CHIARI	ITA
TRAXYS NORTH AMERICA LLC	NEW YORK	USA
TRINIDAD/BENHAM CORP.	DENVER	USA
TUBACERO SA	MONTEVIDEO	URY
TURK PIRELLI LASTIKLERI A S	KOCAELI	TUR
TURKUAZ KIMYA VE TARIM SAN TIC LTD STI	ISTANBUL	TUR
UMICORE FRANCE	BAGNOLET	FRA
UMICORE SA	BRUXELLES	BEL
UNI METAL CO., LTD.	SEOUL	KOR
UNITED STATES STEEL CORPORATION	PITTSBURGH	USA
VA INTERTRADING AKTIENGESELLSCHAFT	LINZ	AUT
VALEO SISTEMAS ELECTRICOS, S.A. DE C.V.	SAN LUIS POTOSI	MEX
VALSPAR B.V.	LELYSTAD	NLD
Valspar Corporation, The	Minneapolis	USA
VENTURE TAPE CORP.	ROCKLAND	USA
VILMEKS IC VE DIS TICARET VE METAL SANAYI A S	ISTANBUL(EUROPE)	TUR
WEDGE GROUP GALVANIZING LIMITED	WILLENHALL	GBR

Company name	Town	Country code
WESTERN PLASTICS INC	CALHOUN	USA
WHEELING-NISSHIN, INC.	FOLLANSBEE	USA
WIELAND-WERKE AKTIENGESELLSCHAFT	ULM	DEU
Wilhelm Grillo Handelsgesellschaft	Duisburg	DEU
WOGEN GROUP LIMITED	LONDON	GBR
WOGEN RESOURCES LIMITED	LONDON	GBR
Worlée-Chemie G.m.b.H.	Hamburg	DEU
XSTRATA CANADA CORPORATION	TORONTO	CAN
YARDE METALS, INC.	SOUTHINGTON	USA
YPF S.A.	BUENOS AIRES	ARG
ZHEJIANG HUAYOU COBALT CO., LTD	TONGXIANG	CHN
ZHUHAI KELIXIN METAL MATERIALS CO LTD.	ZHUHAI	CHN
ZINCOL ITALIA SPA	BARBARANO VICENTINO	ITA
Zinkunion Voigt & Schweitzer GmbH & Co. KG	Gelsenkirchen	DEU

EXHIBIT A

to the Revolving Credit Agreement

FORM OF PROMISSORY NOTE

U.S.$	Dated: [—], 20
New York, New York

FOR VALUE RECEIVED, [                    ] (the “Maker”) hereby unconditionally promises to pay to [insert name] (the “Lender”), or its registered assign in accordance with the terms of the Revolving Credit Agreement, the principal sum of [        ] Dollars in immediately available funds, on the dates and in the principal amounts provided in the Revolving Credit Agreement, together with interest thereon at the rate(s), and payable at the times, specified in the Revolving Credit Agreement, and to pay interest on any overdue amount as provided in the Revolving Credit Agreement. Both principal and interest are payable at an account in the New York office of The Bank of Tokyo-Mitsubishi UFJ Ltd., as the Administrative Agent under the Revolving Credit Agreement, in immediately available funds, in each case in Dollars, free and clear of and without deduction for any and all present and future Taxes, all as set forth in the Revolving Credit Agreement.

This Note shall inure to the benefit of the Lender and shall be binding upon the Maker and its successors and permitted assigns.

This Note is one of the Notes referred to in, and is entitled to the benefits of, the Revolving Credit Facility Agreement, dated as of August 4, 2011 (as amended, restated or otherwise modified from time to time, the “Revolving Credit Agreement”), among the Lender, Votorantim GmbH, Votorantim Industrial S.A., Votorantim Metais S.A. (formerly Votorantim Metais Níquel S.A.), Votorantim Metais Zinco S.A., Votorantim Siderurgia S.A., Votorantim Cimentos S.A., Companhia Brasileira De Alumínio, Votorantim Cement North America Inc. and Votorantim Metais – Cajamarquilla S.A., as Borrowers, Votorantim Participações S.A. and Votorantim Industrial S.A., as Guarantors, other lenders party thereto, The Bank of Tokyo-Mitsubishi UFJ Ltd., as the Administrative Agent, and Union Bank, N.A., as the Collateral Agent. The Revolving Credit Agreement, among other provisions, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and restricts the transferability of this Note.

The Maker hereby waives diligence, presentment, demand of payment, protest or notice in connection with this Note.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

The Maker hereby submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court (in each case sitting in the Borough of Manhattan) (and all courts of appeal therefrom) for the purposes of all legal proceedings arising out of or relating hereto. The Maker hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in or removed to such a court and hereby further irrevocably waives any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

Nothing herein shall in any way be deemed to limit the ability of the holder of this Note to serve any process or summons in any manner permitted by any applicable law or to obtain jurisdiction over any person in such other jurisdictions, including but not limited to Brazil, and in such manner, as may be permitted by applicable law. Each Guarantor acknowledges and agrees that it is subject to the provisions of the Revolving Credit Agreement, including (without limitation) its Article XI (“Guaranty”).

In the event of commencement of suit to enforce payment of this Note and accrued interest, if any, the Maker agrees to pay such additional sums for documented expenses and attorney fees as the court may adjudge reasonable.

[ ], as Borrower

By:
Name:
Title:

By:
Name:
Title:

ACKNOWLEDGED BY:	VOTORANTIM PARTICIPAÇÕES S.A., as Guarantor

By:
Name:
Title:

By:
Name:
Title:

VOTORANTIM INDUSTRIAL S.A., as Guarantor

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B

to the Revolving Credit Agreement

FORM OF NOTICE OF BORROWING

Date:         ,      201

To:	The Bank of Tokyo-Mitsubishi UFJ Ltd., as the Administrative Agent under the Revolving Credit Facility Agreement, dated as of August 4, 2011 (as amended, restated or otherwise modified from time to time, the “Revolving Credit Agreement”), among Votorantim GmbH, Votorantim Industrial S.A., Votorantim Metais S.A. (formerly Votorantim Metais Níquel S.A.), Votorantim Metais Zinco S.A., Votorantim Siderurgia S.A., Votorantim Cimentos S.A., Companhia Brasileira De Alumínio, Votorantim Cement North America Inc. and Votorantim Metais – Cajamarquilla S.A., as Borrowers, Votorantim Participações S.A. and Votorantim Industrial S.A., as Guarantors, certain lenders party thereto, The Bank of Tokyo-Mitsubishi UFJ Ltd., as the Administrative Agent, and Union Bank, N.A., as the Collateral Agent.

Ladies and Gentlemen:

The undersigned refers to the Revolving Credit Agreement (terms defined therein being used herein as therein defined) and, pursuant to Section 2.3 of the Revolving Credit Agreement, hereby gives you irrevocable notice of the borrowing (the “Proposed Borrowing”) specified below:

(a) The Business Day of the Proposed Borrowing is              , 201    .

(b) The Interest Periods of the Proposed Borrowing shall consist of [one (1) month/ three (3) months/ six (6) months].

(c) The aggregate principal amount of the Proposed Borrowing is $        , allocated to [Export Prepayment Loans/ Working Capital Loans].

We certify that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing, both before and after giving effect to the Loans and to the application of the proceeds therefrom:

(i) the representations and warranties contained in the Loan Documents (including Article VII of the Revolving Credit Agreement) are true in all material respects as though made on and as of this date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), giving effect to the Proposed Borrowing and to the application of the proceeds thereof;

(ii) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or the application of the proceeds thereof;

(iii) since December 31, 2010, there has been no Material Adverse Effect; and

(iv) the proceeds of the Proposed Borrowing will be applied as follows (following the funding the payment of all fees and expenses payable as required by the Revolving Credit Agreement):

[PROVIDE ACCOUNT DETAILS]

IN WITNESS WHEREOF, the undersigned has caused this Notice of Borrowing to be executed by its respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[ ],
as Borrower

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

to the Revolving Credit Agreement

FORM OF SECURITY AGREEMENT

SECURITY AGREEMENT dated as of [            ], 201   (as it may be amended, supplemented or otherwise modified from time to time, this “Agreement”) among [                                        ], (the “Pledgor”), VOTORANTIM PARTICIPAÇÕES S.A. and VOTORANTIM INDUSTRIAL S.A. (each a “Guarantor”, and, together, the “Guarantors”), and UNION BANK, N.A., as the agent for the Secured Parties (as hereinafter defined) (in such capacity, together with its successors in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, Votorantim GmbH, Votorantim Industrial S.A., Votorantim Metais S.A. (formerly Votorantim Metais Níquel S.A.), Votorantim Metais Zinco S.A., Votorantim Siderurgia S.A., Votorantim Cimentos S.A., Companhia Brasileira De Alumínio, Votorantim Cement North America Inc. and Votorantim Metais – Cajamarquilla S.A. as Borrowers, the Guarantors, the Lenders defined therein (the “Lenders”), The Bank of Tokyo-Mitsubishi UFJ Ltd., as the Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and Union Bank, N.A., as the Collateral Agent are parties to an Revolving Credit Facility Agreement dated as of August 4, 2011 (as amended restated or otherwise modified from time to time, the “Revolving Credit Agreement”), providing for the Lenders to make loans to the Borrowers (including Loans to the Pledgor (such Loans, the “Loans”)), which Loans are guaranteed by the Guarantors;

WHEREAS, a condition precedent to the Lenders’ lending of the Loans to the Pledgor is that the Pledgor and the Guarantors grant to the Collateral Agent a security interest in the Collateral (as hereinafter defined) as security for the Secured Obligations (as hereinafter defined);

NOW, THEREFORE, to induce the Lenders to enter into the Revolving Credit Agreement and to make Loans thereunder, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of the Pledgor and each Guarantor has agreed to pledge and grant a security interest in the Collateral as security for the Secured Obligations in the manner herein set forth.

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Certain Defined Terms. (a) All capitalized terms used but not defined herein shall have the meanings given to such terms in the Revolving Credit Agreement, and the rules of interpretation set forth therein shall apply to this Agreement.

(b) The terms “Account,” “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Financial Asset,” “General Intangible,” “Instrument,” “Investment Property,” “Letter-of-Credit Right,” “Payment Intangible,” “Proceeds,” “Securities Account,” “Security Entitlement” and “Supporting Obligations,” when used herein and capitalized, shall have the meanings given such terms in Article 8 or Article 9, as the case may be, of the UCC.

(c) As used herein, the following terms shall have the following meanings:

“Acceleration Event” means the occurrence and continuance of an Event of Default (as defined in the Revolving Credit Agreement) that has occurred as evidenced by a notice from the Administrative Agent to the Collateral Agent, or the occurrence and continuance of an Event of Default under Section 9.1(e), (f) or (g) under the Revolving Credit Agreement.

“Account Collateral” has the meaning set forth in Section 2.1(b).

“Account Control Agreement” means the Collateral Account Control Agreement among the Pledgor, the Collateral Agent and the Intermediary dated as of the date hereof, as it may be amended, supplemented or otherwise modified from time to time, relating to the Collateral Account.

“Administrative Agent” has the meaning set forth in the recitals hereto.

“Agreement” has the meaning set forth in the introduction hereto.

“Collateral” has the meaning set forth in Section 2.1.

“Collateral Account” means the interest securities account of the Pledgor (the “Collateral Securities Account”) and the interest bearing deposit account of the Pledgor (the “Collateral Deposit Account”), each established and maintained at the principal corporate trust office of the Intermediary in New York, New York under the control of the Collateral Agent pursuant to the Account Control Agreement and each designated Votorantim GmbH Collateral Account; it being understood that payments made to the Collateral Account shall be addressed as follows: Union Bank, N.A., 1251 Avenue of the Americas, 19th Floor, New York, NY 10020, Attention: Hugo Gindraux, Account #.

“Collateral Agent” has the meaning set forth in the introduction hereto.

“Control” means “control” as defined in Section 8-106 and Section 9-106 of the UCC.

“Intermediary” means Union Bank, N.A., as the Intermediary under the Account Control Agreement, and any successor thereto.

“Lenders” has the meaning set forth in the recitals hereto.

“Letter of Instructions” means (i) a letter to an Eligible Offtaker substantially in the form of Exhibit A hereto, or (ii) instructions to an Eligible Offtaker included in the invoice or other Sales Agreement for a Receivable, which instruct the Eligible Offtaker to make payments due thereunder to the Collateral Account.

“Loans” has the meaning set forth in the recitals hereto.

“Process Agent” has the meaning set forth in Section 6.11(b).

“Property” of any Person means any property, rights or revenues, or interest therein, of such Person.

“Receivable” means each Account or Payment Intangible or similar obligation arising under any Sales Agreement (including any such agreement that no longer exists).

“Revolving Credit Agreement” has the meaning set forth in the recitals hereto.

“Sales Agreement” has the meaning set forth in Section 2.1(a)(ii).

“Sales Collateral” has the meaning set forth in Section 2.1(a).

“Secured Obligations” shall mean the principal of and interest on the Loans under the Revolving Credit Agreement and all other amounts whatsoever now or hereafter from time to time owing under any of the Loan Documents by the Pledgor or either Guarantor to any of the Secured Parties, whether direct or indirect, absolute or contingent, or due or to become due.

“Secured Parties” means the Lenders, the Administrative Agent and the Collateral Agent and any other Person (other than an Obligor, any Affiliate thereof or a customer of an Obligor) that has a right to receive any payment from an Obligor under the Loan Documents.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

ARTICLE II

PLEDGE OF COLLATERAL

Section 2.1. Grant of Security Interests. As collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, each of the Pledgor and each Guarantor hereby separately pledges and grants to the Collateral Agent, for the benefit of the Secured Parties as hereinafter provided, a continuing first priority security interest in all of its respective right, title and interest in, to and under the following Property (collectively, the “Collateral”):

(a) the following Property, whether now owned by the Pledgor or either Guarantor, as applicable, or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Sales Collateral”):

(i) each Receivable identified on Schedule 1 to this Agreement, as such Schedule 1 may be amended, supplemented or replaced from time to time in accordance with the terms of this Agreement and the Revolving Credit Agreement, including all claims (including claims for damages), causes of action and other rights thereunder or benefits thereof (and any related Letter of Instructions);

(ii) all Sales Rights in respect of any Sales Agreement relating to each Receivable referred to in the preceding clause (a)(i) (the “Sales Agreement(s)”);

(iii) the Sales Agreement(s);

(iv) the Export Finance Agreements and other contracts for the purchase of Products in respect of Receivables identified on Schedule 1 to this Agreement, including all claims (including claims for damages), causes of action, rights and remedies thereunder and all sums or amounts due or to become due thereunder;

(v) all credit insurance (including the Credit Insurance Policy) and letters of credit issued by any Person (including any Eligible Financial Institution) that supports an Eligible Offtaker’s obligations with respect to Receivables identified on Schedule 1 to this Agreement, and all related Letter-of-Credit Rights;

(vi) to the extent not included in any of the foregoing, all Accounts, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, General Intangibles, Instruments, Investment Property and Letter-of-Credit Rights, evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the above;

(vii) all books and records regarding any of the foregoing; and

(viii) all accessions, rents, profits, income, benefits, Proceeds, substitutions and replacements of and to any of the above (including all causes of action, claims and warranties now or hereafter held by the Pledgor or either Guarantor, as applicable, in respect of any of the items listed above);

(b) the Collateral Account and any and all Investment Property, Financial Assets or other Property (including uninvested funds) from time to time credited thereto or deposited or carried therein, any and all investments made with funds therein, any and all other Financial Assets credited thereto or carried therein, any and all Security Entitlements of the Pledgor or either Guarantor, as applicable, with respect to such Financial Assets and any and all Proceeds of any of the foregoing (collectively, the “Account Collateral”); and

(c) all Proceeds, Supporting Obligations, products, substitutions and replacements of or for, or relating to, any of the Sales Collateral or Account Collateral and, to the extent not otherwise included, all payments under insurance policies (whether or not the Collateral Agent is the loss payee thereof) that support an Eligible Offtaker’s obligations under its Sales Agreement(s) identified on Schedule 1 to this Agreement.

Section 2.2. The Collateral Account. All funds deposited into the Collateral Account shall be in Dollars. If any funds are proposed to be deposited into the Collateral Account in a currency other than Dollars, then the Pledgor shall cause the conversion of such amounts into Dollars.

Section 2.3. The Pledgor and the Guarantors Remain Liable. Anything herein to the contrary notwithstanding:

(a) the Pledgor and the Guarantors will remain liable under the Sales Agreements, the Export Finance Agreements and other Property included in the Collateral to the extent set forth therein, and will perform all of its respective duties and obligations under such Sales Agreements, Export Finance Agreements and other Collateral to the same extent as if this Agreement had not been executed;

(b) the exercise by the Collateral Agent of any of its rights hereunder will not release the Pledgor or either Guarantor from any of its duties or obligations under any such Sales Agreements and Export Finance Agreements or other Property included in the Collateral; and

(c) no Secured Party will have any obligation or liability under any Sales Agreements, Export Finance Agreements or other Property included in the Collateral by reason of this Agreement, nor will any Secured Party be obligated to perform any of the obligations or duties of the Pledgor or either Guarantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 2.4. Security Interest Absolute, etc. This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until terminated pursuant to Section 3.1(l) of this Agreement. All rights of the Secured Parties and the security interests granted to the Collateral Agent (for its benefit and the ratable benefit of each other Secured Party) hereunder, and all obligations (including the Secured Obligations) of the Pledgor and the Guarantors hereunder, shall, in each case, be absolute, unconditional and irrevocable irrespective of:

(a) any lack of validity, legality or enforceability of any Loan Document;

(b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against the Pledgor or either Guarantor or any other Person under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against the Pledgor or either Guarantor, or collateral securing, any obligations (including the Secured Obligations);

(c) any extension, compromise or renewal of, or change in the time, manner or place of payment of, or any other change in any other term of, all or any part of any of the Secured Obligations;

(d) any reduction, limitation, impairment or termination of any Secured Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each of the Pledgor and each Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, reimbursement, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Secured Obligations or otherwise;

(e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document, in each case whether or not evidenced by a writing;

(f) any addition, exchange or release of any Collateral or of any Person that is (or will become) a guarantor (including either Guarantor) of the Secured Obligations, or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty or Supporting Obligation held by any Secured Party securing any of the Secured Obligations; or

(g) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a legal or equitable discharge of, the Pledgor, the Guarantors, any surety or any guarantor.

Section 2.5. [Interpretation. The grant of a security interest and pledge of Collateral as provided for under this Agreement shall in no case be interpreted as an assignment agreement (Zession), but shall constitute a pledge (Verpfändung) also under Austrian law.]1

ARTICLE III

FURTHER ASSURANCES; REMEDIES

Section 3.1. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Article II, the Pledgor (with respect to itself) and each Guarantor (with respect to itself) hereby agrees with the Collateral Agent for the benefit of the Secured Parties as follows:

(a) Delivery and Other Perfection. It shall:

(i) promptly deliver and pledge to the Collateral Agent any and all Collateral (other than Sales Agreements) evidenced by a writing, in each case endorsed and/or accompanied by such instruments of assignment and transfer in such form and substance as is necessary or otherwise as the Collateral Agent (acting upon instructions of the Administrative Agent) may reasonably request,

(ii) promptly give, execute, deliver, file and/or record any financing statement, notice, instrument, agreement or other document that may be necessary or desirable (in the reasonable judgment of either Agent) to create, preserve, perfect, or validate the security interest granted pursuant hereto or to enable the Collateral Agent to exercise and enforce its rights hereunder with respect to such pledge and security interest,

(iii) keep full and accurate books and records relating to the Collateral, and stamp or otherwise mark such books and records in such manner as either Agent may reasonably request in order to reflect the security interests granted by this Agreement,

[1]	To be included if Votorantim GmbH is Pledgor.

(iv) permit representatives of the Agents, upon reasonable notice, at any time during normal business hours to inspect and make copies of and abstracts from its books and records pertaining to the Collateral, and permit representatives of the Collateral Agent to be present at the Pledgor’s or either Guarantor’s (or any of its applicable agent’s) place(s) of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any material notices or communications received by Pledgor or either Guarantor with respect to the Collateral, all in such manner as any Secured Party may reasonably request, and

(v) [with respect to Collateral situated in or subject to Austrian law, the Pledgor shall, at all times during the term of this Agreement, ensure that the pledge of Collateral pursuant to this Agreement is duly and promptly, not later than 10 (ten) business days after the date of signing of this Agreement, recorded in its books and records in accordance with Austrian law by an annotation of the pledge of Collateral in the Pledgor’s books and accounts (Buchvermerk) and in every outstanding accounts receivables list (Offene Posten Liste); such annotation shall be made properly in German in the books of the Pledgor on or below each note relating to a Collateral and shall read as follows: “Gemäß Pfandvertrag vom [Datum] sind alle gegenwärtigen und künftigen Forderungen mit ihrem Entstehen verpfändet an [Administrative Agent]. Buchvermerk gesetzt am [Datum des Buchvermerks].” In cases where Collateral is evidenced by electronic data processing, such Collateral shall be marked with a specific symbol with the general annotation that such symbol means “Verpfändet an [Administrative Agent] gemäß Pfandvertrag vom [Datum]. Buchvermerk gesetzt am [Datum des Buchvermerks].”]2

(b) As to Commercial Tort Claims. Each of the Pledgor and each Guarantor hereby covenants and agrees that, until the final payment in full of the Secured Obligations and termination of this Agreement, with respect to any Commercial Tort Claim hereafter arising which are included in the Collateral, it shall (i) notify the Collateral Agent thereof and (ii) if requested by the Collateral Agent (acting upon instructions of the Administrative Agent), deliver to the Collateral Agent a supplement to this Agreement in form reasonably acceptable to the Collateral Agent (acting upon instructions of the Administrative Agent) granting the Collateral Agent a security interest in such Commercial Tort Claim.

(c) Other Financing Statements and Liens. Without the prior written consent of the Collateral Agent (acting upon instructions of the Administrative Agent), it shall not file or suffer to be on file, or authorize or permit to be filed or to be on file, in any jurisdiction, any financing statement, recordation, registration or like document with respect to the Collateral in which the Collateral Agent is not named as the sole secured party for the benefit of the Secured Parties.

[2]	To be included if Votorantim GmbH is Pledgor.

(d) Preservation of Rights. The Collateral Agent shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

(e) Acceleration Events. While any Acceleration Event exists and the Collateral Agent is notified in writing of the existence thereof by the Administrative Agent:

(i) the Collateral Agent (on behalf of the Secured Parties) shall have all of the rights and remedies with respect to the Collateral of a secured party under the UCC (whether or not such code is in effect in the jurisdiction where the rights and remedies are asserted) and all additional rights and remedies to which a secured party is entitled under the Applicable Laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including the right, to the maximum extent permitted by Applicable Law, to exercise all powers of ownership pertaining to the Collateral as if the Collateral Agent were the sole and absolute owner thereof (and the Pledgor and each Guarantor each agrees to take all such action as may be necessary or reasonably requested by the Collateral Agent to give effect to such right),

(ii) the Collateral Agent may, in its name or in the name of the Pledgor, either Guarantor or otherwise, demand, sue for, collect or receive any money or other Property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so,

(iii) the Collateral Agent may, to the extent permitted by Applicable Law, and upon at least ten Business Days’ prior written notice to the Pledgor and the Guarantors of the time and place, cause the sale of all or any part of the Sales Collateral through agents or otherwise, at such place(s) as the Administrative Agent deems best, and for cash or for credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such disposition or of the time or place thereof (except such notice as is required above or by Applicable Law and cannot be waived), and any Person (including the Collateral Agent and any other Secured Party) may be the purchaser of any or all of such Sales Collateral at any public sale (or, to the extent permitted by Applicable Law, at any private sale) and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of the Pledgor or either Guarantor, any such demand, notice and right or equity being hereby expressly waived and released by the Pledgor or either Guarantor. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the sale may be so adjourned, and

(iv) any action taken by the Collateral Agent hereunder shall be taken in good faith and in a commercially reasonable manner.

Each of the Pledgor and each Guarantor acknowledges that, by reason of prohibitions contained in the United States Securities Act of 1933, as amended, and applicable state securities laws, there may be a need with respect to any sale of all or any part of the Collateral constituting securities, to limit purchasers to those who agree, among other things, to acquire the Collateral for their own account, for investment and not with a view to the distribution or resale thereof. If any such sale of Collateral is made in accordance with this Agreement, then the parties hereto acknowledge (and each Secured Party shall be deemed to have acknowledged) that any price obtained in a public or private sale of such Collateral shall be conclusive and binding upon each of the parties thereto and hereto (and each of the Secured Parties), to the extent permitted by Applicable Law.

(f) Deficiency. If the proceeds of collection or other realization of or upon the Collateral are insufficient to cover the costs and expenses of such realization and the payment in full of the Secured Obligations, then the Pledgor and the Guarantors shall remain liable for any deficiency.

(g) Books and Records; UCC Matters. Without at least ten (10) days’ prior written notice to the Agents: (i) the Pledgor shall not maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than [Austria/Brazil], and neither Guarantor shall maintain any of its books and records with respect to the Collateral at any office or maintain its principal place of business at any place other than Brazil, (ii) it shall not change its jurisdiction of organization and (iii) it shall not change its name, or the name under which it does business, from the name shown on the signature pages hereto.

(h) Private Sale. It acknowledges (and each Secured Party will be deemed to have acknowledged) that any private sale of any of the Collateral may be at prices and on terms less favorable than those obtainable through a public sale and agrees (or will be deemed to have agreed) that any such private sale pursuant to Section 3.1(e)(iii) made in accordance with Applicable Law shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales unless required by any Applicable Law. Neither the Collateral Agent nor any of the other Secured Parties shall incur any liability as a result of the sale of the Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner and made in accordance with Applicable Law. Each of the Pledgor and each Guarantor hereby waives (and each Secured Party will be deemed to have waived) any claims against the Collateral Agent or any other Secured Party arising by reason of the fact that the price at which the Collateral may have been sold at such a private sale made in accordance with Applicable Law was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer such sold Collateral to more than one offeree.

(i) Clean Sale. Upon any sale of Collateral under this Section made in accordance with Applicable Law, the Collateral Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any Lien, claim or right of any kind, and each of the Pledgor and each Guarantor, to the extent permitted by Applicable Law, hereby specifically waives all rights of redemption, stay or appraisal that it has or may have under any Applicable

Law with respect thereto. The Pledgor and the Guarantors shall execute and deliver such documents and take such other actions as the Collateral Agent (acting upon instructions of the Administrative Agent) deems necessary or advisable in order that any such sale may be made in compliance with Applicable Law.

(j) Application of Proceeds. Notwithstanding anything herein to the contrary, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant to this Section, and any other cash at the time held by the Collateral Agent under this Article, shall be applied by the Collateral Agent as follows: (i) first, to payment in full of all costs and expenses (including indemnities owed to the Collateral Agent) relating to such collection, sale or other realization (including attorney fees and the compensation of the Collateral Agent for services rendered in connection therewith or in connection with any proceeding to sell if a sale is not completed), (ii) second, to payment in full of all charges, expenses and advances incurred or made by the Collateral Agent in order to protect the Liens hereunder and/or the security afforded thereby, (iii) third, to payments to the Secured Parties to satisfy the Secured Obligations in the manner described herein as if such amounts were collections from Receivables, and (iv) fourth, any remaining amounts shall be paid to, or at the direction of, the Pledgor.

(k) Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to the Collateral Agent while no Acceleration Event exists, during the existence of any Acceleration Event the Collateral Agent is hereby appointed the attorney-in-fact of each of the Pledgor and each Guarantor for the purpose of carrying out the provisions of this Article and taking any action and executing and delivering any documents that the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof provided that any action taken by the Collateral Agent is taken or made in good faith and in a commercially reasonable manner, which appointment as attorney-in-fact is irrevocable and coupled with an interest; it being understood that the grant of an attorney-in-fact is subject at all times to Section 2.3(c) hereof. Without limiting the generality of the foregoing, so long as the Collateral Agent shall be entitled under this Article to make collections in respect of the Collateral, the Collateral Agent shall have the right and power to receive, endorse and collect all checks and other instruments made payable to the order of the Pledgor and/or either Guarantor representing any payment or other distribution in respect of the Collateral (including the Receivables) or any part thereof and to give full discharge for the same.

(l) Termination. When all of the Secured Obligations shall have been finally paid in full (other than any indemnification obligations not yet incurred), this Agreement shall terminate upon written notice from the Administrative Agent to the Collateral Agent and the Collateral Agent shall (at the request and direction of the Pledgor): (i) cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral (including funds received in respect thereof) to or on the order of the Pledgor; (ii) deliver to the Pledgor any Collateral or other Property of the Pledgor or either Guarantor in the possession of the Collateral Agent; and (iii) execute and deliver lien releases, Uniform Commercial Code termination statements and notices of termination of the Account Control Agreement. Notwithstanding the foregoing, the Liens created by this Agreement on any Products sold under the Sales Agreements or on amounts applied or used in accordance with the Revolving Credit Agreement shall automatically terminate upon any such sale or use.

(m) Further Assurances. It shall, at its own cost, promptly take all actions necessary or reasonably requested by the Collateral Agent to maintain the Lien created hereby in full force and effect and enforceable in accordance with its terms, including: (i) making necessary filings and recordations, (ii) making payments of documented fees and other charges, (iii) issuing and, if necessary, filing or recording supplemental documentation, including continuation statements, (iv) discharging all claims or other Liens adversely affecting the rights of the Collateral Agent or any other Secured Party in any Collateral, (v) publishing or otherwise delivering notice to third parties, (vi) depositing title documents, (vii) taking such other steps as are necessary or as otherwise the Collateral Agent may reasonably request to perfect and maintain the perfection of the security interest in the Collateral and (viii) taking all other actions either necessary or reasonably requested by the Collateral Agent to ensure that all after-acquired property of the Pledgor and the Guarantors intended to be covered by such Liens is subject to a valid and enforceable first priority perfected Lien in favor of the Collateral Agent (on behalf of the Secured Parties).

(n) Collections. It shall endeavor to cause to be collected from the Eligible Offtaker obligated under each Sales Agreement, as and when due (including amounts that are delinquent), any and all amounts owing under or on account of the Receivables, and shall apply promptly upon payment thereof all such amounts as are so collected to the outstanding balance of such Receivables.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Section 4.1. Representations and Warranties. As of the date hereof, the Pledgor (with respect to itself) and each Guarantor (with respect to itself) represents and warrants to the Secured Parties that:

(a) Power and Authority. It has the full power to pledge its Collateral without any third-party rights being violated by the Pledgor or either Guarantor, as applicable.

(b) Ownership and Liens. It is (or shall be) the sole beneficial owner of the Collateral in which it grants a security interest pursuant to Article II and no Lien exists or will exist upon the Collateral at any time, other than the pledge and security interest created or provided for herein, which pledge and security interest: (i) constitute a first priority pledge and security interest in and to all of the Collateral and (ii) is perfected by the execution and delivery of the Account Control Agreement (with respect to the Account Collateral) and the filing of a UCC financing statement in the District of Columbia in favor of the Collateral Agent (with respect to the Sales Collateral) and the filing of a sworn translation of this Agreement with the competent Registry of Deeds and Documents in Brazil (with respect to the Sales Collateral).

(c) Necessary Filings.

(i) Other than the filings to be made pursuant to Section 8.14 of the Revolving Credit Agreement and the filing of UCC financing statements in the District of Columbia, all notices, filings, registrations and recordings necessary or appropriate under United States[,][and] Brazilian [and Austrian] Applicable Law to create, preserve, protect and perfect the security interest granted by the Pledgor and the Guarantors to the Collateral Agent (as agent for the Secured Parties) in respect of the Collateral have been accomplished, and the security interest granted to the Collateral Agent in, to and under the Collateral existing on the date hereof (other than the Account Collateral) constitutes a valid and enforceable (and, with respect to United States[,][and] Brazilian [and Austrian] Applicable Law, perfected) security interest therein, superior and prior to the rights of all other Persons therein, and, in each case, subject to no other Liens, sales, assignments, conveyances or transfers.

(ii) This Agreement (together with the Account Control Agreement) is effective to create the security interest in the Account Collateral intended to be created hereby, and the security interest granted to the Collateral Agent (as agent for the Secured Parties) in, to and under the Account Collateral constitutes a valid and enforceable perfected security interest therein, superior and prior to the rights of all other Persons therein, subject to no other Liens, sales, assignments, conveyances or transfers.

(d) Third Party Approvals. Except for the filing of UCC financing statements in the District of Columbia and the filing of a sworn translation of this Agreement with the competent Registry of Deeds and Documents in Brazil described in clause (b) with respect to the Liens on the Sales Collateral, all Governmental Approvals and other actions by, and all notices to and filings and registrations with, any Governmental Authority, and all third-party approvals (including the Account Control Agreement), required for the due execution, delivery and performance by Pledgor of this Agreement and for the legality, validity or enforceability hereof have been obtained and are in full force and effect and true copies thereof have been provided to the Agents.

(e) Legal Effect. This Agreement has been duly executed and delivered by the Pledgor and the Guarantors and the Account Control Agreement has been duly executed and delivered by the Pledgor and each such agreement is the legal, valid and binding obligation of each such Person party thereto, enforceable against it in accordance with its terms, in each case except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and as may be limited by equitable principles of general applicability.

(f) Other Financing Statements. Other than in connection with the security interest granted herein, there is no notice of assignment, financing statement (or similar statement or instrument of registration under the Applicable Law of any jurisdiction) executed or registered by the Pledgor or either Guarantor or, to their respective knowledge, by any other Person with respect to any interest of any kind in any of the Collateral.

(g) Commercial Activity; Absence of Immunity. The Pledgor and each Guarantor is subject to civil and commercial law with respect to its obligations hereunder and under the Account Control Agreement, the Sales Agreements and the Export Finance Agreements (to the extent that such Obligor is a party thereto), and the making and performance by it of such documents constitute private and commercial acts rather than public or governmental acts. Neither the Pledgor nor either Guarantor, nor any of their respective Properties is entitled to immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process in connection therewith, arising under any such documents.

ARTICLE V

THE COLLATERAL AGENT

Section 5.1. Appointment, Powers and Immunities. (a) Each Secured Party has appointed and authorized (or will be deemed to have appointed and authorized) the Collateral Agent to act as its agent hereunder and under the Account Control Agreement with respect to the Collateral Account with such powers as are specifically delegated to it by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. In addition to the rights, benefits, protections and immunities provided to the Collateral Agent in the Revolving Credit Agreement, the Collateral Agent (which term as used in this sentence, in Section 5.5 and in the first sentence of Section 5.6 shall include reference to its Affiliates and its own and its Affiliates’ officers, directors, employees, representatives and agents):

(i) shall have no duties or responsibilities except those expressly set forth herein, in the Account Control Agreement and in the other agreements to which it is a party and shall not by reason of any such agreement be a trustee or fiduciary for any Secured Party,

(ii) shall not be responsible to the Secured Parties for any recitals, statements, representations or warranties contained herein, or in any document referred to or provided for herein, or received by any of them hereunder, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Collateral or any document referred to or provided for herein or for any failure by the Pledgor, either Guarantor or any other Person to perform any of its obligations hereunder or thereunder,

(iii) shall not be required to initiate or conduct any litigation or collection proceedings, and

(iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document referred to or provided for herein or in connection herewith, except for its own gross negligence or willful misconduct.

(b) The Collateral Agent may employ agents, attorneys-in-fact, accountants, appraisers or other experts or advisers and shall not be responsible for the negligence or misconduct of or for the supervision of any such Persons that are selected by it in good faith.

(c) Before the Collateral Agent acts or refrains from acting, it may require a certificate from any Person and/or an opinion of counsel satisfactory to the Collateral Agent with respect to the proposed action or inaction. The Collateral Agent shall not be liable for any action it takes or omits to take in good faith in reliance upon such certificate or opinion. Whenever in the administration of the Collateral the Collateral Agent shall deem it necessary or desirable that a matter be provided or established before taking or suffering or omitting to take any act with respect to the Collateral, such matter (unless other evidence in respect thereof is herein specifically prescribed) may, in the absence of gross negligence or bad faith on the part of the Collateral Agent, be deemed to be conclusively proved and established by an officers’ certificate delivered to the Collateral Agent, and such certificate, in the absence of gross negligence or bad faith on the part of the Collateral Agent, shall be full warrant to the Collateral Agent for any action taken, suffered or omitted to be taken by it upon the faith thereof.

(d) Any Person: (i) into which the Collateral Agent may be merged or consolidated or (ii) that may result from any merger, conversion or consolidation to which the Collateral Agent shall be a party shall (if the Collateral Agent is not the surviving entity) be the successor of the Collateral Agent without the execution or filing of any document or any further act on the part of any of the parties hereto or any Secured Party.

Section 5.2. Reliance by the Collateral Agent. The Collateral Agent shall be entitled to rely conclusively upon any certification, notice or other communication (including any thereof by e-mail, telephone or facsimile) reasonably believed by it to be genuine and correct and to have been signed or sent by or on behalf of the appropriate Person(s), and upon advice and statements of legal counsel and other experts selected by the Collateral Agent. As to any matters not expressly provided for in any document to which it is a party, the Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, thereunder in accordance with instructions given by the Administrative Agent, and such instructions of the Administrative Agent and any action taken or failure to act pursuant thereto shall be binding upon all of the Secured Parties.

Section 5.3. Acceleration Events. The Collateral Agent shall not be deemed to have knowledge or notice of the occurrence of an Acceleration Event unless it has received written notice from the Administrative Agent, the Pledgor or either Guarantor, specifying such Acceleration Event. The Collateral Agent shall take such action with respect to any Acceleration Event as the Majority Lenders shall direct; provided that unless and until the Collateral Agent shall have received such directions, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Acceleration Event as it shall deem advisable in the best interest of the Secured Parties except to the extent that the Loan Documents expressly require that such action be taken, or not be taken, only with the consent or upon the authorization of the Majority Lenders.

Section 5.4. Rights as a Creditor. In the event that Union Bank, N.A. is a Lender, Union Bank, N.A. (and any successor acting as the Collateral Agent) shall have the same rights and powers as any other Secured Party and may exercise the same as though it were not acting as the Collateral Agent. Union Bank, N.A. (and any successor acting as the Collateral Agent) and its Affiliates may (without having to account therefore to any other Secured Party) accept deposits from, lend money to, make investments in and generally engage in any kind of banking, trust or other business with the Pledgor, the Guarantors, any customer thereof (including any Eligible Offtaker), any Eligible Financial Institution and any Affiliate of any thereof as if it were not acting as the Collateral Agent, and Union Bank, N.A. (and any such successor) and its Affiliates may accept fees and other consideration from any such Person(s) for services in connection with this Agreement or otherwise without having to account for the same to the Secured Parties.

Section 5.5. Indemnification. The Lenders agree to indemnify the Collateral Agent in the manner described in Section 10.5 of the Revolving Credit Agreement.

Section 5.6. Non-Reliance upon the Collateral Agent. Each Secured Party will be deemed to have agreed that it has, independently and without reliance upon the Collateral Agent, and based upon such documents and information as it has deemed appropriate, made its own credit analysis of the Pledgor, the Guarantors and their respective Affiliates and decision to become a creditor of the Secured Obligations and that it will, independently and without reliance upon the Collateral Agent, and based upon such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action with respect thereto. The Collateral Agent shall not be required to keep itself informed as to the performance or observance by the Pledgor, the Guarantors or any other Person of this Agreement or any other document referred to or provided for herein or to inspect the Properties or books of the Pledgor, the Guarantors or any other Person. Except for notices, reports and other documents and information expressly required to be furnished by it under the documents to which it is a party, the Collateral Agent shall not have any duty or responsibility to provide any Secured Party with any credit or other information concerning the affairs, financial condition or business of the Pledgor, the Guarantors or any other Person that may come into the possession of the Collateral Agent or any of its Affiliates.

Section 5.7. Failure to Act. Except for any action expressly required of the Collateral Agent under a document to which it is a party, it shall in all cases be fully justified in failing or refusing to act unless it shall receive further assurances to its satisfaction from the applicable Secured Parties of their indemnification obligations under Section 5.5 against any and all liability and expense that may be incurred by the Collateral Agent by reason of taking or continuing to take any such action. No provision of any document shall require the Collateral Agent to take any action that it reasonably believes to be contrary to Applicable Law or would subject it to personal liability, to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties thereunder or in the exercise of any of its rights or powers hereunder. The Collateral Agent shall not be obligated to exercise discretion hereunder but should act or refrain from acting upon the direction of the Administrative Agent.

Section 5.8. Reporting Requirement. No later than twenty (20) days after the last day of each Interest Period, the Collateral Agent shall deliver a report to the Administrative Agent and the Pledgor setting forth the aggregate amount of the collections in the Collateral Account that have been deposited into the Collateral Account during such Interest Period.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement or the Account Control Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in this Agreement are cumulative and not exclusive of any other remedies provided by Applicable Law.

Section 6.2. Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in English and in writing (including by facsimile) delivered to the intended recipient as follows:

(a)	if to the Pledgor or the Guarantors to it at:

Votorantim Participações S.A.

R. Amauri, 255 – 11th Floor

01448-000 – São Paulo, SP

Brasil

Attention: Adriano Pascoaloto

Facsimile: (55 11) 3167-1550

(b)	if to the Collateral Agent, to it at:

Union Bank, N.A.

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Attention: Hugo Gindraux

Tel.: (646) 452-2011

Facsimile: (646) 452-2000

Email: hugo.gindraux@unionbank.com

Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a facsimile or mailed notice, and shall be effective upon actual receipt, in each case given or addressed as aforesaid. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

Any agreement herein of the Collateral Agent to receive certain notices by telephone, facsimile or other unsigned method is solely for the convenience and at the request of the Pledgor and the Guarantors. The Collateral Agent shall (absent gross negligence or bad faith) be entitled to rely upon the authority of any Person purporting to be authorized by the Pledgor or either Guarantor to give any such notice and no such agent shall have any liability to Pledgor or any other Person on account of any action taken or not taken by it in reliance upon any such notice.

Section 6.3. Expenses; Indemnity. (a) Whether or not the transactions contemplated hereby are consummated, each of the Pledgor and each Guarantor, jointly and severally, agrees to pay or reimburse: (i) the Collateral Agent for all of its reasonable and documented out-of-pocket costs and expenses (including the reasonable and duly documented fees and expenses of legal counsel and printing, reproduction, document delivery, communication and travel costs) in connection with: (A) the negotiation, preparation, execution and delivery of this Agreement, the Account Control Agreement and any related documents and (B) the negotiation or preparation of any modification, supplement or waiver of any of the terms of this Agreement, the Account Control Agreement or any other such document (whether or not consummated) and (ii) the Collateral Agent and each of the Secured Parties for all of their reasonable and documented out-of-pocket costs and expenses (including the reasonable and duly documented fees and expenses of legal counsel) in connection with any enforcement or collection proceedings resulting from any Acceleration Event.

(b) Each of the Pledgor and each Guarantor hereby jointly and severally agrees to indemnify each Secured Party and their respective directors, officers, employees, attorneys and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or reasonable expenses incurred by any of them arising out of or by reason of any investigation, litigation, arbitration or other proceeding (including any threatened investigation, litigation, arbitration or other proceeding) relating to this Agreement and/or the Account Control Agreement, including the reasonable and documented fees and disbursements of legal counsel incurred in connection with any such litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the negligence or willful misconduct of the Person to be indemnified, as determined by a final, nonappealable judgment by a court of competent jurisdiction). In no event shall any Secured Party be liable to any Person for any punitive or consequential damages in connection with the transactions contemplated hereby.

(c) To the extent that any undertaking in clause (b) may be unenforceable because it is violative of any Applicable Law or public policy, the Pledgor and the Guarantors shall contribute the maximum portion that it is permitted to pay and satisfy under Applicable Law to the payment and satisfaction of such undertaking.

(d) All amounts payable or indemnifiable under this Section shall be secured by the Collateral and shall be immediately due and payable on demand.

Section 6.4. Amendments, Etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by the parties hereto (with the written consent of the Majority Lenders or all Lenders, as applicable, required for the Collateral Agent’s execution to the extent such consent is required pursuant to the terms of the Revolving Credit Agreement). Notwithstanding the foregoing, the parties hereto agree that Schedule 1 hereto shall be deemed to be automatically amended upon the delivery of each list delivered by the Pledgor pursuant to Section 5.2(b) of the Revolving Credit Agreement to incorporate the Designated Receivables and corresponding Sales Agreements identified therein. The parties further agree that Schedule 1 shall be maintained by the Collateral Agent in such format as selected by the Collateral Agent in its sole discretion and need not be physically attached to this Agreement.

Section 6.5. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns under the Revolving Credit Agreement.

Section 6.6. Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto, the Secured Parties and their permitted successors and assigns (all of which, if not parties hereto, are third-party beneficiaries hereof for purposes of enforcing their respective rights hereunder), and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

Section 6.7. Survival. The obligations of the Pledgor and the Guarantors under Section 6.3, and the obligations of the Secured Parties under Section 5.5, shall survive the repayment of the Secured Obligations and, in the case of any Secured Party that may assign any interest in its Secured Obligations, shall survive the making of such assignment, notwithstanding that such assigning Secured Party may cease to be a “Secured Party”; provided that any Secured Party’s obligations under Section 5.5 shall only apply to the extent that the event with respect to which any indemnification is payable thereunder occurred at the time that such Secured Party owned a Secured Obligation.

Section 6.8. Release of the Parent Guarantee. Upon the release of the Parent Guarantee pursuant to Section 8.15 of the Revolving Credit Agreement, Votorantim Participações S.A. will also be simultaneously released from, and no longer subject to this Agreement, and the Collateral Agent shall execute and deliver a Uniform Commercial Code termination statement to that effect.

Section 6.9. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

Section 6.10. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

Section 6.11. Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Law of New York (not including such State’s conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law); provided that the Secured Parties shall retain all rights arising under United States federal law.

Section 6.12. Jurisdiction, Service of Process and Venue. (a) Any legal action or proceeding by or against any party hereto or with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York (in each case sitting in the Borough of Manhattan). By execution and delivery of this Agreement, each party accepts for itself and in respect of its Property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts (and courts of appeal therefrom) for legal proceedings arising out of or in connection with this Agreement and each of Pledgor and each Guarantor irrevocably consents to the appointment of the Process Agent as its agent to receive service of process (with respect to all of the Loan Documents and all other related agreements to which it is a party) in New York, New York. [In addition, and without limiting the generality of the foregoing, the Pledgor irrevocably agrees that any legal action or proceeding against the Pledgor arising out of this Agreement may be brought in the Commercial Court of Vienna (Handelsgericht Wein), Austria.]3

[3]	To be included if Votorantim GmbH is Pledgor.

(b) Each of the Pledgor and each Guarantor hereby irrevocably appoints National Corporate Research Ltd. (the “Process Agent”), with an office on the date hereof at 10 East 40th Street, 10th Floor, New York, New York 10016, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of the summons and complaint and any other process that may be served in any such suit, action or proceeding brought in the State of New York, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by Applicable Law, the enforcement of any judgment based thereon. Such appointment shall be irrevocable until the final payment of all Secured Obligations, except that if for any reason the Process Agent appointed hereby ceases to be able to act as such, then the Pledgor or either Guarantor (as applicable) shall, by an instrument reasonably satisfactory to the Collateral Agent, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval (which approval shall not be unreasonably withheld) of the Collateral Agent. Each of the Pledgor and each Guarantor covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent pursuant to this paragraph in full force and effect and to cause the Process Agent to act as such. The foregoing provisions constitute, among other things, a special arrangement for service among the parties to this Agreement for the purposes of 28 U.S.C. §1608.

(c) Nothing herein shall in any way be deemed to limit the ability of any Secured Party to serve any such process or summons in any other manner permitted by Applicable Law or to obtain jurisdiction over the Pledgor or either Guarantor in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(d) Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in or removed to New York City (and courts of appeals therefrom) and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced by suit upon judgment in any court in any jurisdiction to which Pledgor or either Guarantor is or may be subject.

(e) Each of the Pledgor and each Guarantor irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced against it relating in any way to this Agreement and/or any Account Control Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Pledgor or either Guarantor relating in any way to this Agreement and/or any Account Control Agreement, whether or not commenced earlier. To the fullest extent permitted by Applicable Law, each of the Pledgor and each Guarantor shall take all measures necessary for any such action or proceeding commenced against it to proceed to judgment before the entry of judgment in any such action or proceeding commenced by the Pledgor or either Guarantor.

Section 6.13. Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR

RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, LITIGATION OR OTHER PROCEEDING OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY OTHER PERSON, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED IN A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

Section 6.14. Severability. The illegality or unenforceability in any jurisdiction of any provision hereof or of any document required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such other document in such jurisdiction or such provision in any other jurisdiction.

[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed and delivered as of the day and year first above written.

[ ],

By:
Name:
Title:

By:
Name:
Title:

VOTORANTIM PARTICIPAÇÕES S.A.,

By:
Name:
Title:

By:
Name:
Title:

VOTORANTIM INDUSTRIAL S.A.,

By:
Name:
Title:

By:
Name:
Title

Witnesses:

1.	2.
Name:	Name:
ID#:	ID#:
CPF:	CPF:

UNION BANK, N.A.,
as the Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

STATE OF [ ])
) ss:
COUNTY OF [ ])

On this      day of         , 201  , before me, the undersigned, a Notary Public in and for the State of [                            ], duly commissioned and sworn, personally appeared                                          and                                          (the “Signatories”), to me known who, being by me duly sworn, did depose and say that the Signatories are the                                          and the                                         , respectively, of [                            ], the institution described in and that executed the foregoing instrument; and that the Signatory signed the Signatory’s name thereto under authority of the board of directors of said institution.

WITNESS my hand and seal hereto affixed the day and year first above written.

NOTARY PUBLIC in and for
The State of [ ].
My Commission expires:

SCHEDULE 1

List of Sales Agreements

Offtaker	Contract Number	Maturity Date	Goods Shipped	Value at Current Market Price

Total

EXHIBIT A

to Security Agreement

FORM OF LETTER OF INSTRUCTIONS

LETTER OF INSTRUCTIONS

            ,

To: [Name and Address of customer]

Ladies and Gentlemen:

We hereby irrevocably direct to you that each payment by you in respect of all products purchased from [                            ] in respect of the Sales Agreements dated              , 201  , be made directly to [                            ], in its capacity as Collateral Agent as follows:

This Letter of Instructions may not be revoked or modified, or any obligations hereunder waived (any attempt to do so being null and void ab initio). This Letter of Instructions shall be governed by, and construed in accordance with, the internal laws of the State of New York (not including such State’s conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law).

Very truly yours,

[ ]

By:
Name:
Title:

EXHIBIT D

to the Revolving Credit Agreement

FORM OF COLLATERAL ACCOUNT CONTROL AGREEMENT

COLLATERAL ACCOUNT CONTROL AGREEMENT (as amended, restated or otherwise modified from time to time, the “Agreement”) dated as of [            ], 201   among [                                        ] (the “Pledgor”), and Union Bank, N.A., as the Collateral Agent pursuant to the Revolving Credit Agreement and Security Agreement referred to below (in such capacity, together with its successors in such capacity, the “Collateral Agent”), and, as the securities intermediary and depositary bank hereunder (the “Intermediary”).

W I T N E S S E T H:

WHEREAS, Votorantim GmbH, Votorantim Industrial S.A., Votorantim Metais S.A. (formerly Votorantim Metais Níquel S.A.), Votorantim Metais Zinco S.A., Votorantim Siderergia S.A., Votorantim Cimentos S.A., Companhia Brasileira De Alumínio, Votorantim Cement North America Inc, and Votorantim Metais – Cajamarquilla S.A., as Borrowers, Votorantim Participações S.A. and Votorantim Industrial S.A., as Guarantors, the Lenders party thereto, The Bank of Tokyo-Mitsubishi UFJ Ltd., as the Administrative Agent, and the Collateral Agent are parties to an Revolving Credit Facility Agreement dated as August 4, 2011 (as amended restated or otherwise modified from time to time, the “Revolving Credit Agreement”), pursuant to which the Pledgor has agreed to establish with the Intermediary the Collateral Account (as defined in the Security Agreement);

WHEREAS, pursuant to Section 2.1 of the Security Agreement, dated as of the date hereof (as amended, restated or otherwise modified from time to time, the “Security Agreement”), among the Pledgor, Votorantim Participações S.A., Votorantim Industrial S.A. and the Collateral Agent, such parties granted to the Collateral Agent for the benefit of the Secured Parties (as defined in the Security Agreement) a security interest in all of its rights, title and interest in, to and under the Collateral Account and in all “financial assets” (within the meaning of Section 8-102 of the UCC) and other property from time to time credited thereto or carried therein and all security entitlements (within the meaning of Section 8-102 of the UCC) with respect thereto; and

WHEREAS, the Pledgor and the Collateral Agent wish to provide for the perfection under the UCC of the security interest in the Collateral Account created pursuant to the Security Agreement in accordance with the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. Unless otherwise stated herein, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Security Agreement. In addition, the interpretative provisions of Section 1.1 of the Security Agreement are hereby included by reference as if they were set forth herein mutatis mutandi.

SECTION 2. Establishment of Collateral Account. (a) The Intermediary confirms, represents and warrants that: (i) the Collateral Securities Account (account number 6711948301) has been established and maintained on the Intermediary’s books and records at the principal office of the Intermediary in New York, New York, (ii) the Intermediary is a “securities intermediary” (within the meaning of Section 8-102 of the UCC), (iii) the Collateral Securities Account will be a “securities account” (within the meaning of Section 8-501 of the UCC) to which “financial assets” (within the meaning of Section 8-102 of the UCC) are or may be credited and the Intermediary agrees to treat the Pledgor as entitled to exercise the rights that comprise the “financial assets” credited thereto, (iv) the Pledgor will be the sole “entitlement holder” (within the meaning of Section 8-102 of the UCC) of the Collateral Securities Account and is identified as such in the records of the Intermediary and (v) all property delivered to the Intermediary pursuant to the Loan Documents for credit thereto shall be promptly credited (by book entry of otherwise) to the Collateral Securities Account.

(b) The Intermediary confirms, represents and warrants that: (i) the Collateral Deposit Account (account number 6711948302) has been established and is maintained on the Intermediary’s books and records at the principal corporate trust office of the Intermediary in New York, New York, (ii) the Intermediary is a “bank” (within the meaning of Section 9-102(a)(8) of the UCC), (iii) the Collateral Deposit Account is a “deposit account” (within the meaning of Section 9-102(a)(29) of the UCC), (iv) the Pledgor is the sole “customer” (within the meaning of Section 4-104(1)(e) of the UCC) of the Intermediary and is identified as such in the records of the Intermediary and (v) all cash or funds delivered to the Intermediary pursuant to the Loan Documents for credit thereto shall be promptly credited (by book entry of otherwise) to the Collateral Deposit Account, and if invested in Permitted Investments such Permitted Investments will be deposited into the Collateral Securities Account.

SECTION 3. Financial Assets Election. Each of the parties hereto agrees that each item of property (whether any security, instrument, obligation, share, participation, interest or other property whatsoever but excluding cash) at any time in the Collateral Securities Account shall be treated as a “financial asset” (within the meaning of Section 8-102 of the UCC).

SECTION 4. Duties and Liabilities of the Intermediary Generally. (a) The Intermediary undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, the Revolving Credit Agreement or as required of a securities intermediary or bank pursuant to Articles 8 and 9 of the UCC.

(b) The rights, benefits, protections and immunities provided to the Collateral Agent in the Revolving Credit Agreement are incorporated herein and shall extend to the Intermediary.

SECTION 5. Entitlement Orders and Instructions. the Pledgor hereby directs the Intermediary and the Intermediary hereby agrees that the Intermediary will comply with all entitlement orders in respect of the Collateral Securities Account originated by the Collateral Agent without further consent by the Pledgor or any other Person. the Pledgor agrees that the Intermediary may, and the Intermediary agrees that it shall, comply with instructions originated by the Collateral Agent directing disposition of funds in the Collateral Deposit Account, without further consent by the Pledgor or any other Person. The Intermediary shall have no obligation to act, and shall be fully protected in refraining from acting, in respect of the financial assets or funds, as applicable, credited to the Collateral Account, in the absence of any such entitlement order or instruction, as applicable.

SECTION 6. Subordination of Lien; Waiver of Set-Off. If the Intermediary has or subsequently obtains by agreement, operation of law or otherwise a security interest in the Collateral Account or any security entitlement in respect of financial assets carried therein or funds deposited therein, as applicable, then the Intermediary hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent (on behalf of the Secured Parties) under the Security Agreement, and agrees that the financial assets standing to the credit thereof shall not be subject to deduction, set-off, banker’s lien or any other right in favor of any Person other than the Collateral Agent (except for the face amount of any checks that have been credited thereto and funds on deposit therein but are subsequently returned unpaid because of uncollected or insufficient funds); provided that the Intermediary may set off from the Collateral Account all amounts due to it in respect of its customary fees and expenses for the routine maintenance and operation of such account. Notwithstanding anything herein to the contrary, the Intermediary shall have a lien senior to that of the Collateral Agent for any and all amounts required for the payment of the purchase price of a financial asset, which purchase has been placed but not yet cleared or settled.

SECTION 7. Representations, Warranties and Covenants of the Intermediary. The Intermediary agrees with and, as of the date hereof, represents and warrants to the Collateral Agent as follows:

(a) The Collateral Securities Account and the Collateral Deposit Account shall each be maintained in the manner set forth herein until termination of this Agreement, and the Intermediary shall not change the name or account number of either thereof without the prior written consent of the Collateral Agent.

(b) This Agreement is the legal, valid and binding obligation of the Intermediary except as may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and as may be limited by equitable principles of general applicability.

(c) The Intermediary has not entered into, and until the termination of this Agreement shall not enter into: (i) any agreement with any other Person relating to the Collateral Account and/or any property (including uninvested funds) credited thereto or carried therein pursuant to which it agrees to comply with entitlement orders of, or instructions directing distribution of uninvested funds from, such Person or (ii) any other agreement with the Pledgor or any other Person purporting to limit or condition the obligation of the Intermediary to comply with entitlement orders and instructions directing distribution of uninvested funds originated by the Collateral Agent as set forth in Section 5. The Intermediary shall not comply with any entitlement orders or instructions directing distribution of uninvested funds originated by any Person with respect to the property (including uninvested funds) carried in or credited to the Collateral Account other than the Collateral Agent or the Pledgor in accordance with the terms of the Revolving Credit Agreement.

SECTION 8. Notice of Adverse Claims. Except for the claims and interest of the Collateral Agent in the Collateral Account, the Intermediary confirms (without any obligation of independent inquiry or investigation) that it does not know of any Liens on, claim to or interest in the Collateral Account or in any financial asset credited thereto or uninvested funds on deposit therein, including adverse claims as defined in Article 8 of the UCC. If any Person other than the Collateral Agent asserts any Lien, claim or interest (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Collateral Account or in respect of any financial asset credited thereto or uninvested funds on deposit therein, then the Intermediary shall promptly notify the Collateral Agent and the Pledgor thereof.

SECTION 9. Indemnification of the Intermediary. the Pledgor hereby agrees to indemnify the Intermediary to the same extent it has agreed to indemnify the Collateral Agent as set forth in Section 6.3 of the Security Agreement.

SECTION 10. Termination; Resignation. The rights and powers granted herein to the Collateral Agent have been granted in order to perfect its security interests in the Collateral Account, are powers coupled with an interest and are not intended to be affected by the bankruptcy (or similar event) of the Pledgor or the lapse of time. The obligations of the Intermediary hereunder shall continue in effect until the security interest of the Collateral Agent in the Collateral Account has been terminated pursuant to the Security Agreement and the Collateral Agent has notified the Intermediary of such termination in writing. The Intermediary may at any time resign by giving at least thirty (30) days’ prior written notice of resignation to the Collateral Agent and the Pledgor, and may at any time (with or without cause) be removed by the Collateral Agent by giving at least thirty (30) days’ prior written notice to the Intermediary from the Collateral Agent, and such resignation or removal shall be effective upon the appointment by the Collateral Agent of a successor and the acceptance by the successor of such appointment.

SECTION 11. Waiver. No failure on the part of the Collateral Agent or any other Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided in this Agreement are cumulative and not exclusive of any other remedies provided by Applicable Law.

SECTION 12. Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to: (a) the Pledgor or the Collateral Agent at its address for notices specified pursuant to Section 6.2 of the Security Agreement and shall be deemed to have been given at the times specified in such Section or (b) the Intermediary at:

Union Bank, N.A.

1251 Avenue of the Americas, 19th Floor

New York, NY 10020

Attention: Hugo Gindraux

Tel.: (646) 452-2011

Facsimile: (646) 452-2000

Email: hugo.gindraux@unionbank.com

SECTION 13. Amendments, Etc. Subject to the Section 12.6 of the Revolving Credit Agreement, the terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by each of the parties hereto and shall be binding upon each other Secured Party.

SECTION 14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Pledgor may not assign or transfer any of its rights or obligations hereunder except as provided in Section 12.5 of the Revolving Credit Agreement.

SECTION 15. Third Party Beneficiaries. This Agreement is made and entered into for the sole protection and legal benefit of the parties hereto, the Secured Parties and their permitted successors and assigns (all of which, if not parties hereto, are third-party beneficiaries hereof for purposes of enforcing their respective rights hereunder), and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

SECTION 16. Survival. The obligations of the Pledgor under Section 9 shall survive the termination of this Agreement.

SECTION 17. Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

SECTION 18. Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

SECTION 19. Governing Law; Submission to Jurisdiction. (a) This Agreement shall be governed by, and construed in accordance with, the Law of the State of New York (not including such State’s conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law); provided that the Secured Parties shall retain all rights arising under the federal law of the United States of America. Regardless of any provision in any other agreement, for purposes of the UCC, the Securities Intermediary’s jurisdiction (within the meaning of Section 8-110(e) of the UCC) and the “Bank’s” jurisdiction (within the meaning of Section 9-304(b)) with respect to the Collateral Account is the State of New York.

(b) Any legal action or proceeding by or against any party hereto or with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York (in each case sitting in the Borough of Manhattan). By execution and delivery of this Agreement, each party accepts, for itself and in respect of its Property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts (and courts of appeal therefrom) for legal proceedings arising out of or in connection with this Agreement and the Pledgor irrevocably consents to the appointment of the Process Agent as its agent to receive service of process (with respect to this Agreement) in New York, New York. [In addition, and without limiting the generality of the foregoing, the Pledgor irrevocably agrees that any legal action or proceeding against the Pledgor arising out of this Agreement or any other Loan Document may be brought in the Commercial Court of Vienna (Handelsgericht Wien), Austria.]4

SECTION 20. Severability. The illegality or unenforceability in any jurisdiction of any provision hereof or of any document required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such other document in such jurisdiction or such provision in any other jurisdiction.

SECTION 21. Voting Rights. Until such time as the Intermediary receives instructions from the Collateral Agent, the Pledgor shall direct the Intermediary with respect to the voting of any financial assets credited to the Collateral Account.

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[4]	To be included if Votorantim GmbH is Pledgor.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Account Control Agreement to be duly executed as of the day and year first above written.

[ ]

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Collateral Account Control Agreement

UNION BANK, N.A.,
as the Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

UNION BANK, N.A., as the Intermediary

By:
Name:
Title:

By:
Name:
Title:

Signature Page to Collateral Account Control Agreement

EXHIBIT E

to the Revolving Credit Agreement

FORM OF ASSIGNMENT AGREEMENT

Bringing (i) this document or (ii) any certified copy thereof or (iii) any signed document which constitutes substitute documentation thereof including written confirmations or references thereto (the “Stamp Duty Sensitive Documents”) into the Republic of Austria may cause the imposition of Austrian stamp duty. The same, inter alia, applies to (i) the sending by fax of Stamp Duty Sensitive Documents to or from Austria, (ii) the sending of any e-mail communication to which an electronic scan copy (e.g., pdf or tif) of Stamp Duty Sensitive Documents is attached to or from Austria and (iii) the sending of any e-mail communication carrying an electronic or digital signature which refers to Stamp Duty Sensitive Documents or any transactions mentioned therein to or from Austria.

This ASSIGNMENT AND ACCEPTANCE AGREEMENT (the “Agreement”) dated as of             ,          is made between                                          (the “Assignor”) and                                          (the “Assignee”).

RECITALS

The Assignor is a party to the Revolving Credit Facility Agreement, dated as of August 4, 2011 (as amended, restated or otherwise modified from time to time, the “Revolving Credit Agreement”), among Votorantim GmbH, Votorantim Industrial S.A., Votorantim Metais S.A. (formerly Votorantim Metais Níquel S.A.), Votorantim Metais Zinco S.A., Votorantim Siderergia S.A., Votorantim Cimentos S.A., Companhia Brasileira De Alumínio, Votorantim Cement North America Inc, and Votorantim Metais – Cajamarquilla S.A., as Borrowers, Votorantim Participações S.A. and Votorantim Industrial S.A., as Guarantors, the Lenders as defined therein (including the Assignor, the “Lenders”), The Bank of Tokyo-Mitsubishi UFJ Ltd., as the Administrative Agent, and Union Bank, N.A., as the Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Revolving Credit Agreement.

The Assignor wishes to assign to the Assignee [a portion][all] of the rights and obligations of the Assignor under the Revolving Credit Agreement in respect of its Loans, its Notes, its Commitment and the other rights and obligations of the Assignor in connection therewith, and the Assignee wishes to accept assignment of such rights and to assume such obligations from the Assignor, in each case on the terms and subject to the conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

Section 1. Assignment and Acceptance. (a) Subject to the terms and conditions of this Agreement: (i) the Assignor hereby sells, transfers and assigns to the Assignee; and (ii) the Assignee hereby purchases, assumes and undertakes from the Assignor, without recourse and without representation or warranty (except as provided in this Agreement), $         of the

Assignor’s [Commitment/Loan], and all related rights, benefits, obligations, liabilities and indemnities of the Assignor under and in connection with the Revolving Credit Agreement (all of the foregoing being herein called the “Assigned Rights and Obligations”).

(b) With effect on and after the Effective Date (as defined in Section 5 hereof), the Assignee shall be a party to the Revolving Credit Agreement and succeed to all of the rights and be obligated to perform all of the obligations of a Lender under the Revolving Credit Agreement, including the requirements concerning confidentiality and the payment of indemnification to the Agents. The Assignee agrees that it shall perform in accordance with their terms all of the obligations that by the terms of the Revolving Credit Agreement are required to be performed by it as a Lender. It is the intent of the parties hereto that the Assignor shall relinquish its rights and be released from its obligations under the Revolving Credit Agreement to the extent that such obligations have been assumed by the Assignee; provided that the Assignor shall not relinquish its rights under Article IV or Section 12.4 of the Revolving Credit Agreement in respect of the Assigned Rights and Obligations to the extent such rights relate to the time before the Effective Date.

Section 2. Payments. (a) As consideration for the sale, transfer and assignment contemplated in Section 1, the Assignee shall pay to the Assignor on the Effective Date in immediately available funds an amount [equal to $        , representing the principal amount of all outstanding and funded Loans and accrued interest thereon included within the Assigned Rights and Obligations][set forth in a separate agreement between the Assignor and the Assignee].

(b) The [Assignor][Assignee] further agrees to pay to the Administrative Agent a processing fee in the amount specified in Section 12.8(d) of the Revolving Credit Agreement.

Section 3. Reallocation of Payments. Any interest, fees and other payments accrued with respect to the Assigned Rights and Obligations: (a) prior to the Effective Date, shall be for the account of the Assignor, and (b) on and after the Effective Date, shall be for the account of the Assignee. Each of the Assignor and the Assignee agrees that it shall hold in trust for the other party any interest, fees and other amounts that it may receive to which the other party is entitled pursuant to the preceding sentence and pay to the other party any such amounts that it may receive promptly upon receipt.

Section 4. Independent Credit Decision. The Assignee: (a) acknowledges that it has received a copy of the Revolving Credit Agreement, the Schedules and Exhibits thereto and the other Loan Documents (other than the Fee Letter), together with copies of the most recent financial statements of the Tested Entity (as defined in the Revolving Credit Agreement), and such other documents and information as it has deemed appropriate to make its own credit and legal analysis and decision to enter into this Agreement, and (b) agrees that it shall, independently and without reliance upon the Assignor, any Agent or any other Lender Party and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit and legal decisions in taking or not taking action under the Loan Documents.

Section 5. Effective Date; Notices (a) As between the Assignor and the Assignee, the effective date for this Agreement shall be             ,          (the “Effective Date”); provided that the following conditions precedent have been satisfied on or before the Effective Date:

(i) this Agreement shall be executed and delivered by the Assignor and the Assignee,

(ii) [the consent of the Borrowers shall have been duly obtained and shall be in full force and effect as of the Effective Date] 5,

(iii) Assignee shall pay to the Assignor all amounts due to the Assignor under this Agreement (confirmation of which shall be informed to the Administrative Agent by the Assignor),

(iv) the processing fee referred to in Section 2(b) shall have been paid to the Administrative Agent, and

(v) if the Assignee is not already a Lender, the Assignee shall have delivered an Administrative Questionnaire to the Administrative Agent.

(b) Promptly after the execution of this Agreement, the Assignor shall deliver to the Borrowers and the Administrative Agent, for acknowledgment by the Administrative Agent, a Notice of Assignment substantially in the form attached hereto as Schedule 1.

[Section 6. Agent. The Assignee shall assume no duties or obligations held by the Assignor in its capacity as an Agent under the Loan Documents.]

Section 7. Representations and Warranties. (a) The Assignor represents and warrants that: (i) it is the legal and beneficial owner of the Assigned Rights and Obligations, which are free and clear of any Lien or other adverse claim; (ii) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (iii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Revolving Credit Agreement, no further action by, notice to, or filing with any Person is required of it for such execution, delivery or performance; and (iv) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignor, enforceable against the Assignor in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general principles of equity.

(b) The Assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the

[5]	To be included if Borrower’s consent is required pursuant to Section 12.8.

Revolving Credit Agreement or the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Revolving Credit Agreement, the other Loan Documents or any other document furnished pursuant thereto. The Assignor makes no representation or warranty in connection with, and assumes no responsibility with respect to, the solvency, financial condition or statements of any Obligor or any other Person, or the performance or observance by any Obligor or any other Person of any of its obligations under the Revolving Credit Agreement, any other Loan Document or any other document furnished in connection therewith.

(c) The Assignee represents and warrants that: (i) it is duly organized and existing and has the full power and authority to take, and has taken, all action necessary to execute and deliver this Agreement and any other documents required or permitted to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations hereunder; (ii) no notices to, or consents, authorizations or approvals of, any Person are required (other than any already given or obtained) for its due execution, delivery and performance of this Agreement, and apart from any agreements or undertakings or filings required by the Revolving Credit Agreement, no further action by, notice to, or filing with any Person is required of it for such execution, delivery or performance; (iii) this Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of the Assignee, enforceable against the Assignee in accordance with the terms hereof, subject, as to enforcement, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application relating to or affecting creditors’ rights and to general principles of equity; and (iv) it is not an Obligor or any Affiliate thereof.

Section 8. Further Assurances. The Assignor and the Assignee each hereby agree to execute and deliver such other documents, and take such other action, as either party or the Administrative Agent reasonably may request in connection with the transactions contemplated by this Agreement, including the delivery of any notices or other documents the Administrative Agent that may be required in connection with the assignment and assumption contemplated hereby.

Section 9. Miscellaneous. (a) Any amendment or waiver of any provision of this Agreement shall be in writing and signed by the Assignor, the Assignee and the Administrative Agent. No failure or delay by either party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof and any waiver of any breach of the provisions of this Agreement shall be without prejudice to any rights with respect to any other or further breach thereof.

(b) All payments made hereunder shall be made without any set-off or counterclaim.

(c) The Assignor and the Assignee each shall pay its own costs and expenses (including attorney costs) incurred in connection with the negotiation, preparation, execution and performance of this Agreement and related documents.

(d) This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

(e) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF NEW YORK (NOT INCLUDING SUCH STATE’S CONFLICT OF LAWS PROVISIONS OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). The Assignor and the Assignee each irrevocably submits to the non-exclusive jurisdiction of any state or Federal court sitting in the Borough of Manhattan, New York City, New York over any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document, and irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or Federal court (and courts of appeal therefrom). Each party to this Agreement hereby irrevocably waives any objection, including any objection to the laying of venue or based upon the grounds of forum non conveniens, that it may now or hereafter have to the bringing of any action or proceeding in such courts in respect of this Agreement.

(f) THE ASSIGNOR AND THE ASSIGNEE EACH HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENT (WHETHER ORAL OR WRITTEN). THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

Section 10. [Stamp Duties. (a) The parties agree that no party shall:

(i) send or bring into Austria or keep, execute or produce in Austria an original or a certified copy of this agreement or any other document constituting substitute documentation (Ersatzbeurkundung und/oder rechtsbezeugende Beurkundung) within the meaning of the Austrian Stamp Duty Act (Gebührengesetz) of this agreement; or

(ii) send or bring into Austria or keep, execute or produce in Austria any written communication (including facsimiles) which refers to this agreement; or

(iii) send or bring into Austria or keep, execute or produce in Austria a copy of this agreement or other document which refers to this agreement signed or endorsed by one or more parties; or

(iv) print out any e-mail communication which refers to this agreement in Austria or send any e-mail communication carrying an electronic or digital signature which refers to this agreement to or from Austria;

save where non-compliance with these rules does not cause any liability of any party to pay stamp duty (Rechtsgebühren) in Austria.

(b) In the event of any proceedings relating to a dispute before any court, arbitral body or governmental authority in Austria (in this section 8, the “Proceedings”), no party shall do any of the actions mentioned above.

(c) Regarding any Proceedings each party further agrees not to:

(i) object to the introduction into evidence of any uncertified copy of an original;

(ii) raise as a defence to any action or exercise as a remedy a failure to introduce an original into evidence;

(iii) object to the submission of any uncertified copy of this agreement; or

(iv) contest the authenticity, and conformity to the original (Übereinstimmung mit dem echten Original), of an uncertified copy of an original;

in each case, unless any such uncertified copy actually introduced as evidence in Proceedings does not accurately reflect the content of such original.

(d) Nothing in this Section 8 shall, however, prevent any one or more Assignor, Assignee, Administrative Agent or Collateral Agent from bringing an original or certified copy or any document constituting substitute documentation (Ersatzbeurkundung, rechtsbezeugende Beurkundung oder Bezugnahme auf eine Schrift) of a Loan Document into Austria if this is necessary or advisable for the enforcement of, or the preservation of any rights, powers or remedies under any Loan Document or any proceedings instituted by or against any one or more Assignor, Assignee, Administrative Agent or Collateral Agent in connection therewith in which case the Borrowers agree to bear and to pay all present and future Austrian stamp duty and any related interest or penalties incidental thereto imposed by any Austrian taxing authority that arise as a consequence thereof; provided, that such Assignor, Assignee, Administrative Agent or Collateral Agent shall, to the extent reasonably practicable, provide reasonable notice to the Borrowers before bringing any such documents into Austria. In addition, the Borrowers agree to bear and to pay all present and future Austrian stamp duty and any related interest or penalties incidental thereto imposed by any Austrian taxing authority that arise from any payment made by (or on behalf of) any Obligor under any of the Loan Documents, from the execution, delivery, enforcement or registration of any of the Loan Documents or from any filing, registration or recording contemplated by any of the Loan Documents, or otherwise in connection with any of the Loan Documents unless any Assignor, Assignee, Administrative Agent or Collateral Agent breached the undertakings in this Section 8 by willful misconduct or gross negligence, in which case such Assignor, Assignee, Administrative Agent or Collateral Agent shall pay such stamp duty triggered as a result

(e) The parties agree that the sole place of performance (Erfüllungsort) for all rights and obligations under this Agreement shall in any case be a place outside Austria (which in particular means that non-Austrian bank accounts shall be used). It is expressly agreed between the parties that any such performance within Austria will not establish Austria as the place of performance and shall be deemed not effective with respect to any party.]6

[6]	To be included if VGmbH is Pledgor.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

[ASSIGNOR],
as the Assignor

By:
Name:
Title:

[ASSIGNEE],
as the Assignee

By:
Name:
Title:

Address:

Attn:

SCHEDULE 1

to Assignment Agreement

Bringing (i) this document or (ii) any certified copy thereof or (iii) any signed document which constitutes substitute documentation thereof including written confirmations or references thereto (the “Stamp Duty Sensitive Documents”) into the Republic of Austria may cause the imposition of Austrian stamp duty. The same, inter alia, applies to (i) the sending by fax of Stamp Duty Sensitive documents to or from Austria, (ii) the sending of any e-mail communication to which an electronic scan copy (e.g., pdf or tif) of Stamp Duty Sensitive Documents is attached to or from Austria and (iii) the sending of any e-mail communication carrying an electronic or digital signature which refers to Stamp Duty Sensitive Documents or any transactions mentioned therein to or from Austria.

NOTICE OF ASSIGNMENT AND ACCEPTANCE

            ,

The Bank of Tokyo-Mitsubishi UFJ Ltd.,

as the Administrative Agent

1251 Avenue of the Americas

New York, NY 10020

Attn: Lawrence Blat

Votorantim GmbH,

Votorantim Industrial S.A.,

Votorantim Metais S.A.,

Votorantim Metais Zinco S.A.,

Votorantim Siderergia S.A.,

Votorantim Cimentos S.A.,

Companhia Brasileira De Alumínio,

Votorantim Cement North America Inc, and

Votorantim Metais – Cajamarquilla S.A.,

as Borrowers

R. Amauri, 255 – 11th Floor

01448-000 – São Paulo, SP

Brasil

Attn: Adriano Pascoaloto

Ladies and Gentlemen:

We refer to the Revolving Credit Facility Agreement, dated as of August 4, 2011 (as amended, restated or otherwise modified from time to time, the “Revolving Credit Agreement”), among Votorantim GmbH, Votorantim Industrial S.A., Votorantim Metais S.A. (formerly Votorantim Metais Níquel S.A.), Votorantim Metais Zinco S.A., Votorantim Siderergia S.A., Votorantim Cimentos S.A., Companhia Brasileira De Alumínio, Votorantim Cement North America Inc, and Votorantim Metais – Cajamarquilla S.A., as Borrowers, Votorantim Participações S.A. and Votorantim Industrial S.A., as Guarantors, the Lenders as defined therein (the “Lenders”), The Bank of Tokyo-Mitsubishi UFJ Ltd., as the Administrative Agent, and Union Bank, N.A., as the Collateral Agent. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Revolving Credit Agreement.

(a) We hereby give you notice of, and request your consent to, the assignment by                                          (the “Assignor”) to                                          (the “Assignee”) of [all][a portion] of the right, title and interest of the Assignor in and to the Revolving Credit Agreement (including [all][a portion] of the right, title and interest of the Assignor in and to the Assignor’s a[Commitment/Loan] pursuant to the Assignment and Acceptance Agreement attached hereto (the “Assignment Agreement”)). After giving effect to such assignment (assuming no repayments after             ,         ), the principal amount of the Assignee’s [Commitment/Loan] will be $        .

(b) The Assignee agrees that, upon the satisfaction of the conditions of effectiveness of the assignment to be effected by the Assignment Agreement, the Assignee shall be bound by the terms of the Revolving Credit Agreement as fully and to the same extent as if it were the Lender originally holding such interest in the Revolving Credit Agreement.

(c) An Administrative Questionnaire for the Assignee is attached hereto.

(d) Each of you are entitled to rely upon the representations, warranties and covenants of each of the Assignor and the Assignee contained in the Assignment Agreement.

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Notice of Assignment and Acceptance to be executed by their respective duly authorized officials, officers or agents as of the date first above mentioned.

Very truly yours,

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

ASSIGNMENT AND ACCEPTANCE
CONSENTED TO:

VOTORANTIM GMBH, as Borrower

By:
Name:
Title:

By:
Name:
Title:

VOTORANTIM INDUSTRIAL S.A., as Borrower

By:
Name:
Title:

By:
Name:
Title:

VOTORANTIM METAIS S.A.,
as Borrower

By:
Name:
Title:

By:
Name:
Title:

VOTORANTIM METAIS ZINCO S.A., as Borrower

By:
Name:
Title:

By:
Name:
Title:

VOTORANTIM SIDERERGIA S.A., as Borrower

By:
Name:
Title:

By:
Name:
Title:

VOTORANTIM CIMENTOS S.A., as Borrower

By:
Name:
Title:

By:
Name:
Title:

COMPANHIA BRASILEIRA DE ALUMÍNIO,
as Borrower

By:
Name:
Title:

By:
Name:
Title:

VOTORANTIM CEMENT NORTH AMERICA INC., as Borrower

By:
Name:
Title:

By:
Name:
Title:

VOTORANTIM METAIS – CAJAMARQUILLA S.A., as Borrower

By:
Name:
Title:

By:
Name:
Title:

cc:	The Bank of Tokyo-Mitsubishi UFJ Ltd., as Administrative Agent

Union Bank, N.A., as Collateral Agent

EXHIBIT F

to the Revolving Credit Agreement

FORM OF EXPORT FINANCE AGREEMENT

THIS EXPORT FINANCE AGREEMENT, dated as of August 4, 2011 (as amended, modified or supplemented from time to time, this “Agreement”), is entered into among Votorantim GmbH, a company with limited liability (Gesellschaft mit beschränkter Haftung) organized under the laws of Austria (“Votorantim GmbH”), [insert Exporter name], a corporation duly organized and validly existing under the laws of Brazil (the “Exporter”), and Union Bank, N.A., as Collateral Agent (the “Collateral Agent”). Except as otherwise provided herein, terms used but not defined herein have the respective meanings given to such terms in the Revolving Credit Agreement (as defined below).

WITNESSETH:

WHEREAS, Votorantim GmbH, Votorantim Industrial S.A., Votorantim Metais S.A. (formerly Votorantim Metais Níquel S.A.), Votorantim Metais Zinco S.A., Votorantim Siderurgia S.A., Votorantim Cimentos S.A., Companhia Brasileira De Alumínio, Votorantim Cement North America Inc, and Votorantim Metais – Cajamarquilla S.A., as Borrowers, Votorantim Participações S.A. and Votorantim Industrial S.A., as Guarantors, each of the Lenders that is named on the signature pages thereto (the “Lenders”), The Bank of Tokyo-Mitsubishi UFJ Ltd., as the Administrative Agent, and the Collateral Agent, are parties to an Revolving Credit Facility Agreement dated as of August 4, 2011 (as amended, modified or supplemented from time to time, the “Revolving Credit Agreement”) providing, subject to the terms and conditions thereof, that the Lenders lend Loans to the Borrowers in an aggregate principal amount up to but not exceeding $1,500,000,000; and

WHEREAS, it is a covenant to the Revolving Credit Agreement that Votorantim GmbH and the Exporter enter into this Agreement for the sale of Products by the Exporter to Votorantim GmbH, for further resale by Votorantim GmbH to Eligible Offtakers pursuant to Sale Agreements;

NOW, THEREFORE, to induce the Lenders to enter into the Revolving Credit Agreement and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, each of Votorantim GmbH and the Exporter have agreed to execute this Agreement.

Accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Definitions. As used herein, the following terms shall have the following meanings:

“Agreement” has the meaning set forth in the introduction hereto.

“Export” has the meaning set forth in Section 2.1.

“Exporter” has the meaning set forth in the introduction hereto.

“Process Agent” has the meaning set forth in Section 6.9(b).

“Revolving Credit Agreement” has the meaning set forth in the recitals hereto.

“Sale Termination Date” means the date on which all amounts payable under the Loan Documents (other than any indemnification obligations that have not yet been incurred) have been paid in full and the Commitments thereunder have been terminated.

“Votorantim GmbH” has the meaning set forth in the introduction hereto.

SECTION 1.2 Other Defined Terms and Interpretive Provisions. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Revolving Credit Agreement, and the rules of interpretation set forth therein shall apply to this Agreement.

ARTICLE II

EXPORT ADVANCE AND DELIVERY OF PRODUCTS

SECTION 2.1 Sale of Products by the Exporter. (a) The Exporter hereby agrees to deliver Products to Votorantim GmbH from time to time through and including the Sale Termination Date (each such sale or delivery of Products to Votorantim GmbH or to another party in accordance with Section 2.1(b), an “Export”). In addition, the Exporter hereby acknowledges that Votorantim GmbH has or will establish pre-export finance debt obligations with certain Affiliates of the Exporter with the loans obtained pursuant to the Revolving Credit Agreement (the “Affiliates’ Debt”) and hereby agrees to sell such additional Products in accordance with the terms of this Agreement as requested from time to time with respect to Affiliates’ Debt. In order to request any Export hereunder, Votorantim GmbH shall notify the Exporter of the amount and/or type of Products to be so delivered from the Exporter to Votorantim GmbH and such other information as may be applicable. All Exports to Votorantim GmbH shall be made pursuant to Votorantim GmbH’s standard terms and conditions of purchase, unless otherwise agreed by the parties hereto. For the purpose of clarification, the Exporter’s obligations hereunder shall not be terminated except as described in Section 5.2, including as a result of any bankruptcy, insolvency or similar event with respect to Votorantim GmbH or any non-payment by Votorantim GmbH hereunder.

(b) The Exporter further hereby agrees that if an Event of Default under Section 9.1(a) or Section 9.1(c) of the Revolving Credit Agreement has occurred and is continuing, it will, upon the request of the Collateral Agent, deliver Products, to the extent permitted by Applicable Law, to buyers designated by the Administrative Agent from time to time until the Sale Termination Date. In order to request any Export hereunder, the Collateral Agent shall send a notice to the Exporter informing it of the amount and/or type of Products to be so delivered from the Exporter to the Administrative Agent or its designee, and such other information as may be applicable. The

Collateral Agent shall send such a notice under this Section 2.1(b) only if the Collateral Agent has been notified by the Administrative Agent or the Majority Lenders that an Event of Default has occurred and is continuing.

SECTION 2.2 Purchase and/or Resale by Votorantim GmbH. It is understood and agreed by the Exporter that the price and terms and conditions of resale by Votorantim GmbH to Eligible Offtakers of the Products purchased by Votorantim GmbH shall be determined by Votorantim GmbH in its sole discretion, and any and all payments made by Eligible Offtakers or for Products sold hereunder in respect of Designated Receivables shall, to the extent not retained in the Collateral Account in accordance with Article V of the Revolving Credit Agreement, be retained by Votorantim GmbH for its own account.

SECTION 2.3 Governmental Approvals. In connection with each Export, the Exporter shall be responsible for obtaining all required Governmental Approvals and for satisfying whatever formalities may be required with respect to any Export and to take such other actions related thereto as Votorantim GmbH or, with respect to its requests for Exports, the Collateral Agent may reasonably request, and to deliver evidence of any such Governmental Approvals to Votorantim GmbH and the Collateral Agent within a reasonable time after Votorantim GmbH’s or the Collateral Agent’s request therefore.

SECTION 2.5 Acknowledgement of the Export Prepayment and Pledge. The Exporter hereby acknowledges and agrees to the terms and conditions set forth in the Revolving Credit Agreement with respect to Exporters. The Exporter also acknowledges Votorantim GmbH’s pledge to the Collateral Agent of its rights under its Designated Sale Agreement set forth, from time to time, on Schedule 1 of the Security Agreement with Eligible Offtakers and agrees to such pledge (and acknowledges that the Collateral Agent has no obligation to satisfy any of Votorantim GmbH’s obligations hereunder).

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.1 Representations and Warranties of the Exporter. As of the date hereof, the Exporter hereby represents and warrants to Votorantim GmbH and the Collateral Agent that:

(a) it: (i) is a corporation duly organized, validly existing and, to the extent applicable under the laws of Brazil, in good standing under the laws of Brazil, (ii) has all requisite corporate power, and has all material Governmental Approvals, necessary to own or lease its Properties and carry on its business as now being or as proposed to be conducted, except where failure to have such Governmental Approvals (in the aggregate) is not reasonably likely to have a Material Adverse Effect, (iii) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify (in the aggregate) is not reasonably likely to have a Material Adverse Effect, (iv) has full power, authority and legal right to make and perform its obligations under this Agreement, (v) has no Liens on any of its Products, other than any Liens created by the Loan Documents, and (vi) except to the extent that any non-compliance (in the aggregate) is not reasonably likely to have a Material Adverse Effect, is in compliance with its Organizational Documents, all Applicable Laws (including Environmental Laws), Governmental Approvals and contractual obligations applicable to it;

(b) the making and performance by it of this Agreement have been duly authorized by all necessary corporate action (including any necessary shareholder action), and do not contravene: (i) its Organizational Documents, (ii) any Applicable Law, decree, judgment, award, injunction or similar legal restriction in effect, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect or (iii) any document or other contractual restriction binding upon or affecting it or any of its Property, except to the extent that any contravention thereof is not reasonably likely to have a Material Adverse Effect, or (except pursuant to the Loan Documents) result in the creation of any Lien on any of its Property; and no provision of any Applicable Law imposes materially adverse conditions upon this Agreement or its obligations hereunder or thereunder;

(c) all Governmental Approvals and other actions by, and all notices to and filings and registrations with, any Governmental Authority, and all third-party approvals, required for the due execution, delivery and performance by the Exporter of this Agreement for the legality, validity or enforceability hereof have been obtained and are in full force and effect and true copies thereof have been provided to the Collateral Agent; provided that certain Governmental Approvals are required in connection with the export of Products from Brazil, but the Exporter has no reason to believe that any such Governmental Approvals would not be obtained;

(d) this Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, recuperação judicial, recuperação extrajudicial, falência or similar laws affecting the enforcement of creditors’ rights generally and as may be limited by equitable principles of general applicability;

(e) there is no litigation, investigation, arbitration or other proceeding pending or, to its best knowledge, threatened against it by or before any arbitrator or Governmental Authority that (in the aggregate): (i) has had or, if adversely determined, could reasonably be expected to have a Material Adverse Effect on the Exporter or (ii) purports to affect the legality, validity, binding effect or enforceability of this Agreement;

(f) it is subject to civil and commercial law with respect to its obligations under this Agreement, and the making and performance by it of this Agreement constitute private and commercial acts rather than public or governmental acts; and neither it nor any of its Properties is entitled to immunity on the grounds of sovereignty or otherwise from the jurisdiction of any court or from any action, suit, set-off or proceeding, or service of process in connection therewith, arising under this Agreement;

(g) there is no income, stamp or other tax, levy, assessment, impost, deduction, charge or withholding of any kind imposed by Brazil (or any municipality or other political subdivision or taxing authority thereof or therein that exercises de facto or de jure power to impose such tax, levy, assessment, impost, deduction, charge or withholding) on or by virtue of the execution or delivery of this Agreement and/or the performance of the Exporter’s obligations hereunder; and it has filed all tax returns required to be filed by it and paid all taxes shown to be due thereon except such as are being contested in good faith by appropriate proceedings or would not reasonably be expected to have a Material Adverse Effect; and

(h) this Agreement is in proper legal form under the laws of Brazil for the enforcement hereof against it; provided that, for the enforceability of this Agreement before Brazilian courts: (i) the signatures of the parties signing this Agreement outside Brazil must be notarized by a notary public qualified as such under the laws of the place of signing and the signature of such notary public must be authenticated by a Brazilian consular officer at the competent Brazilian consulate, and (ii) this Agreement must be translated into Portuguese by a sworn translator; and, subject to the preceding, all formalities required in Brazil for the validity and enforceability (including any necessary registration, recording or filing with any court or other Governmental Authority) of this Agreement have been accomplished, and no taxes, assessments and other governmental charges or levies are required to be paid for the validity and enforceability thereof.

ARTICLE IV

COVENANTS OF THE EXPORTER

SECTION 4.1 Covenants. The Exporter covenants and agrees with Votorantim GmbH and the Collateral Agent that, until the Sale Termination Date, the Exporter shall:

(a) promptly obtain, and maintain in full force and effect, all Governmental Approvals from time to time necessary for its authorization, execution and delivery of this Agreement and the due performance of all of its obligations hereunder,

(b) provide to the Collateral Agent and the Administrative Agent:

(i) within two (2) Business Days after the Exporter obtains knowledge of the occurrence of any material breach by any party of any of its material obligations under this Agreement, notice thereof setting forth a description thereof and the action(s) that is/are being taken or is/are proposed to be taken with respect thereto;

(ii) promptly (and, in any event, within five (5) Business Days after its knowledge thereof) notice of any litigation, claim, investigation, arbitration, other proceeding or controversy pending or, to its knowledge, threatened involving or affecting the Exporter: (A) that could give rise to a Lien on any of its Products to be delivered to Votorantim GmbH hereunder, other than any Liens created under the Loan Documents, (B) that could reasonably be expected to have a Material Adverse Effect or (C) relating to this Agreement; and

(iii) from time to time such other information with respect to the Exporter, this Agreement and/or the transactions contemplated hereby as the Collateral Agent may reasonably request;

(c) not, without the prior written consent of each of the Lenders, sell, assign, grant a Lien on or otherwise transfer (by operation of law or otherwise) any of its rights or obligations hereunder (it being understood that any attempt to do any of the above without the prior written consent of the Lenders shall be null and void ab initio);

(d) in addition to any sales commitments arising hereunder, the Exporter shall cooperate with Votorantim GmbH in dealing promptly and fairly with complaints concerning the quality of the Products, including taking such action to resolve justified complaints as may be reasonably requested by Votorantim GmbH; and

(e) not enter into any amendment or modification of, or grant any waiver under, any Export Arrangement to the extent (i) any such amendment, modification or waiver to such Export Arrangement is adverse to any Lender Party and (ii) such Export Arrangement is then required to satisfy the Specified Coverage Ratio.

ARTICLE V

TERM AND TERMINATION

SECTION 5.1 Term. This Agreement shall commence on the date of its execution and shall continue until the Sale Termination Date.

SECTION 5.2 Early Termination. This Agreement (a) may be terminated at any time before the Sale Termination Date only as described in Section 12.6 of the Revolving Credit Agreement, upon delivery of a notice of termination hereof that is signed by all of the Lenders and delivered to the Exporter, Votorantim GmbH and the Collateral Agent, or (b) shall be terminated before the Sale Termination Date simultaneously upon the release of the Exporter pursuant to Section 8.17 of the Revolving Credit Agreement. This Agreement shall not otherwise be terminated for any other reason; it being understood that any attempt to do so shall be null and void ab initio.

ARTICLE VI

MISCELLANEOUS

SECTION 6.1 Waiver. No failure on the part of the Collateral Agent to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any other remedies provided by Applicable Law.

SECTION 6.2 Notices. All notices, requests, instructions, directions and other communications provided for herein (including any modifications of, or waivers, requests or consents under, this Agreement) shall be given or made in writing (including by facsimile) delivered to the intended recipient at the “Address for Notices” specified in the Revolving Credit Agreement, or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when personally delivered or, in the case of a facsimile or mailed notice, upon receipt, in each case given or addressed as aforesaid.

SECTION 6.3 Expenses. Each of the Exporter and Votorantim GmbH shall bear its own expenses with respect to the transactions contemplated hereby. The Exporter shall pay all sales, use, stamp, duty, transfer, vehicle use, service, recording, real estate and other taxes, fees or similar charges, if any, imposed by any Governmental Authority in connection with any Export hereunder.

SECTION 6.4 Modification of Agreement. All modifications, consents, amendments or waivers of any provision of this Agreement shall be effective only if the same shall be approved in writing by the parties hereto and then shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 6.5 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that the Exporter may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent (any attempt to do so being null and void ab initio).

SECTION 6.6 Captions. The captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.

SECTION 6.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart. A copy of this Agreement signed by all the parties hereto shall be retained by the Exporter and the Collateral Agent.

SECTION 6.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the Law of New York (not including such State’s conflict of laws provisions other than Section 5-1401 of the New York General Obligations Law). For the purposes of Article 9 of Brazilian Decree-Law No. 4,657 dated September 4, 1942, and for no other purpose whatsoever, the transactions contemplated hereby have been proposed by the Collateral Agent.

SECTION 6.9. Jurisdiction, Service of Process and Venue. (a) Any legal action or proceeding by or against any party hereto or with respect to or arising out of this Agreement may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York (in each case sitting in the Borough of Manhattan). By execution and delivery of this Agreement, each party accepts, for itself and in respect of its Property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, (and courts of appeals therefrom) for legal proceedings arising out of or in connection with this Agreement and the Exporter irrevocably consents to the appointment of the Process Agent as its agent to receive service of process (with respect to this Agreement) in New York, New York.

(b) The Exporter hereby irrevocably appoints National Corporate Research Ltd. (the “Process Agent”), with an office on the date hereof at 10 East 40th Street, 10th Floor, New York, New York 10016, as its agent and true and lawful attorney-in-fact in its name, place and stead to accept on its behalf service of copies of the summons and complaint and any other process that may be served in any such suit, action or proceeding brought in the State of New York, and agrees that the failure of the Process Agent to give any notice of any such service of process to it shall not impair or affect the validity of such service or, to the extent permitted by Applicable Law, the enforcement of any judgment based thereon. Such appointment shall be irrevocable until the Sale Termination Date, except that if for any reason the Process Agent appointed hereby ceases to be able to act as such, then the Exporter shall, by an instrument reasonably satisfactory to the Collateral Agent, appoint another Person in the Borough of Manhattan as such Process Agent subject to the approval (which approval shall not be unreasonably withheld) of the Collateral Agent. The Exporter covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of a process agent pursuant to this paragraph in full force and effect and to cause such process agent to act as such. The foregoing provisions constitute, among other things, a special arrangement for service among the parties to this Agreement for the purposes of 28 U.S.C. §1608.

(c) Nothing herein shall in any way be deemed to limit the ability of any Person to serve any process or summons in any manner permitted by Applicable Law or to obtain jurisdiction over any other Person in such other jurisdictions, and in such manner, as may be permitted by Applicable Law.

(d) Each party hereto hereby irrevocably waives any objection that it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in or removed to New York City (and courts of appeals therefrom) and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. A final judgment (in respect of which time for all appeals has elapsed) in any such suit, action or proceeding shall be conclusive and may be enforced in any court to the jurisdiction of which the applicable Person is or may be subject, by suit upon judgment.

(e) The Exporter irrevocably waives, to the fullest extent permitted by Applicable Law, any claim that any action or proceeding commenced against it relating in any way to this Agreement should be dismissed or stayed by reason, or pending the resolution, of any action or proceeding commenced by the Exporter relating in any way to this Agreement, whether or not commenced earlier. To the fullest extent permitted by Applicable Law, the Exporter shall take all measures necessary for any such action or proceeding commenced against it to proceed to judgment before the entry of judgment in any such action or proceeding commenced by the Exporter.

SECTION 6.10 Waiver of Jury Trial. EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, LITIGATION OR OTHER PROCEEDING OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY OTHER PERSON, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED IN A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THE AGREEMENT OF EACH PARTY HERETO TO THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH OF THE OTHER PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

SECTION 6.11 Waiver of Immunity. To the extent that the Exporter may be or becomes entitled to claim for itself or its Property any immunity on the ground of sovereignty or the like from suit, court jurisdiction, attachment before judgment, attachment in aid of execution of a judgment or execution of a judgment, and to the extent that in any such jurisdiction there may be attributed such an immunity (whether or not claimed), it hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity with respect to its obligations under this Agreement.

SECTION 6.12 Use of English Language. This Agreement has been negotiated and executed in the English language. Except as otherwise provided, (a) all certificates, reports, notices and other documents and communications given or delivered pursuant to this Agreement (including any modifications or supplements hereto) shall be in the English language, or accompanied by a certified English translation thereof, and (b) in the case of any document originally issued in a language other than English, the English language version of any such document shall for purposes of this Agreement and (absent manifest error) control the meaning of the matters set forth therein.

SECTION 6.13 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

SECTION 6.14 Severability. The illegality or unenforceability in any jurisdiction of any provision hereof or of any document required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or such other document in such jurisdiction or such provision in any other jurisdiction.

SECTION 6.15. No Petition Covenant. Notwithstanding any prior termination of this Agreement, the Exporter shall not, before the date that is one year and one day after the Sale

Termination Date, acquiesce, petition or otherwise invoke or cause Votorantim GmbH to invoke the process of any court or other Governmental Authority for the purpose of commencing or sustaining a case against Votorantim GmbH under any bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of Votorantim GmbH or any part of its Property, or ordering the winding up or liquidation of the affairs of Votorantim GmbH.

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IN WITNESS WHEREOF, the parties hereto have caused this Export Finance Agreement to be duly executed and delivered as of the day and year first above written.

[Name of Exporter]

By:
Name:
Title:

By:
Name:
Title:

Witnesses:

1.	2.
Name:	Name:
ID#:	ID#:
CPF:	CPF:

VOTORANTIM GMBH

By:
Name:
Title:

By:
Name:
Title:

UNION BANK, N.A.,
as the Collateral Agent

By:
Name:
Title:

By:
Name:
Title:

2